Prospectus Supplement (Sales Report) No. 11 dated October 12, 2010 to Prospectus dated July 30, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 535823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535823	$15,000	$15,000	17.19%	1.00%	October 8, 2010	October 13, 2015	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535823. Member loan 535823 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,967 / month
Current employer:	Washington Gas	Debt-to-income ratio:	3.98%
Length of employment:	5 years	Location:	Springfield, VA

Home town:
Current & past employers:	Washington Gas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I am seeking a loan for the down payment on an investment property in Washington, DC. I have already secured a renter for the property that I am purchasing. The property will cash flow $1,050 per month, making it very easy for me to make the payments on this loan. In addition, I am a stable borrower who has been employed for 5.5 years with the same employer. I am salaried without commission, so my income is consistently the same from month to month.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	3
Revolving Credit Balance:	$12,787.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Washington Gas?	I manage a marketing team.

Member Payment Dependent Notes Series 566652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
566652	$8,000	$8,000	7.14%	1.00%	October 7, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 566652. Member loan 566652 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Van Craeynest, Inc	Debt-to-income ratio:	7.89%
Length of employment:	10+ years	Location:	Santa Clara, CA

Home town:
Current & past employers:	Van Craeynest, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$742.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Van Craeynest, Inc and what do you do there?	Van Craeynest is a custom jewelery company in San Francisco. I am a jeweler there.

Member Payment Dependent Notes Series 571836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
571836	$13,650	$13,650	7.51%	1.00%	October 8, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 571836. Member loan 571836 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Page Unified School Dist. #8	Debt-to-income ratio:	17.14%
Length of employment:	10+ years	Location:	Page, AZ

Home town:
Current & past employers:	Page Unified School Dist. #8
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > I have credit card debts at $5,500. I also have a balloon payment on my mortgage due a year from now. The current balance is $16,500. With what I have in savings now and in my safe deposit box. I can clear all this up and have a much better ease of living. The home and property will be free and clear, and I will be commited to only one payment. Gives me a better shot of seeing my grandkids more. My son is 13 years Navy and always far away. Borrower added on 10/03/10 > Thanks to everyone so far that has invested. Rest assured this is a no risk loan. Never once have I faulted on a loan or even been late for a payment. If by chance you wonder why I didn't just go through my bank for this. Small town, small bank, and it's personal only. I have been saving hard on this balloon payment for almost two years knowing it was coming. I'm just not going to get there by Oct. of 2011. As I have said, with what I have saved and this loan. I can clean up the only two debts I have other than my monthly living expenses. My truck has clear title and I owe nothing else. I could of pulled this off with my 403b plan but it would be a foolish move at the age of 57. Thanks again to everyone that has and will invest. Sincerly, Steve

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,363.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at the school district? Art	From 1995 to 2003 I mechaniced on the complete fleet of buses, vans,and autos. My back finally gave out and it was fused shortly after. After recovery, I then started with just driving a school bus route. So for the last 6 years my title has been bus driver.
What do you do at Page Unified School Dist. #8?	School bus driver. This same question came up earlier and a little more detailed answer was given. I think you are able to view it on your end. If not, and you would like more information. Please write again.

Member Payment Dependent Notes Series 572633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
572633	$25,000	$25,000	11.86%	1.00%	October 7, 2010	October 9, 2015	October 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 572633. Member loan 572633 was requested on September 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,500 / month
Current employer:	HC Starck Inc.	Debt-to-income ratio:	16.39%
Length of employment:	1 year	Location:	SAINT MARYS, PA

Home town:
Current & past employers:	HC Starck Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	68
Revolving Credit Balance:	$48,872.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at HC Starck Inc. and where did you work before that?	HC Starck - Global Director of Engineering GKN Sinter Metals - VP Global Manufacturing Engineering, Director of Strategic Projects, Plant Manager. Worked for GKN for 10 years Prior to that worked for SKF Aerospace, 10 years
What are you planning to spend the money on?	Sidewalks and a vinyl fence
Could you please explain the details on the major purchase? Thank You	sidewalks and a vinyl fence
Could you please list the debts you are consolidating and their interest rates?	one credit card at 7.99% variable rate

Member Payment Dependent Notes Series 579553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
579553	$3,000	$3,000	10.38%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 579553. Member loan 579553 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	INSTAP Academic Press	Debt-to-income ratio:	15.21%
Length of employment:	2 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	INSTAP Academic Press
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > I am attempting to get my credit back on track by paying off and closing some of my high-interest credit cards. Currently, I only have 3 that are high-interest. I work full time and am currently able to make each payment on time every month.

A credit bureau reported the following information about this borrower member on September 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,098.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 581861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
581861	$25,000	$25,000	11.12%	1.00%	October 12, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 581861. Member loan 581861 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Mentor Graphics Corporation	Debt-to-income ratio:	11.50%
Length of employment:	5 years	Location:	Portland, OR

Home town:
Current & past employers:	Mentor Graphics Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > My goal is to reduce my credit card debt (and other non-mortgage debt) to zero ($0) by the time my daughter goes to college, in a few years. This consolidation loan will go far to help me achieve that goal, by providing me with the opportunity to focus my income on paying down one debt rather than multiple credit cards. Over the past several years my income has made it possible for me to manage and maintain my current debt, but with your funds and my strict budget, I will be able to eliminate my debt altogether. My commitment to you and to myself is to cut up and eliminate the use of all the credit cards I pay off, to remove the temptation to add any more to my debt. In my entire life, I have never defaulted on a loan, intentionally missed a payment, or failed to meet any of my financial commitments and obligations. I've been working at my company for 5 years now, and have recently been promoted to Staff Engineer and Manager, so I believe that my position here is stable and that my income will continue to grow. I would be very grateful for your help in eliminating my debt, and I will not let you down when it comes to giving you a return on your investment. Many Thanks! Borrower added on 10/05/10 > P.S. - Please don't take the current amount of my unsecured debt (~$50,000) as an indication that I am reckless with my finances or spend-thrifty. The simple truth is that prior to my current job, and as with many other people working in High-Tech at the time, my family was a casualty of the dot-com bubble-burst in the early 2000’s. In the four years leading up to my current job, I was unemployed for over two years (cumulative), and underemployed for well over a year (the high-tech industry in my state was one of the hardest hit and slowest to recover). It was during that time that I accumulated the vast majority of my current debt, just trying to keep my family afloat. Originally, the debt was around $65,000, and in the first couple of years with my current employer I had reduced it to around $40,000. The choice to purchase a home for my family two years ago (regretfully, just prior to the real-estate bubble bursting) contributed to its current level. And as I mentioned before, it is critically important for me to reduce this debt to zero by the time my daughter enters college, in order to free up my income to apply to her education. Without your help, I simply won’t be able to do this even close to on time. So again, I would be very grateful for your help.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,744.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	As I have been instructed by the LendingClub website to not disclose personal information, the following list contains the close-approximation amounts of my current obligations, basically rounded to the nearest 100 or 500. The first list contains the debts I intend to pay off using this loan: Card Approx. Balance APR ------------------------------------------------------------ Card1 13,500 13% Card2 03,900 24% Card3 05,000 20% Card4 01,200 27% ------------------------------------------------------------ Total: 23,600 This next list details my remaining debts, which I intend to pay off in the next few years using my own funds, income, and bonuses: Card Approx. Balance APR ------------------------------------------------------------ Card3 16,000 05% Card4 02,500 03% Card5 01,200 03% Card6 01,800 05% Auto1 09,500 05% P-Loan1 03,300 11% ----------------------------------------------------------- Total: 34,300 Within a year, I expect to have my total monthly debt-related payments to include only this loan, Card3 (the portion at 5%), AutoLoan1, and my monthly mortgage payment. That will enable me to not only manage and eliminate my debt entirely within the next few years, but also enable me to put aside additional money for my daughter???s college fund, prior to her matriculation. Thank you again for your continued consideration!
What is the balance of your mortgage and any 2nd or heloc? What is the current market value of your house? In years how long do you plan to take to pay off this loan? thank you	My mortgage balance is approximately $250k, and the home value depends on who you ask. According to the county (for property-tax purposes), the home is worth around $285k, but based on recent home sales in the area, it's probably worth around $240k. We are also continually making improvements (our own sweat-equity) that will help improve the value of the home over time (new landscaping, new fencing, adding a deck, etc...) If by "loan" you mean this debt consolidation loan, obviously I intend to pay it off in less than 36 months, but ideally I'd like to pay it off within 24-30 months.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	1) Mortgage $1900 (includes property taxes, mortgage insurance, and home insurance), car plus insurance $400, phone/cable/internet $150, cellular $45, natural gas $70 (average), electricity $50 (average), water $70, garbage $30, health insurance $200, home security $45, food (see below). My daughter is a teenager, so I have no periodic childcare expenses. 2) Though I own the home, I share it with my Domestic Partner; she pays for all the groceries and contributes an additional $500 to the household expenses. I'm also double-covered with her health insurance (yeah!)

Member Payment Dependent Notes Series 582576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
582576	$25,000	$25,000	13.23%	1.00%	October 7, 2010	October 8, 2015	October 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 582576. Member loan 582576 was requested on September 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Southeast Building Solutions	Debt-to-income ratio:	11.31%
Length of employment:	7 years	Location:	bossier city, LA

Home town:
Current & past employers:	Southeast Building Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/24/10 > Card re-finance and pay off. Borrower added on 09/26/10 > I am now, due to building a new home and using my cards to make large puchases for the home and outdoor kitchen paying off the cards at a amount of $2,000.00 plus a month and need to cut this to free up my cash flow. Thanks.

A credit bureau reported the following information about this borrower member on September 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	41
Revolving Credit Balance:	$41,257.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Southeast Building Solutions?	Type your answer here.Vice president/sales and marketing
I am interested in funding your loan. Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will pay off Chase 17.99% Bal $13,400.00 I will also pay Down CITI APR 16.99% $12,600.00, by $7,500 I will not pay off Visa APR 14.99% Bal $2,200.00 I will also not pay off Discover Apr 16.49% Bal $7,200.00, I would pay off Discover, but the loan is not large enought.? I have a balance of $3,200.00 for my landscaping on my new house that I need to pay.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance due now for first And second is $546,000 home has a market of $696,00 This home is new 3 months.
You make so much money per month but you cannot pay this debt? Are you overlevereged?	I just spent over 120,000.00 on a down payment for a new house. I did a lot of the work myself, such as outdoor kitchen, and charged a considerable amount. I have a lot of equity in my house. Bt combining the debt on my cards and having one payment on a specific term, it is just more manageable.
By Consolidating this debt will the interest rates on your debt be lowered?	About, 3percent, but just one payment and the knowledge of knowing what your goals are. I now pay out over $2000.00 per month..

Member Payment Dependent Notes Series 583218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
583218	$25,000	$25,000	15.58%	1.00%	October 7, 2010	October 11, 2013	October 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 583218. Member loan 583218 was requested on September 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	John Deere	Debt-to-income ratio:	15.36%
Length of employment:	2 years	Location:	East Moline, IL

Home town:
Current & past employers:	John Deere
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,662.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer JD? (2) Transunion Credit Report shows $19,662 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders nothing useful; instead an approximate number of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	(1) I hold a salary position as a Supply Management Specialist. (2) That is a credit report of myself, Chad Passman, I am lookingot consolidate my revolving debt as well as my wife's. Her revolving debt is added to mine. We have not done a HELOC loan. We currently pay ~ $900 per month on revolving credit. (3) We intend to keep the Lending Club loan over the full course of three years. Thank you!
Hi. Can you explain the difference between the revolving credit balance in your credit report ($20K) and the amount you are asking for ($25K)?	The amount in the report is under my name only. This consolidation combines my debt with my wife's.
what are your current fixed monthly expenses?	Household income allows for us to afford this loan with sufficient discredionary income.
Your credit report lists your total debt as just under $20,000, why are you requesting a $25,000 loan?	This consolidation takes into account my wife's debt as well as my own.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	I am not the sole income earner for my household. I can cover all expenses and this loan without sacrificing my standard of living.
Could you please list the debts you are consolidating and their interest rates?	Debts are all revolving credit and interest rates vary from 6-20%.
The loan payments for this loan account for about 20% of your stated income, does this income amount reflect both your income as well as your wife's? If not, please provide a more clear picture so that the lenders can see how this payment will fit in to your overall financial picture.	That income is my income only. My wife's income in not factored in.
I'm interested in funding your loan. I have a couple of questions: (1) what is your wife's monthly income? (2) Can you list your monthly expenses such as your mortgage, car(s) payments, utilities, etc. Thank you.	My wife's income is ~25k per year. I do not think that Lending Club allows me to itemize out my monthly expenses, however, I can make the loan payment over the course of three years without sacrificing my standard of living. I currenly pay ~$900 per month on the accounts I am seeking to consoliate.
I am willing to fund your loan request, but you are very reluctant in giving detailed answers. Please respond in detail to the other questions below.	Here is the breakdown: Paid every month: House Mortgage $866.00 Y Membership $48.00 Utility Bill $163.00 Insurance $111.20 Student Loans $410.00 Car payment $145.00 Cell Phone $109.25 Mediacom $62.00 Credit Cards $945.00 Based income: $4,539.68 Total Monthly Income (Myself and my wife's combined)

Member Payment Dependent Notes Series 583503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
583503	$5,000	$5,000	10.75%	1.00%	October 8, 2010	October 20, 2015	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 583503. Member loan 583503 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,707 / month
Current employer:	URS	Debt-to-income ratio:	12.45%
Length of employment:	10+ years	Location:	Gibsonia, PA

Home town:
Current & past employers:	URS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,121.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 584755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
584755	$10,000	$10,000	15.58%	1.00%	October 8, 2010	October 5, 2013	October 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 584755. Member loan 584755 was requested on September 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$75,000 / month
Current employer:	U.S. Postal Service	Debt-to-income ratio:	13.35%
Length of employment:	10+ years	Location:	Sandston, VA

Home town:
Current & past employers:	U.S. Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/21/10 > I have sold my house and need the money for closing. Because of the market had to sell for less. And I'm trying not to go into foreclosure. Had to move due to relocation of my job.

A credit bureau reported the following information about this borrower member on August 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	5
Revolving Credit Balance:	$13,849.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Self-entered Borrower Profile shows $75,000 Gross Income Per MONTH. (NINE HUNDRED THOUSAND U S DOLLARS PER YEAR.) Is Gross Income Per Month correct? Or typographic mistake? If error, you need to ASAP contact Member Support Department and request error be corrected. Member Support Department email/toll free telephone number are: (support@lendingclub.com 866-754-4094). Open Mon-Fri 8 AM-5 PM PT; closed Sat/Sun, CA/US Holidays for live telephone calls. Emails received 24/7; answered within 24 hours. Answering machine 24/7. Fax machine (650) 482-5228 24/7. If error not corrected, and application randomly selected for required borrower income verification, it is impossible to substantiate gross income per month. Loan application could be canceled and removed because incorrect income dramatically misrepresents in your favor actual Debt-To-Income Ratio percentage, attracts lenders mistakenly believing income is correct and their committed $ funds your loan. Lender 505570 USMC-RETIRED	That was an error. 75,000.00 a year
My questions: (1) Transunion Credit Report shows 2 unidentified payment delinquencies 5-months ago. Reason for delinquencies? (2) What is current position (Job/What you do) for employer U S Postal service? (3) Transunion Credit Report shows $13,389 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (4) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders nothing useful; instead an approximate number of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	1) I'm not sure of the delinquencies but what ever it was it had to be some kind of misunderstanding that was corrected. 2) My position is a expediter 3) I have a home equity line of credit. This is why I am requesting the loan. To be able to sell my house. I am paying about 3,500.00 monthly including my mortgage and my second mortgage. These are bills that I will no longer have if this loan is approved. (1600.00 month) 4) 3 years
What do you do for the U.S. Postal Service?	I am a expediter

Member Payment Dependent Notes Series 584969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
584969	$25,000	$25,000	13.61%	1.00%	October 7, 2010	October 5, 2015	October 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 584969. Member loan 584969 was requested on September 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,888 / month
Current employer:	URS Corp.	Debt-to-income ratio:	19.19%
Length of employment:	2 years	Location:	Warner Robins, GA

Home town:
Current & past employers:	URS Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/21/10 > Loan is for debt consolidation I have never defaulted or had a late payment on a loan I hold a U.S. military Secret security clearance I have a stable job as a civilian mechanic maintaining U.S. Military aircraft I am a home owner

A credit bureau reported the following information about this borrower member on September 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,972.00	Public Records On File:	0
Revolving Line Utilization:	54.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 585291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
585291	$9,200	$9,200	11.49%	1.00%	October 12, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 585291. Member loan 585291 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,881 / month
Current employer:	Comcast	Debt-to-income ratio:	4.15%
Length of employment:	1 year	Location:	LAWRENCEVILLE, GA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > Thank you for viewing my loan application. I'm a software developer in Atlanta, GA. I've been in this field for 13 years, I'm very good at it and I love what I do. For a while I was debt free. Then I bought a car when I stopped working from home. Then the company I was working for went bankrupt when the economy fell. I lived on credit cards for a month until I found a new job. So, now I have some credit card debt: American Express: 2,700 Chase: 4,200 Juniper: 1,500 If I consolidate these, the monthly payment will be $200. Currently I'm paying $300. With that extra $100 a month I pay pay off my car in a year, then that will give me an extra $300 a month which I can use to pay off this LendingClub loan. Then I'll be debt free again! I'm now working for Comcast, a very large company, so there is very little risk of my current company going bankrupt. I'm not sure how this works, but I assume you can see my credit report. Although it's not perfect, it's extremely rare that I make a late payment. (Juniper's computer says I paid them late once and we're working to get it off my credit report.) Even when I was unemployed I made all of my payments but using savings and credit cards. Most of my bills are paid automatically by Bank of America, except for the utilities which I like to review first. I use the envelope (zero-sum) method of budgeting. I've used MVelopes.com so long that I'm now a lifetime member, I don't have to pay anymore. Thanks again!

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$5,007.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where is the delinquency from 22 months ago?	I'm not sure I understand the question. I don't show anything in August 2008. Can you explain what you are seeing (I can't see the same screens you can) and what you mean by "where"?

Member Payment Dependent Notes Series 585302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
585302	$7,000	$7,000	11.12%	1.00%	October 12, 2010	October 20, 2015	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 585302. Member loan 585302 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,230 / month
Current employer:	US National Park Service	Debt-to-income ratio:	7.99%
Length of employment:	7 years	Location:	Washburn, WI

Home town:
Current & past employers:	US National Park Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/07/10 > Funds will be used (w/$6K cash) to purchase a used 2005 Toyota Sienna XLE LTD AWD. Kelly Private Party value on this is $18K. Institutional lenders did not want to lend on a vehicle over 70K miles, so am trying Lending Club rather than loan shark lenders. Married (14 years), kids 2 & 6 yrs. Van is for my wife; housewife, low mileage driver. I have a steady US Govt job for over 7 years. Live in northern WI with a low cost of living.

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,028.00	Public Records On File:	2
Revolving Line Utilization:	38.90%	Months Since Last Record:	72
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the US National Park Service?	I am a officially hired as a biologist, but my duties are as a data manager for a regional natural resource monitoring program
Could you please explain the 2 Public Records on File notations? Thank You	The are 2 public debt records from 2004 that were satisifed. These debts were incurred in 2001 due to $40K in hospital dept when I was at a prior job with no health insurance and had heart trouble. I am not proud of those debts, but since mid-2003 I have had a stable income and responsible debt management.
Please list all your typical monthly expenses (mortgage, utilities, cable, phone, internet, autos, insurance, food, credit cards, child care, medical, education, etc.) Thank You	My take home pay after taxes and benefit reductions is $3900/month Regular Expenses (family of 4) $1250 Mortgage, taxes & Insur $600 Food (we do not dine out, ever) $350 Car payment (1st car, 22 months remaining) $90 car insurance $85 Elect & heat (higher in winter $150, lower summer $50) $250 credit card, installment debt $160 Education (wife, 1/2 time Tech college) $120 Medical (copays on visits & meds) $125 Phone, cable, internet $200 Gas $3230 Total regular monthly expenses I average $4K per year in non-salary income from investments (timber, etc.), but that is irregular and ranges from $2K to $10K per year after taxes.

Member Payment Dependent Notes Series 585470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
585470	$10,000	$10,000	11.12%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 585470. Member loan 585470 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PNC BANK	Debt-to-income ratio:	12.69%
Length of employment:	2 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	PNC BANK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > 50k Yearly Income All credit cards paid on time and no balances. FICO Score 754 Using loan for improvements on home. Adding bathroom, Concrete to backyard, Basement work, New appliances, Hardwood flooring. Borrower added on 10/06/10 > No mortgage on home. House is paid in full. Car is paid off in full. Very organized and financialy secure.

A credit bureau reported the following information about this borrower member on September 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$172.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What position do you hold at PNC Bank?	Retail Banking Management Associate.
Why aren't you taking out a HELOC against the home then?	No equity in the home. Home was purchased at market value. Market value has droped in the past 3 years...
In the Loan Description area you wrote: " No mortgage on home. House is paid in full. Car is paid off in full. Very organized and financialy secure." I'm a little confused....please explain.	Cash is king in this economy. I do not wish to dig into my savings right now, I would rather keep my savings as reserves.
I'd like to finance your loan but I'm also confused: if the house is paid in full then you have 100% equity. So regardless how the economy is you have more than $10,000 in the house and HELOC would be cheaper. It is also not cash you'd like to preserve. I'd appreciate further explanation.	The home is paid in full. It was recently purchased. The deed has not been recorded with the city yet. Banks wont give me a HELOC with just a HUD1. (Not in my city atleast) I need to get a few things fixed in the house before I move in. Using my savings as reserves.
If you have cash earning less than 1% at a bank, why would you take out debt at 8%. Please elaborate. How is cash king for you?	I would rather diversify my personal cash. My savings is not earning 1%. It is locked into short term private lending deals earning a very high percentage.
I'm really confused here. You say the house was recently purchased and paid in full. But the deed has not been recorded yet. That technically means that you do not own the house since title doesn't pass until closing or deed recording. Maybe you ae jumping he gun here.	PA is very slow when it comes to recording a deed. Normally it takes the city 30-60 days to process the deed, thats if the title company is on point with what they are doing. I have a HUD1, which means I have already closed.

Member Payment Dependent Notes Series 585697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
585697	$11,500	$11,500	7.88%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 585697. Member loan 585697 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Howard's Mechanical Inc.	Debt-to-income ratio:	18.69%
Length of employment:	10+ years	Location:	Amarillo, TX

Home town:
Current & past employers:	Howard's Mechanical Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/08/10 > Purpose of loan is to consolidate high interest credit cards which will help in my quest to pay off my house in 10 years. I know my bank will loan the money, but lendingclub has better rates.

A credit bureau reported the following information about this borrower member on September 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,427.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 586061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586061	$7,000	$7,000	15.58%	1.00%	October 8, 2010	October 7, 2013	October 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586061. Member loan 586061 was requested on September 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Consumer Track	Debt-to-income ratio:	2.49%
Length of employment:	< 1 year	Location:	Buena Park, CA

Home town:
Current & past employers:	Consumer Track
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,850.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Consumer Track and where did you work prior to that?	I'm a Social Media Coordinator so I do marketing via social networks like Facebook, Twitter, and Digg. Prior to this I was doing multiple marketing/PR internships and I worked part time at my city's Parks & Recreation Department doing clerical work. I had to leave that job after accommodating my school schedule after my mom got really sick.

Member Payment Dependent Notes Series 586101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586101	$2,000	$2,000	7.88%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586101. Member loan 586101 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Tobias Technology	Debt-to-income ratio:	0.43%
Length of employment:	< 1 year	Location:	NEW YORK, NY

Home town:
Current & past employers:	Tobias Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > Funding to help start an IT consulting business.

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	64
Revolving Credit Balance:	$3,072.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your background in this field? Thanks	I have seven years of experience working in IT, specifically in business analysis and software project management.

Member Payment Dependent Notes Series 586130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586130	$4,200	$4,200	7.88%	1.00%	October 6, 2010	October 7, 2013	October 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586130. Member loan 586130 was requested on September 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	n/a	Debt-to-income ratio:	1.42%
Length of employment:	n/a	Location:	Galveston, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/24/10 > I am need this for a major appliace and some work on the porch... My credit is great and my house is pad in full for over 25 years.... I have about $770 in bills total each month so this loan will be fully payed back in 3years....

A credit bureau reported the following information about this borrower member on September 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,527.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your place of employment is not listed? Are you retired or self-employed?	I am a widow .. I get my Pension and my SS from My Late husband....

Member Payment Dependent Notes Series 586253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586253	$10,000	$10,000	13.23%	1.00%	October 12, 2010	October 7, 2015	October 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586253. Member loan 586253 was requested on September 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	SPX CORP	Debt-to-income ratio:	10.10%
Length of employment:	10+ years	Location:	WASECA, MN

Home town:
Current & past employers:	SPX CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/23/10 > I plan on using the money to help my mom and dad pay some of their bills. They are retired and need some help. I have been at my job for over 10 years and have purchased my own home. I have a good credit rating and plan on paying this back as soon as possible. My monthly budget is $675.00 for my house and my living expenses are $300.00 a month. My vehicle and boat are paid for so these are most of my expenses. Borrower added on 09/27/10 > The loan is to help my parents out with some bills they have. They are retired and I would like to help them out. My job is very secure. I have worked at SPX for 15 years. The company is doing very well. My house payment is $675.00 per month and that includes taxes and insurance. I have my boat and truck both paid off. My other expenses are very little, around $300.00 a month. I am usually able to put several hundred dollars in my savings account also. I would be a good person to lend to as I pay off my bills on time and and very concerned about making payments.

A credit bureau reported the following information about this borrower member on September 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,659.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you select "Renewable - Green Energy" as the category for the loan? Also can you please show the details of your outstanding credit loans? Thank You	I chose the green loan as I am helping my parents with some of the bills they have. They have upgraded their house and put windows in it so I thought the green loan would be the best suited. I also have just put windows in my house and do not have cash to help them so that is why I need a loan now to help them. If this is not the proper categroy to choose I can change it if necessary. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Market value is 160,000.00 and my current mortage is 96,000.00. NO HELOC is owed. Thank you

Member Payment Dependent Notes Series 586347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586347	$8,500	$8,500	13.23%	1.00%	October 6, 2010	October 8, 2013	October 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586347. Member loan 586347 was requested on September 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	THOMSON PLASTICS INC	Debt-to-income ratio:	7.23%
Length of employment:	2 years	Location:	EVANS, GA

Home town:
Current & past employers:	THOMSON PLASTICS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/24/10 > Help consolidate bills, personal expenses, school expenses for kids,trip

A credit bureau reported the following information about this borrower member on September 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1979	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	65
Revolving Credit Balance:	$5,041.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for THOMSON PLASTICS INC and where did you work prior to that?	I'm the Staff Accountant for Thomson Plastics Inc. plus I also work part-time for Best Buy as a Customer Service Representative. I've been with Best Buy for 13 years.
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I have 4 credit cards and 2 student loans. Depending on what I'm approved for I plan on paying off the credit cards and a portion of the student loans.

Member Payment Dependent Notes Series 586487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
586487	$20,000	$20,000	13.61%	1.00%	October 12, 2010	October 11, 2015	October 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 586487. Member loan 586487 was requested on September 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Sprint	Debt-to-income ratio:	3.86%
Length of employment:	7 years	Location:	Lexington, SC

Home town:
Current & past employers:	Sprint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/27/10 > * Debt consolidation * Medical bills * Home improvement * Kids' lessons & books

A credit bureau reported the following information about this borrower member on September 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	22
Revolving Credit Balance:	$6,955.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Sprint?	I work with 8 different states' Public Service Commissions to ensure that we're in compliance in providing our Relay services (as mandated by the Federal Communications Commission). Sprint provides several different Relay services and products for deaf, hard of hearing, and those with speech difficulties. I also manage the states' budgets, subcontractors' outreach work, and develop around 25 state annual reports. It's a great job!! Check out South Carolina's: www.relaysouthcarolina.com to get a general idea of Relay services.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello and thank you for your questions. 1) Balance left to pay off on my mortgage is $85K. No other second mortgage, HELOC, etc. owed; just this original mortgage is all that is left. 2) I had my home appraised 1.5 weeks ago and it's valued around $170K. Three years ago, it was $185K. When I used zillow.com a minute ago, it said that there were no other homes for sale in my area but picked the closest homes nearby and those start around $160K and up. Thanks! Missy
Hello. Could you please address a delinquency on your credit report that shows up 22 month ago? Thanks and good luck!	What delinquency? Please copy down that info so that I can better answer your question. I am not aware of any delinquencies. Thanks, Missy
Can you please explain the delinquency you had 22 months ago?	Hello, I was asked this question by a different investor and responded that I was not aware of a delinquency and to please furnish additional information about this, such as date, place, amount. Since then, I have not received additional information, so can you provide more info? Thanks, Missy
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	There are medical debts that are owed to three separate Lexington medical facilities: $1400, $200, $160. I just paid off the $200 one yesterday and the amounts left owed are now $1100 and around $90. I'm expecting dental bills at the end of this month at around $600. I pay between $70 - $200 a month and an interest rate has not been indicated yet. The one credit card that I have--with Bank of America--has a balance of around $6,000 at around 13% interest but the interest is supposed to increase starting with the October statement that I will receive in a few weeks. I pay between $75 - $200 a month. The car loan with Founders Federal Credit Union has a balance of $6,700 at--I believe--6.00% interest. The online loan statement does not indicate the interest rate. This is for $353 a month. That leaves around $5K for home remodeling: paint, wood flooring for all other rooms (we have allergies and cannot continue with this kind of carpeting) except we will put in special carpeting in the playroom for the kids, and furniture. Thanks, Missy
I am getting this information straight from your Lending Club listing. It says that you had a delinquency 22 months ago (this means that you made a payment to a creditor late). I was just wondering if there was a good reason for the late payment. If you look at your listing on the Lending Club site, it reads: # Delinquencies (last 2 yrs): 1 # Months Since Last Delinquency: 22 The Lending Club pulls this information from your credit report. Do you have an explanation as to why you did not get a payment to a creditor in on time?	I am sorry, but I've looked all over my Lending Club account and do not see such listing. Perhaps this info is visible only to the investors? I received a credit report a couple of weeks ago from Bank of America and it was in the "good to excellent" range. I honestly do not recall being late with a payment. If a company name and amount can be given, I can try looking back in my check registers and seeing if I can remember something about it. Missy
Your annual credit report (the free annualcreditreport.com one) should show which account was delinquent. I don't know which of the 3 (Experian, Trans-Union, Equifax) is used by Lending Club. Might be a good idea to check there - it's possible the delinquency is listed in error in which case you should get it cleaned up.	Thank you for this info! I will request this report today. Missy
FYI, Lending Club uses Transunion - however nowadays it is a good idea to look at all of your credit reports, as there may be errors on one or more of them.	I just went to the annualcreditreport.com site and was able to obtain history from the Equifax and Experian sites. TransUnion stated for me to "ask for the report via phone or mail due to security reasons", so I went with the two Es since Lending Club uses TransUnion. Equifax shows the November 2008 payment as being late, the only one late time out of this 81-month (6.5 years) credit card history. That bill probably got shuffled around in our Christmas card pile and wasn't discovered until later. Experian shows that "There are 0 potentially negative items in your report. You have 13 accounts in good standing in your report." All these 13 accounts show the status of "Transferred, closed/never late" and/or "Open/Never late". One accidental late payment out of 13 accounts for the past 17 years shows that I'm a very responsible borrower. :) Again, thank you for the credit report info. Missy
Are you the sole wage earner in your household ? If not, what is the total household income ? Thanks for your answer.	Counting both my and my husband's incomes amount to $71,000 per year. Missy
The data supplied to us potential lenders by Lending Club shows that there have been four credit inquiries in the last six months. What were these four inquiries for?	Most likely made by other companies and/or banks since I had my home appraised a few weeks ago. Missy
Hi, quick questions: 1. By when do you plan to pay-off this loan ? 2.Did you try getting a refinance/home-improv. loan from your local credit union/bank ? Tx	1) I signed up for a 5-year loan with LC. 2) Yes, I did and was not keen on the idea of paying nearly double of my remaining mortgage balance 20 years later. I've worked too hard to get my mortgage balance down to $85K with only a little over 13 years left to pay off. Missy

Member Payment Dependent Notes Series 587091

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587091	$5,000	$5,000	11.86%	1.00%	October 7, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587091. Member loan 587091 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Raybestos Powertrain	Debt-to-income ratio:	0.25%
Length of employment:	< 1 year	Location:	Pickerington, OH

Home town:
Current & past employers:	Raybestos Powertrain
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > This loan is to pay off an extremely high interest income tax debt from when I was a 1099. I would much rather pay interest to an investor than interest and penalties to the IRS.

A credit bureau reported the following information about this borrower member on September 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	25
Revolving Credit Balance:	$207.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 587148

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587148	$13,000	$13,000	11.49%	1.00%	October 12, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587148. Member loan 587148 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	TEKSystems	Debt-to-income ratio:	9.48%
Length of employment:	< 1 year	Location:	LEVITTOWN, PA

Home town:
Current & past employers:	TEKSystems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > The loan will be used to pay off a credit card with a 15.99%. Also, it will be used to keep debt consolidated which will accumulate over the next month or so from weddings. Opposed to having it spread over multiple credit cards. Also, I am a Data Analyst working as a contractor for a wholesale bank. I will become a full employee of the bank in January.

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,725.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debts you are consolidating and their interest rates?	The loan will be used to pay off a credit card with a balance at 15.99%. Also, it will be used to keep debt consolidated that will be accumulating over the next month between school and weddings. Opposed to having it spread over multiple credit cards.
Can you please explain in more detail what this loan is for and what your monthly expenses are?	The loan will be used to pay off a credit card with a balance at 15.99%. Also, it will be used to keep debt consolidated that will be accumulating over the next month between school and weddings. Opposed to having it spread over multiple credit cards.
What do you do for TEKS Systems?	I am a Data Analyst working as a contractor for Lincoln Financial Group. I will become a full Lincoln employee in January.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	The loan will be used to pay off a credit card with a $5,000 balance at 15.99%. Also, it will be used to keep debt consolidated that will be accumulating over the next month between school and weddings. Opposed to having it spread over multiple credit cards. Also, I am a Data Analyst working as a contractor for a bank. I will become a full employee of the bank in January.
what are the interest rates of the debts you are consolidating? What did you do prior to Tek Systems?	15.99% on the credit card and the rest will be used for upcoming wedding expenses. I spent 5 years as a cable guy.
How exactly will these funds be used? Your profile data shows you have over $25k in revolving credit card debt yet it appears. Will all of this loan go against consolidating that debt? What the amounts and interest rates you'll be paying off with this loan.	$5k will go to a high interest credit card while the rest will go to upcoming weddings expenses. My other credit card is currently a low percentage.
I am interested in funding your loan. Since this is partially a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. How much of the loan is for vacation? Thank you in advance. ~CriticalMiss	I have a credit card with a 15.99% rate on it that will get paid off while the rest of the loan will be used for upcoming wedding expenses.
So if I am clear you will be adding an additional $8000 to your debt load with this loan for wedding expenses? Is this your wedding? If so, what type of debt load and income does your future wife bring to the marriage? I'm concerned about funding a loan where additional debt is being taken on with someone who already has $25K in debt. What can you tell me to quell my fears?	It is not my wedding, I have taken over Best-Man duties for a friend of mine with less than one and a half months left until the wedding. Half of what is left in the loan will be to replenish my savings account. Also, the remaining debt that I do have is at 0% until 2012 which will be paid off by January of that year.

Member Payment Dependent Notes Series 587205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587205	$2,000	$2,000	10.38%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587205. Member loan 587205 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,905 / month
Current employer:	University of California San Diego	Debt-to-income ratio:	3.75%
Length of employment:	< 1 year	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	University of California San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,859.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 587538

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587538	$12,000	$12,000	10.38%	1.00%	October 8, 2010	October 10, 2015	October 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587538. Member loan 587538 was requested on September 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	Arthur Middleton Capital Holdings	Debt-to-income ratio:	13.29%
Length of employment:	3 years	Location:	Canton, OH

Home town:
Current & past employers:	Arthur Middleton Capital Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,457.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Arthur Middleton Capital Holdings?	Asst. Manager on 2nd shift. I am under the department of Inventory Control, but I am also in charge of the Receiving, Bulk storage Fulfillment assembly and Packing departments. I assist the Shipping Manager whenever possible.
My questions: (1) What is current position (Job/What you do) for employer Arthur Middleton? (2) Transunion Credit Report shows $11,457 Revolving Credit Balance. How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff?	I am asst. Manager on 2nd shift. I am under the Inventory Control department but also in charge of Receiving, Bulk Storage, Fulfillment assembly and packing. I assist the Shipping Mgr, when needed. I currently pay $250 a month on Credit cards but that is soon to go up with APR on one of the Cards. That is why I am looking for fixed rates. It will depend on any change in my income to determine whether or not I pay this loan off early
1. how much is your mortgage payment? 2. car payment? 3. do you have any outstanding legal or medical bills?	Mortgage payment is $520. No car payment. No outstanding legal or medical bills
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	1. Capital One $9002 APR 10% currently. $200 paid a month. APR due to go up. This will be paid by loan 2. Capital One $3000 APR 0% for 12 months. Then 14.99 after that. $50 paid a month. This will be paid by loan. 3. Levins furniture $830 24 months same as cash. This will be paid off on its own. 4. Charter One Mortgage $62,159

Member Payment Dependent Notes Series 587749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587749	$8,000	$8,000	15.58%	1.00%	October 7, 2010	October 11, 2013	October 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587749. Member loan 587749 was requested on September 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,200 / month
Current employer:	Amtrak	Debt-to-income ratio:	18.38%
Length of employment:	1 year	Location:	Coplay, PA

Home town:
Current & past employers:	Amtrak
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/27/10 > I plan on using this money to send my whole family on a trip for my parents 50th Wedding Aniversity and just need cash up front at the moment.

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Amtrak and where did you work prior to that?	I am an Senior Accountant at Amtrak right now.
My questions: (1) What jobs did you hold for THREE years PRIOR to AMTRAK? a-n-d What is current position (Job/What you do) for AMTRAK? (2) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	1) I was an auditor prior to Amtrak. Right now at Amtrak, I am a senior Accountant working in the Accounts Payable Department. 2) I can see myself paying this loan off in approximately 24-28 months.

Member Payment Dependent Notes Series 587791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587791	$25,000	$25,000	17.93%	1.00%	October 12, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587791. Member loan 587791 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$23,750 / month
Current employer:	Putnam Investments	Debt-to-income ratio:	14.36%
Length of employment:	10+ years	Location:	Canton, MA

Home town:
Current & past employers:	Putnam Investments
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I have been gainfully employed by the same corporation for almost 20 years and generate the requisite income to support this loan. Borrower added on 09/30/10 > There is a typo in the note above, it should read I have been gainfully employed by the same corporation for almost 25 years (it will be 25 years in December).. Borrower added on 10/08/10 > For members inquiring about verification of my income, I spoke with the support area at Lending Club. I was informed that my loan was approved and that the approval process includes income verification. If you have any income verification questions please contact support@lendingclub.com

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	33	Months Since Last Delinquency:	15
Revolving Credit Balance:	$34,723.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Putnam Investments?	Type your answer here. I am a senior manager in the Finance Department overseeing a team responsible for budget planning and analysis.
I'm interested in funding your loan, but can you explain why your credit score is 660-678 when your income is $285,000 a year?	Type your answer here. Mostly due to issues with now ex-husband. Now that credit cards, mortgage etc. are in my name only and paid by me, there are no credit issues and I am working toward higher credit scores.
1) 3 delinquencies in the last two years. Please address? 2) what/who are the medical bills for?	Type your answer here. 1) To be honest, some of the issues can be attributed to my now ex. Credit cards, mortgage etc. are now in my name only and are paid directly by me. Additionally, the past few years were a period of upheaval marked by among other things, family illness. A few things unfortunately fell through the cracks. 2) In the spirit of full disclosure, when filling out the online application, I thought I would be able to check multiple ways in which the loan would be used. The first purpose code checked was medical. Some of the proceeds from this loan would be used to clear outstanding obligations incurred by my ex for extensive medical treatments that have been concluded. The balance will be used primarily for home maintenance and repairs that will be addressed in the short term. Hopefully this helps. I have a stable job (with the same company for almost 25 years) and a salary that will readily enable me to make the requisite monthly payments. Thank you
what are your current fixed monthly expenses?	Type your answer here. My current fixed expenses are approximately $4,700 per month and are comprised primarily of mortgage related(mortgage, taxes, insurance) costs of $2,800, car payments (for myself and my two sons) of $800, other monthly payments including credit cards of $1,100. Hopefully this helps. Thank you for your consideration
My questions: (1) Transunion Credit Report shows $34, 726 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (2) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Type your answer here. I do not have an equity line of credit. I am currently paying approximately $4,700 per month on debt related items. This includes $2,800 mortgage related (mortgage, taxes, insurance), $800 for automobiles (three cars for the family) and $1,100 in other debt including credit cards. I hope to pay off this debt within two years as assets (company stock) earned from my company vest and becomes more liquid. Hopefully this helps Thank you for your consideration
Hi Couple of questions: 1.) Is any of the debt in your ex-husbands' name 2.) Please include your household living expenses, school/tution expenses, health-care payments, net take home pay and approx. savings. Tx	Type your answer here. 1. None of the remaining debt is in my ex-husband's name. I made sure that going forward, none of our financial dealings are linked. 2. Monthly household living expenses are approximately $2500 per month (including food, utilities, clothing and other incidentals). My ongoing health insurance which I believe are in the $300 monthly range. My take home pay before voluntary contributions to investment/savings plans is approximately 50% of my income. I hope this helps. If you need an exact number on the health insurance I will confirm within 24 hours. Thank you.
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	Type your answer here. I will contact Lending Club and will send in the appropriate documentation when I return to work on Monday.
I would like to fund your loan. How long have the mortgage, credit cards been solely in your name?	Type your answer here. The mortgage has been solely in my name since the beginning of 2010. All of my credit cards have been in my name only since the summer of 2009. Thank you
Can you explain the 3 Delinquencies and have they been paid up.	Type your answer here. Since I cannot see what you are viewing, I want to ensure that I am responding to the credit issue to which you refer. I can tell you that delinquencies in question arose from issues associated with my now ex-husband. All accounts are now up to date and a number of accounts have been paid off in their entirety. If you have a question about a specific account, please reference the account name and I will be happy to provide you with whatever information you require. I hope this helps!
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	Type your answer here. I submitted an email to support@lending.com earlier this week to ask for instructions on how best to submit this information. I have yet to hear back from them. I will resend the question and will send the documentation as soon as I receive a response. Sorry for the delay and any inconvenience this may have caused

Member Payment Dependent Notes Series 587945

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587945	$12,000	$12,000	10.75%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 587945. Member loan 587945 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,262 / month
Current employer:	ICF International	Debt-to-income ratio:	8.34%
Length of employment:	2 years	Location:	Gaithersburg, MD

Home town:
Current & past employers:	ICF International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	3
Revolving Credit Balance:	$15,576.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Several questions and requests: 1: Please tell us what you do at ICF International. 2: Please explain your delinquency 3 months ago. 3: Please describe the rates and size of your credit card debts.	1. I make government documents accessible to people with disabilities. Since it's a federal law that every document posted on a gov. website must be accessible, my job is very secure. 2. That bank turned off my paper statement but neglected to turn on e-statements. Its the same bank that hold my checking and savings accounts. 3. Card One: 11,464@9%; Card Two: 5254.05@18%

Member Payment Dependent Notes Series 588043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588043	$25,000	$25,000	11.49%	1.00%	October 8, 2010	October 11, 2013	October 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588043. Member loan 588043 was requested on September 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	career colleges of america	Debt-to-income ratio:	5.34%
Length of employment:	8 years	Location:	Colton, CA

Home town:
Current & past employers:	career colleges of america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/27/10 > Paying all the credit with high interest by one monthly payment. I am a good browerer paying all my payments on time . with my good income I am able to pay all my bills smooth and on time. My job is stable and also my position is stable for more than seven years.

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,573.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why borrow $25k when your revolving credit balance is listed at $15k?	Dear Friend My Credit Balance is approximately 32K not 15K and thank you for your concern,
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Dear Friend Thank you for your concern The description for my debts are : 1. Discover card : $ 6594.68 2. Lowes card : $ 4822.36 3. Bank of America :$ 4700.00 4. American Express : $ 4236.36 5. USbank : $3889.93 6. Home Depot : $ 3873.31 7. Chase card : $ 3624.33 8. Ashely furniture : $ 1300 This all of them and the ones not paid by this loan are USbank , Chase , & ashely because those with no interest until 2011.

Member Payment Dependent Notes Series 588193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588193	$3,200	$3,200	15.95%	1.00%	October 6, 2010	October 11, 2015	October 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588193. Member loan 588193 was requested on September 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	MSKCC	Debt-to-income ratio:	3.13%
Length of employment:	5 years	Location:	bronx, NY

Home town:
Current & past employers:	MSKCC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/27/10 > I plan to use the money to move to another apt. & to pay bills. My job at MSKCC is secure, i have a excellent repore after working five years at this hospital.

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 588458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588458	$22,750	$22,750	16.82%	1.00%	October 12, 2010	October 12, 2015	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588458. Member loan 588458 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Roundys	Debt-to-income ratio:	22.15%
Length of employment:	9 years	Location:	West Allis, WI

Home town:
Current & past employers:	Roundys
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	60	Months Since Last Delinquency:	21
Revolving Credit Balance:	$25,975.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Roundys?	I am a Lead supervisor on third shift. I am in charge of 75 plus employees. We are a distribution center that handles groceries including perishable and frozen foods. My warehouse supports all pick n save, copps, and rainbow foods in Wisconsin and Minnesota.
How did you get into debt?	Divorce.
My questions: (1) Transunion Credit Report shows $25,975 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (2) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	No HELOC. I am planning on paying this off in 2 years. Right now I need to get all bills under one payment. The amount is about 200 more than what the personal load eill be at. Also, i have moved on from the divorce and have a wonderful women that is helping me get back on track.
could you please list the debts you are consolidating and the APRs?	Consolidating credit card debts from when I was getting divorced. Needed to buy my ex out of the house and used that money to do that. Now I am planning on getting the next phase together and work on getting out of revolving credit. 19% to 14% is the % I will be paying off.
Hello and welcome to Lending Club! Could you please give us details as to the types of debts, APR's, total amounts, and monthly payments you are looking to consolidate? Also, could you please address a delinquency on your credit report from 21 months ago? Thanks and good luck!	I just refinance to a 15 year mortage. That was never brought up. Unless you are looking into my ex wife's info. She filled bankruptcy around that time. All debts are credit cards that range from 14 to 19%.
You have a total of 60 lines of credit are you trying to clean that up by asking the issuers of some of the credit accounts to close the accounts per your request?	No. EAch account that I have won't be closed out. I do not use many of the accounts. And some still are listed with my ex and myself. The goal is to get back in black and to hit my budget hard. The ex loved to shop.

Member Payment Dependent Notes Series 588716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588716	$9,000	$9,000	15.58%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588716. Member loan 588716 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Utah Higher Education Assistance Authori	Debt-to-income ratio:	15.78%
Length of employment:	10+ years	Location:	Syracuse, UT

Home town:
Current & past employers:	Utah Higher Education Assistance Authori
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,377.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer Utah Higher Education Authority? (2) Transunion Credit Report shows $5,377 Revolving Credit Balance. How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	I am the webmaster/DBA for 8 government websites with UHEAA. My debt total $8150, and my payments are $256 on that. I am happy to pay the extra $58 so that I can have these all paid off in 3 years. I plan to use all 36 months to payoff this loan.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	The debts I plan to payoff are the following: Capital One VISA - $1300 payment $38 Orchard Bank MC - $1600 payment $45 Target Card $1250 payment $40 Kohls Card $650 payment $20 Sams Club Card $1000 payment $45 RC Willey Card $1125 payment $35 Best Buy Card $400 payment $10 TIAA-CREF Loan - $825 payment $23 =================================== Total Debt - $8150 Total Payments $256 I realize I will be paying $56 more per month, but 15% is much better than 28.99% (on many of these cards).
What exact debts (amounts and interest rates) are you planning to pay off with this loan?	The debts I plan to payoff are the following: Capital One VISA - $1300 payment $38 Orchard Bank MC - $1600 payment $45 Target Card $1250 payment $40 Kohls Card $650 payment $20 Sams Club Card $1000 payment $45 RC Willey Card $1125 payment $35 Best Buy Card $400 payment $10 TIAA-CREF Loan - $825 payment $23 =================================== Total Debt - $8150 Total Payments $256 I realize I will be paying $56 more per month, but 15% is much better than 28.99% (on many of these cards).

Member Payment Dependent Notes Series 588779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588779	$7,000	$7,000	14.35%	1.00%	October 6, 2010	October 12, 2013	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588779. Member loan 588779 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Tecnico corp	Debt-to-income ratio:	1.75%
Length of employment:	10+ years	Location:	portsmouth , VA

Home town:
Current & past employers:	Tecnico corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/28/10 > i intend to pay off the balance on my master card($2300)&my visa ($1100) then using the remainder on upgrading my kitchen & bathroom

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	68
Revolving Credit Balance:	$3,157.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Tecnico corp?	Type your answer here.I am a pipe superintendent that oversees large piping projects on navy , msc ,and commercal ships

Member Payment Dependent Notes Series 588842

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588842	$9,000	$9,000	7.51%	1.00%	October 6, 2010	October 12, 2013	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588842. Member loan 588842 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	7.20%
Length of employment:	1 year	Location:	ARCADIA, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/28/10 > 3 PAYMENTS INTO 1 AND LOWER APR.

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,156.00	Public Records On File:	0
Revolving Line Utilization:	41.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	direct mail source inc. im the owner
employer and occupation? also, it shows a revolving balance of only 3k but you're borrowing 9k, can you clarify? thx!	direct mail source inc. im the owner i have about $3300 or so in credit cards but about $5500 or so in a personal loan

Member Payment Dependent Notes Series 588843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588843	$10,000	$10,000	14.72%	1.00%	October 7, 2010	October 12, 2013	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588843. Member loan 588843 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Health Net of California	Debt-to-income ratio:	3.50%
Length of employment:	3 years	Location:	Granada Hills, CA

Home town:
Current & past employers:	Health Net of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > Me and my fiancee are planning to be married a month and a few days from now in November. Unfortunately, we have not had much financial help with our side of the families. Due to this we are having the task of paying for the wedding ourselves. We do not have much debt and will be having two incomes to pay the loan off in a timely manner and quickly.

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,030.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Health Net of California?	I am currently a clerical specialist at Health Net in the human resources department. I process new hire and termination paperwork and administer employee records for the western region division of Health Net.
Is your fiance employed and if so how much income does he or she make?	Hi, Yes she is currently employed with HealthNet as well. Her income is $2,000 month.

Member Payment Dependent Notes Series 588849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588849	$4,000	$4,000	10.75%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588849. Member loan 588849 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	GASOC	Debt-to-income ratio:	8.48%
Length of employment:	4 years	Location:	Mission Viejo, CA

Home town:
Current & past employers:	GASOC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > Having surgery on 10/11.

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,050.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GASOC and what do you do there?	Gastroenterology Associates of South Orange County. I am an office manager for a medical practice.
What are your monthly expenses? I can't imagine rent is cheap in Orange County...	My mom helps me out with rent as I work full time and go to school. My expenses are about half of what I make. I can easily afford this loan each month.

Member Payment Dependent Notes Series 588947

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588947	$1,500	$1,500	10.75%	1.00%	October 8, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588947. Member loan 588947 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Danone waters of america	Debt-to-income ratio:	5.63%
Length of employment:	2 years	Location:	FORT LAUDERDALE, FL

Home town:
Current & past employers:	Danone waters of america
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > thank u

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,122.00	Public Records On File:	0
Revolving Line Utilization:	23.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 588951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
588951	$14,000	$14,000	7.14%	1.00%	October 6, 2010	October 12, 2013	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 588951. Member loan 588951 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,917 / month
Current employer:	Trace Pheasantry Inc.	Debt-to-income ratio:	12.29%
Length of employment:	10+ years	Location:	Douglassville, PA

Home town:
Current & past employers:	Trace Pheasantry Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,356.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Trace Pheasantry Inc.?	We are a family business that raises gamebirds , ex pheasants, for release on private farms and into the wild. Thank you for the question, that was a simplified answer as I did not know how much detail was wanted.

Member Payment Dependent Notes Series 589022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589022	$15,000	$15,000	7.88%	1.00%	October 6, 2010	October 12, 2013	October 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589022. Member loan 589022 was requested on September 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	White Wilson Medical Center	Debt-to-income ratio:	17.59%
Length of employment:	10+ years	Location:	Fort Walton Beach, FL

Home town:
Current & past employers:	White Wilson Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/21/10 > To pay high interest loans. Other money's Veterans disablity $123.00 and Army retirement of $765.80 Per month

A credit bureau reported the following information about this borrower member on September 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,233.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The information provided to us lenders only shows $1,233 in revolving credit debt. What exactly will you be paying off with this loan (pls include interest rates).	Type your answer here.Citifinance $9,500.00 First National Bank of Omaha $3,200.00 Lowes Visa $1,700.00

Member Payment Dependent Notes Series 589117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589117	$5,500	$5,500	16.32%	1.00%	October 8, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589117. Member loan 589117 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.20%
Length of employment:	n/a	Location:	Plainwell, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > plan to pay off my high interest credit card. I always pay my payments on time and I have a very steady job.

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	48
Revolving Credit Balance:	$7,773.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state that you always pay your debts on time, and yet your credit report shows a delinquency from 4 yrs.ago. Please explain. Also your employment and length of employment both state n/a, and yet you state you have a very steady job. Without further explanations on these and exactly what debts you plan to pay off, it is impossible for a lender to get an easy feeling to want to lend. It will be difficult to fund your loan under these circumstances.	The delinquency from 4 years ago was from being in between jobs. The current job I have I started four years ago just after the delinquency. I plan to pay off Fnbo/Cw, Gembppmc and Cit Bk/Dfs .
Employer or current source of income?	I work as a bookkeeper and studio manager for Michael Kifer Clay Studio.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I will be paying these loans off with my loan. I owe First National Bank of Omaha $4056.70, interest rate 29.99%, Monthly payment $150.00. Dell Financial Services (Citi Bank) $675.00, Interest rate 29.99%. Monthly payment $50.00. I also have Fifth Third Bank $6435.00. Interest Rate 24.99%, monthly payment is $175.00. This will not be paid off with this loan. GE Bank $677.50, Interest rate 24.99% monthly payment $50.00.
You are replacing $250 worth of payments with only $134.69. Do you plan to pay this loan off early or apply the difference to your higher interest loan?	My plan is to pay off the loan in 3 to 4 years.
How did you get into debt? How are you going to get out of debt?	I got into debt making stupid decisions thinking I would just turn around and pay a purchase off right away and I never did. I want to pay this loan off in three to four years then take that extra money and apply it to my other credit card debt.

Member Payment Dependent Notes Series 589144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589144	$2,400	$2,400	13.61%	1.00%	October 6, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589144. Member loan 589144 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	west coast ambulance	Debt-to-income ratio:	15.11%
Length of employment:	< 1 year	Location:	riverside, CA

Home town:
Current & past employers:	west coast ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,676.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at west coast ambulance?	I am an EMT> I also work a few days a week at a restaurant.
Please explain the reason for the loan. Thank ou	I am in a year long part time fire academy. The Turn-outs and equipment has been very expensive. I need to pay for the academy and the cost of the turn-outs ( firefighting gear).

Member Payment Dependent Notes Series 589345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589345	$20,000	$20,000	7.88%	1.00%	October 6, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589345. Member loan 589345 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$74,083 / month
Current employer:	ubs financial services inc	Debt-to-income ratio:	0.92%
Length of employment:	10+ years	Location:	brooklyn, NY

Home town:
Current & past employers:	ubs financial services inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,186.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Is $74,083 yearly income? 2. Please list amounts and associated interest rates that you plan to consolodate.	My yearly income is 88900. bonus is additional. rRates are varying from 8.99 to 9.99. I would like to have one monthly payment.
Could you please list the debts you are consolidating and their interest rates?	Credit card debt - one 10,500 and another one 1,500. Rate is 9.99% var. An I would like to pay most of my car loan. I have about 11000 left. My preferences would be 1 monthly payment instead of 3. Thank you, marina.
TWO questions for you: 1) Currently, how much are you paying each month toward the debts you intend to consolidate? 2) Over how many months do you intend to pay down the Lending Club loan? thanks!	Around 1200 . With in 36 month I'll pay off my loan. Thank you
I don't understand, You appear to be wanting to borrow at a higher rate than you are already paying. Please explain. Sheila	Rate that I'm borrowing at is fixed. Rate that I'm currently paing is VAR. Thank you

Member Payment Dependent Notes Series 589347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589347	$25,000	$25,000	15.58%	1.00%	October 8, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589347. Member loan 589347 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,750 / month
Current employer:	Columbia University Medical Center	Debt-to-income ratio:	19.48%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Columbia University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65,572.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Columbia University Medical Center and where did you work prior to that?	I am a Dept Administrator/CFO (Dec 2008-present)and prior worked at Guthrie Health System as an Administrator.(2004-2008)
My questions: (1) Transunion Credit Report shows $65,572 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (2) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders azbsolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	1. No HELOC- I sold my house over a year ago. Paying $3000 per month on credit cards (never missed a payment) and $300 in personal loan from credit union. 2. I plan on paying on credit cards with this loan, transferring remaining balances on cards to cards that are paid off (usually with 0% for a year transfer option) and pay this loan off in 1.5 years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1. Live with g/f. Share expenses..My share is: rent/parking- 1,000 phone/internet/cell-200 car/insurance- 600 electric 100 food 200 2. Paying off credit cards that increased rates during down-turn from 13% to 22-28% 3. No, share expenses with g/f

Member Payment Dependent Notes Series 589423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589423	$1,000	$1,000	13.23%	1.00%	October 6, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589423. Member loan 589423 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	State of Georgia	Debt-to-income ratio:	19.02%
Length of employment:	10+ years	Location:	jonesboro, GA

Home town:
Current & past employers:	State of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,436.00	Public Records On File:	1
Revolving Line Utilization:	83.50%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 589526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589526	$6,200	$6,200	16.45%	1.00%	October 12, 2010	October 22, 2015	October 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589526. Member loan 589526 was requested on October 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Peoples Bank	Debt-to-income ratio:	14.31%
Length of employment:	3 years	Location:	bethlehem, GA

Home town:
Current & past employers:	Peoples Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/08/10 > i have been employed for three years. I plan on using these funds to pay off two of my credit cards to make it easier as i will have one payment.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	35
Revolving Credit Balance:	$7,412.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and rates on the credit cards? You're requesting $6200, but your revolving credit balance is listed as $7412. Is there something that will not be consolidated? And if so, what is the reason? Please explain the delinquency from 35 months ago.	35 months ago I was not employed. I plan on paying two of the bigger credit cards and I will pay of the one for kohls on my own. Thank you

Member Payment Dependent Notes Series 589559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589559	$21,250	$21,250	15.58%	1.00%	October 12, 2010	October 13, 2015	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589559. Member loan 589559 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Pita Jungle	Debt-to-income ratio:	19.86%
Length of employment:	10+ years	Location:	Tempe, AZ

Home town:
Current & past employers:	Pita Jungle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I plan to use the funds to pay off all my accumulated credit card debt as well as $400 in state taxes from 2009. i am a good borrower because I always pay my debts in full & have a proven history of paying on time. My monthly budget significantly exceeds the proposed payment. I have been with this company for over 10 years & have no plans of changing jobs or careers. Borrower added on 10/04/10 > My work pays my monthly auto lease as well as my medical insurance so I do not have either of those expenses to consider. Borrower added on 10/06/10 > I have been a homeowner going on 7 years now. I have good credit. I have a very long employment history with the same company. My loan will be a good, safe investment for your money.

A credit bureau reported the following information about this borrower member on September 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,909.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested in funding your loan, but I have a few questions. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home currently worth? Use zillow.com for a free estimate. 3) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. For instance: Citi Visa $2000 balance, 23.9% APR, $200 per month 4) What is Pita Jungle and what do you do there? I know this looks like a lot of questions, but there are hundreds of people looking for funding on Lending Club and the answers to these questions will help me (and others) decide which loan to fund. To give your loan the best shot at getting fully funded, you should think about adding a loan description. Thanks in advance for answering all of my questions. Sincerely, -LL Herndon, VA	1). I currently owe $196,281.79 on my mortgage 2). Zillow estimates my property to be worth $153,000 3). BOA Visa $3500 balance, 23.24%, $106/mo BOA Visa $738 balance, 29.99%, $15/mo Chase Visa $9306 balance, 13.24%, $198/mo Juniper Visa $6780 balance, 25.24%, $223/mo Home Depot $307 balance, 25.99%, $14/mo Discount Tire $300 balance, 21.98%, $25/mo Arizona Taxes $400 balance, $100/mo 4). Pita Jungle is a healthful restaurant chain based in Arizona. I have worked for the company for over 10 years & have been a General Manager for the last 5 years.
Member reccomendation: As a current lending club member and personal friend and mortgage banker for Matt for over 10 years, I would personaly reccomend investing in this loan request. In the last 30 days I have done an extensive undewriting analysis of his personal profile including credit, income and employment qualifications and have found he far and above exceeds standards for lending on all loans types, including installment, revolving and mortgage loans (witht the exception of current home equity). I suggested this forum as a great resource to lower his monthly debt obligation and help him accelerate his debt payoff and I along with other friends will be personally investing in this loan to instill confidence among our communnity of investors. Summary of strengths *10 years on the job *7 years home ownership and on time mortgage payment history *Employment with rapid growth company *Reduction of household debt *Personal friends investing Thank you fellow members for your consideration. Joel	Joel, I appreciate your support & thank you for recommending this program for me. matt
How much are you currently paying each month on the debts you plan to pay off with this loan?	I currently am paying $675/mo.
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or financial obligations?	I believe there has been three inquiries in the last 6 months. I was attempting to possibly purchase my truck (currently lease) & my credit was pulled by a credit union & the car dealer. The third inquiry was from my mortgage broker Joel who was reviewing my financial situation & trying to determine if I was eligible for any government assistance with my current mortgage. None of the current inquiries have resulted in new credit cards, loans, or financial obligations. It has probably been at least 2 years since I have brought on any new financial obligations at all. My goal is to become 100% debt-free. I do not want to add any more financial obligations than I already have.
What actions have you taken (other than requesting this loan) to further reduce your debt and maintain it at a lower level moving forward?	I have sold off the stock that I owned as well as cashed out my accumulated retirement in order to pay down as much credit card debt as I could. I'm doing everything I can to avoid using credit cards at all, except one, which I pay the balance in full off each month.
You list a Chase Visa with a $9,306 balance at 13.24%. If you refinance this with Lending Club you will be paying a higher interest rate of about 15.6%. Why are you refinancing this particular debt?	My goal is to eliminate credit cards altogether. I would really like to have one payment per month instead of 7. With this loan, I know for sure that I will be paid off in a maximum of 5 years & will have no debt. If I continue with my credit cards the way they are, I don't know if I'll be there in 5 years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	1). Rent/Mortgage - $1600 Student Loans - $140 Credit cards/taxes - $675 Utilities (Cable, Internet, City, Electric) - $295 Car Insurance - $118 Pet Insurance - $39 Phone - $95 2). Yes. I am currently the sole wage earner.
That budget seems a little tight to me. There are $3,000 of expenses before this loan, not including food & incidentals. How much do you clear each month? Thanks.	$3633.50 is my net pay after taxes each month. My budget does currently include $675 each month to credit cards. With this loan, i'll be paying $512/mo. Most likely I'll be able to continue paying $675 in order to payoff the loan at a faster speed.
According to data you provided, total of Rent/Mortgage, Student Loans, Credit cards/taxes, Utilities (Cable, Internet, City, Electric), Car Insurance, Pet Insurance, Phone is $2,961. The monthly payment of this loan is $512, which I assume replaces the $675 in the $2,961. This means the total of your monthly expenses is now 2961 - 675 + 512 = $2,798. Your monthly income is $3,635, which leaves yourself with $837 per month -- that's $209 per week. Please list your expeneses for taxes, property taxes, grocery, gas, entertainment and other expenses.	My income taxes are subtracted from my paychecks. I have them take out more than is necessary so I expect a return this Spring. Property taxes are included in my rent/mortgage. I spend about $40/week in gas & $75/week in groceries. I have no other expenses. I do not spend on entertainment at this point. Once I get out of debt I will allow for entertainment purchases.
Thank you for the answers. I invested in your loan even though it's a D3. Please be mindful that you only have $90 per week for incidentals -- car repair, occasional purchases and other emergencies. You should save every penny you have for those rainy days. Best of wishes to you, I hope you will stay focused on your goal of debt reduction and not let us down. Stay disciplined, in 5 years you'll be free!	Thank you for investing. You will not be let down.

Member Payment Dependent Notes Series 589570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589570	$25,000	$25,000	17.93%	1.00%	October 12, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589570. Member loan 589570 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	n/a	Debt-to-income ratio:	9.60%
Length of employment:	9 years	Location:	Broken Arrow, OK

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > Working capital for an expanding hospice and home health care. We currently have a cenus of 72 clients.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,297.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) how long have you been in business, 2) can you be specific about your expansion plans, and 3) Did you approach a bank before trying here?	Type your answer here.We have been in business for 9 years The money is for working capital . We are medicare contractors. My reimbursement from Medicare is always 2-3 weeks after providing service to our customers. So this money bridges the gap from service to reimbursement . I have a $75000 credit line at my bank and need $25000 more to cover expenses until I am reimbursed by Medicare on Oct 16.
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	I will fax my most recent pay stub to 408 716 3186
My questions: (1) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) FYI: Post USMC career 2nd civilian career involved medical billing for several solo practice primary care/family practice MD's. "Clean" (appropriate 5-digit primary medical diagnosis coded) claims, NO conflicting modifiers, et al, submitted via electronic billing, takes Medicare MINIMUM 35-days to pay via Direct Deposit into MD's bank account AFTER Medicare's receipt of claims. Medicaid claims take MINIMUM 30 - 45 days to pay via Direct Deposit to MD's bank account AFTER Medicaid's receipt of claims. Your a start-up business; don't "put all your eggs in one basket" expecting short time between billing insurers and actually receiving reimbursement $. Billers biggest problems involving delay $ payments are self-created errors billin g the medical insurance claims. I hope that you have engaged an EXPERIENCED medical insurance biller so that your claims submission is smooth and results in $ payments received intimely manner. Thanks for answer to my question. Lender 505570 USMC-RETIRED	I will keep the loan active for at least 2 -3 years.
Could you please explain the need for additional working capital? Is this a request to ameliorate the effects of a short term cash flow crunch, are you expanding a growing business, buying additional equipment, etc.?	I have a short term cash flow crunch and the business is expanding and I am hiring employees to handle the growth
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	Lending club has my tax return, W-2, and most recent pay stub.
What was the cause for the delinquency 34 months ago?	When we moved to a larger office in 2007 some of our mail got lost. By the time the bills got to us they were already late. If I remember correctly they were credit card bills.

Member Payment Dependent Notes Series 589608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589608	$8,000	$8,000	16.45%	1.00%	October 6, 2010	October 13, 2015	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589608. Member loan 589608 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Kids First Pediatrics	Debt-to-income ratio:	15.72%
Length of employment:	3 years	Location:	Patchogue, NY

Home town:
Current & past employers:	Kids First Pediatrics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I have been at my job for 3 years. I want to pay all my credit cards off and have just one payment a month so I can get a better future and have more money to spend on my kids. I make all my credit card payments on time evry time.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,455.00	Public Records On File:	1
Revolving Line Utilization:	64.50%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the reason for the public record 9 years ago?	Type your answer here. I seperated from my now ex-husband in 2000. He left me with all the bills, my daughter and no money so I pretty much had no choice but to claim bankruptcy in 2001.

Member Payment Dependent Notes Series 589635

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589635	$7,000	$7,000	13.23%	1.00%	October 6, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589635. Member loan 589635 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,933 / month
Current employer:	Wyoming Division of Banking	Debt-to-income ratio:	21.33%
Length of employment:	1 year	Location:	Cheyenne, WY

Home town:
Current & past employers:	Wyoming Division of Banking
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > Monthly Salary (taxable) $3500 National Guard Income (taxable) $355 VA Benefits (nontaxable) $1550 Total Monthly Income: $5405 (annualized $65000) Home value: 233,000 Mortgage amount owed: 191,000 Loan will be used to pay off the remainder of debt accrued while I went to back to school. Original credit card debt balance of approximately $32,000 paid down to current level. This will be a decrease of 6% points off my current rates averaging 19%. This is a good option for me since local borrowing is difficult due to being a bank examiner. There are state statutes prohibiting us from receiving loans from local banking institutions. Thanks for taking a look. Education: Associates, Univeristy of Maryland Bachelors Finance/Economics University of Wyoming MBA (in progress 2 semesters left) University of Wyoming

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	18
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details of your 3 delinquencies in the last 2 years. Are you a civil service employee with the Wyoming Division of Banking ? Thanks for your answers.	Two of the late pmts, which are the 60 days deliquent marks, are from my last deployment to Iraq with the Guard. I was handing the bills and there was poor communication between my wife and I over who was making specific pmts. We have since gone to automatic payments on recurring pmts and she makes all pmts to aleviate any chances of that going forward. The 90 day deliquency was from when we first started really paying down our balances. (which was during the same time frame as the other two deliquencies however this was a seperate issue) I was working for Oppenheimherfunds as an analyst and my income had steadied out so we closed a few credit card accounts and set up programs with the companies to pay them off. This specific delinquency has been argued with the company but it looks like we didn't make enough of a pmt at some point and even though we were making p[mts throughout those 3 months, the portion of the missed pmt was 90 days delinquent. Pretty good learning experience for us. Yes, I work full time as a state emlployee in the Division of Banking.

Member Payment Dependent Notes Series 589646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589646	$10,000	$10,000	7.88%	1.00%	October 12, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589646. Member loan 589646 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,200 / month
Current employer:	The Rock Church	Debt-to-income ratio:	9.49%
Length of employment:	10+ years	Location:	Murrieta, CA

Home town:
Current & past employers:	The Rock Church
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	78
Revolving Credit Balance:	$22,375.00	Public Records On File:	1
Revolving Line Utilization:	54.40%	Months Since Last Record:	74
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The Rock Church?	I am the Lead Pastor.
What was the public record? Was it related to the delinquency, or was that a separate matter?	The public record was related to the delinquency. The account was paid in full.
Pastor, the loan title is "Parker's Car," and there is no description of what you want a loan for. Could you please describe the purpose of the loan?	My oldest Son is turning 18 and we will be using the funds to purchase a vehicle for him.
1) Please explain the public record. 2) Will this loan be used to pay off CC debt?	The public record was due to a delinquency. I tried to settle it but could not work it out with the lender. The account was paid in full. It was during 2001-2002 when I was not receiving a salary.

Member Payment Dependent Notes Series 589671

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589671	$15,000	$15,000	13.61%	1.00%	October 7, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589671. Member loan 589671 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	NYC Municipal Water Finance Authority	Debt-to-income ratio:	8.19%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	NYC Municipal Water Finance Authority
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I will use this loan to pay off my credit cards. I am a responsible borrower and I will make all of my payments on time. My credit score is good and I have a secure job in the finance department of a City Municipality.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,411.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your start date with current employer?	I went into the office yesterday to fill out all of my paperwork and my official start date is Monday, October 4th, 2010.
My questions: (1) What is current position (Job/What you do) for employer NYC MWFA? (2) Transunion Credit Report shows $10,411 Revolving Credit Balance. How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	My current position is a senior budget analyst. I am paying around $525 per month for credit card payments and other debts. I plan to service the loan for 3 years.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I am a senior budget analyst. I Have $13,000 in credit card debt with an average rate of 19.28%. I have a couple of cards with rates of 22.90% and 29.99%. I plan to take out 100% of my credit card debt and also pay off a personal loan with the remaining money. I am currently paying around $525 per month.
Good luck at your new job. What did you do before?	Thanks, Investment Banker at a Derivatives Boutique and Bond Shop.

Member Payment Dependent Notes Series 589730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589730	$24,000	$24,000	17.56%	1.00%	October 8, 2010	October 13, 2015	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589730. Member loan 589730 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Rent A Center	Debt-to-income ratio:	17.45%
Length of employment:	10+ years	Location:	Middletown, NY

Home town:
Current & past employers:	Rent A Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/29/10 > I have a great job n salary but need to consolidate my debt to avoid all the different interest rates. With one month payment it will actually allow me to pay this loan ahead of time.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,455.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Rent A Center?	I supervise 7 Rentacenter location. Rent a center is currently the #1 rent to own business in the US.
Hi! You said you plan to pay the loan ahead of time; how many years to do you anticipate keeping the loan?	Is just an option that I see I have due to the fact that I will only will have this loan to pay, is not that I will definitely will pay ahead, sorry if I was not clear.
what are your current monthly fixed expenses?	Fixed, about 2,400.00
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Yes, I am the only wage earner for mortgage and car payment, don't have childcare expenses, internet or gym expenses.
Please answrr all questions: 1.Please list your monthly expenses BY TYPE & AMOUNT(mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off	This ques. Involves too many personal information that would be somewhat uncomfortable posting for everyone to see, my credit report has already been reviewed and I have answered your ques. To previous lenders just not in so many details like you are requesting.
Without this basic financial information, lendors cannot make an informed decision and will just move on. I am not asking for account numbers, just amounts & interest rates. Also letting lendors know your monthly expenses by type helps us evaluate. Lendors see very little data and need to ask questions. You would not go in a bank seeking a loan and say here's my credit rating, I can't give you anymore information. Just letting you know many lendors will not fund loans when borrower refuses to answer basic questions.	Mortgage is 1784.@ 4%, vehicle 576 and is a lease, and like food, utilities,cell is no more than 300.00.
Could you please list out your debts? Please include type/balance/APR and whether each will or will not be paid off with this loan. What is your mortgage and what is the value of your home? Thank you in advance.	I have Citi card at 4400 with a 29.99Apr, discover at 5600 with 16.99apr., macys at 5700.with a Apr of 14.99%, Amex at 2700.00 with Apr of 12.99%. and visa from orchard b bank at 2700 with a 16.99% and yes the plan is to pay off all of them. The one loan will help me with interest rates and just having 1 bill vs. Multiples and have a better quality of life. Mortgage 1784. The value is 325.00 is a new construction, build in 2006. I will be very appreciative if I could achieve my goals.
Why are you paying off lower interest debt with a 17.6% loan?	Is not that I want to payoff a debt that has a lower Apr with one higher, is the multiples account that I want to consolidate and just stay with 1.
$8,000 a month, you have been with this company 10 years, 17.45% DTI and you need to borrow money. Please tell us how you arrived at this situation so that we may help, help more or whatever. Most time tragedies in life can no predicted which causes a person to step back, breath real hard, swallow pride, and "put your best foot forward". I simpathize because I have been in that conditionn.	I believe is a combination of making the wrong decisions and the hard times most of us are going thru. The Apr in my CC were not high but again most of us have experienced the increase of these %'s. Now with the purchase of my home a few yrs. ago I would like to enjoy more and worry less. I'm a very responsible person and have been looking for a way to pay my debts and not fall into this situation again. Well the first step was cutting all the CC and putting in the garbage, and definitely will look into the website; mint.com. Once I payoff my debts stay just with this loan and off course my fixed monthly expenses I should be in great standard.
What actions have you taken, other than requesting this loan, to further reduce your debt and maintain it at a lower level moving forward? Have you looked into using any of the free financial management tools online, such as mint.com?	Was not aware of that website, which I will definitely look into. CC all cut and in garbage.
You are intelligent and successful enough to earn nearly $100K annually, yet you want to pay off one 13% loan for $2700 (now costs you $351 yearly) and one 15% loan for $5700 (now costs you $855 yearly), i.e., total current cost of $1,206 yearly, with a 17.5% loan for $8400 that will cost you (for the lower-interest part of your debt) $1,478 yearly. Is the bother of setting up two auto-bill-pays in your bank acct (cost is zero, time is under 5 minutes one time only) or, alternatively writing two checks each month and spending the cost of 2 stamps each month), really worth over $272 to you a year? This really makes no sense to me! Please explain more articulately why it makes fiscal sense to you... Thanks!	I'm sorry it doesn't make sense to you but making min. Payments on my CC; I definitely don't come up with your digits in addition to my fixed expenses I have chosen to consolidate everything.
Sorry to belabor the point, but it's important for you to understand that, if you are planning to just make minimum payments, you will never pay off the debt. Assuming you intend to make more-than-minimum payments (i.e., assuming you realistically plan to pay off the loan in 5 years) then, even if you can't handle the math, just consider the illogic of your game plan. By "consolidating" your 13% loan and 15% loan into a 17.5% loan, you are incurring substantial *needless* debt annally, regardless of whether you agree it amounts to over $270 a year (which adds up to quite a lot over a 5-year loan). Certainly, paying 17.5% on your 29% loan ($4,400) makes good sense, and if convenience is important the cost of throwing in your 16.99% debt (5600 2700 = another $8,300), for a total of $12,700, might be worth consolidating that too. In other words, the highest amount it could make sense to refinance with a 17.5% loan comes to $12,700. If you really don't understand why, logically, paying 17.5% instead of 13% or 15% will make things worse rather than better (assuming, that is, you intend to make more than minimum payments so you actually get the loan paid in 5 years), then you will continue to get yourself into financial hot water. This is just raw logic. If the mathematical calculation of how mujch money you are throwing away by refinancing lower interest loans with higher interest ones, you can consult an 8th-grade math text or a math teacher. Hope this helps!	Thanks for the sarcasm, but I don't see a question? You don't have to invest if you don't see the logic of me having only 1 lower monthly payment with the ability to pay more than the min. Vs. Different %'s whether they are higher or not. I never said I will just pay min. On this loan if you care to read my previous answers. I do appreciate you not thinking you have the right to insult me because in this case you are the investor and I'm the borrower. Please don't not contact me with your mathematical analyzes If you are not going to be respectful or with a intelligent question.

Member Payment Dependent Notes Series 589884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589884	$10,000	$10,000	16.32%	1.00%	October 8, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589884. Member loan 589884 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,290 / month
Current employer:	n/a	Debt-to-income ratio:	14.80%
Length of employment:	n/a	Location:	Weirton, WV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > i remodeling my kitchen and putting in new carpet and new basement windows if i have enough to do all this . ty vm and i appreciate everything. Larry Borrower added on 10/02/10 > i always do my best to make sure my bills are paid on time Borrower added on 10/02/10 > i have 1610.78 in bills with your loan and i make2310.86 a month Borrower added on 10/05/10 > im paying for the houes to own. but my father in law bought the house n im making payments to him for the house. so in 2 years i wil own the house maybe 21/2yrs so you could say its rent to own. Borrower added on 10/05/10 > ppreciate everything Larry

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$394.00	Public Records On File:	1
Revolving Line Utilization:	35.80%	Months Since Last Record:	107
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here.i worked at Weirton Steel .i am now retired i get Retirement Check and SSI and a check fot LTD
The information provided to us potential lenders indicates that you rent and not own. Why would you be spending $10k of your own money to be remodeling something you don't own?	my father in law paid for the house . i am making payments to him and in 2 or 21/2 yrs the house will paid off n i will own it. You could say its rent to own .hope this isnt confusing tried my best to explain it and be as honest n truthful as i can be. Ty Larry
What's the public record on file that was 107 months ago?	Type your answer here.i have no idea can you tell me sorry i dont understand the question
You have a record on file almost 9 years ago. Maybe you filed for bankruptcy then? If so, what was the outcome?	yes i did i have answeredthis question once from another member . i was never so embarassed in all my life to have to file bankruptcy. i took all my credit cards and cut them up i only have 1 now and it is for emergency use and gas. if i go to store n see something i want now . if i dont have the cash to get it then it can wait till i get enough saved up to pay cash for it . sorry i have a hard time talkingabout this it still bothers me. i made a mistake and had to pay for it ..it wont happen again . hope this answers what you wanted to know . I apologize to you all for it too ty Larry

Member Payment Dependent Notes Series 589888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589888	$4,000	$4,000	10.75%	1.00%	October 12, 2010	October 13, 2013	October 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589888. Member loan 589888 was requested on September 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Famima	Debt-to-income ratio:	21.33%
Length of employment:	3 years	Location:	El Camino Village, CA

Home town:
Current & past employers:	Famima
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	30
Revolving Credit Balance:	$28,141.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving across town or across country? Will you be quitting your job as part of this move? Art	We sold our house and are moving across town to a rental. Employment will not change. Just looking for moving expenses because we will have to secure a rental property before close of escrow. Thanks for your consideration.
What do you do at Famima, and will you be working there after you move?	I manage two store locations and yes my employment situation will not change. Just looking for the cash to secure a rental because we have sold our home and escrow will close at the end of October. Thanks for your consideration.

Member Payment Dependent Notes Series 589891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589891	$6,000	$6,000	13.61%	1.00%	October 6, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589891. Member loan 589891 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,440 / month
Current employer:	Kuakini Medical Center	Debt-to-income ratio:	21.98%
Length of employment:	3 years	Location:	HONOLULU, HI

Home town:
Current & past employers:	Kuakini Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,206.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Art	Personal
What do you do at Kuakini Medical Center?	I work in the Therapy Department as a Certified Occupational Therapist Assistant.

Member Payment Dependent Notes Series 589902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589902	$3,000	$3,000	14.84%	1.00%	October 6, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589902. Member loan 589902 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Self Employed	Debt-to-income ratio:	12.44%
Length of employment:	4 years	Location:	TAMPA, FL

Home town:
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > Purpose of loan: This loan will be used to help pay off some of my many wedding expenses. My financial situation: I am a good candidate for this loan because I have been working hard on keeping and maintaining a good credit score for ten years. I plan on paying off this loan ahead of time including sizable payments toward the principal amount every few months. Monthly net income: $ 5,500 Monthly expenses: $ Housing: $ 1600 Insurance: $ 200 Car expenses: $ 650 Utilities: $ 296 Phone, cable, internet: $ 190 Food, entertainment: $ 400 Clothing, household expenses $ 100 Credit cards and other loans: $ 230 Other expenses: $ 0

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$588.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your self-employment? Is the $5,417 / month your combined income?	I have been a professional poker player for 4 years now and have the proper tax documentation as proof of income. I treat poker as a business as it has been my only primary income for the past 4 years. The $5,500 a month is my sole income, not including my wife's income. She will be starting a new job next month.

Member Payment Dependent Notes Series 589991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
589991	$8,400	$8,400	18.30%	1.00%	October 6, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 589991. Member loan 589991 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Dineley Claims Services	Debt-to-income ratio:	24.13%
Length of employment:	3 years	Location:	jericho, VT

Home town:
Current & past employers:	Dineley Claims Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > I am seeking a loan to help with relocation expenses. I am moving from Vermont to Massachusetts. I will be keeping my job with my current employer but moving to a much busier territory which should increase my income as I am paid bonuses based on the volume of work I get. I will be moving in with my long term girlfriend who owns her own house. I will no longer have any rent payments (nor mortage payments). The funds will be used to cover moving expenses (movers, packing supplies, having my electronic dog fence re-installed at her house, etc.). The remainder will be used for some minor home improvements I plan on doing and then the balance towards my credit cards. I am a good borrower because I never miss a payment, I make plenty of money to cover my bills and I take my credit seriously. In the near future my girlfriend and I plan on selling her house and purchasing something bigger together. I will not do anything to allow my credit to be a problem when that time comes (She is a very successful lawyer and I am a very successful Insurance professional).

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	18	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,170.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	All documents (plus W2's for extra info included) were submitted this morning.

Member Payment Dependent Notes Series 590004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590004	$8,400	$8,400	7.88%	1.00%	October 8, 2010	October 18, 2015	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590004. Member loan 590004 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Brandon Regional Hospital	Debt-to-income ratio:	8.88%
Length of employment:	8 years	Location:	LITHIA, FL

Home town:
Current & past employers:	Brandon Regional Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,346.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you improving in your home?	I am redoing the kitchen in the house I just bought
What is the budget of this improvement, and how much of it are you financing?	The total budget of improvements is approx 20,000. I have financed...or plan to finance 8,400 here and 1,000 in a lowes card. the rest will be paid by working some overtime. The house I bought was a great deal but was also abandoned 2 years. The flooring was a black mold nightmare and the kitchen is just plain scary

Member Payment Dependent Notes Series 590176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590176	$15,000	$15,000	18.30%	1.00%	October 6, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590176. Member loan 590176 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	WCCUSD	Debt-to-income ratio:	9.83%
Length of employment:	9 years	Location:	Walnut Creek, CA

Home town:
Current & past employers:	WCCUSD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > This loan is for the expenses towards my upcoming wedding. Thank you so much! Amy Borrower added on 10/01/10 > Helpful additional information: I am a school teacher that works for (WCCUSD) West Contra Costa Unified School District. This will be my 10th year. I plan on paying this loan off as soon as possible.The time frame would be approx. 6 months. In addition to my salary with the school district, I do receive additional inome from my trusts. I assure you paying this loan off will not be a problem. Best regards, Amy Borrower added on 10/02/10 > To a question earlier today regarding income: I am gathering my income docs now. Should have them emailed to me very soon. Borrower added on 10/02/10 > Another question asked today, "How did you get into the debt? How will you get out?" I am a school teacher and I do not get paid over the summers. Now that school is back in and I am teaching, I will be receiving my paychecks again. So, this is how I will be paying off my debt and I will be receiving my income from my trust funds as well. I used my credit cards over the summer planning and paying for my wedding. Please write me if you have any other questions. Best regards, Amy Borrower added on 10/04/10 > WOW! 75% Thank you to all the investors thus far... Im so excited!!! Thanks, Amy Borrower added on 10/05/10 > Thanks everybody! Only 2.33% to go! :) Almost there!!! Borrower added on 10/05/10 > 1% To go!!!!!!! Borrower added on 10/05/10 > WOW $50 more to go!!!! Borrower added on 10/05/10 > $25 to go!

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	21
Revolving Credit Balance:	$10,747.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Transunion Credit Report shows 1 unidentified payment delinquency 21-months ago. Why the delinquency? (2) What is current employer WCC USD? a-n-d What is your position (Job/What you do) for employer? (3) Transunion Credit Report shows $10,747 Revolving Credit Balance. How much $ are you now paying per month for all the credit card/other debts? (4) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Good Morning- 1) 21 months ago I received a Sacks 5th Avenue Credit Card (HSBC) that has 2 accounts on 1 credit card. One is a department store line of credit and the other is a norrmal mastercard for purchases. I was not aware that when I was making my payments on time that their were to be 2 payments to be sent in for the same credit card. I assure you that I Always make my payments on time and my credit reflects that. 2) My Current Employer WCCUSD: WEST CONTRA COSTA SCHOOL DISTRICT. I am a School Teacher coming up on 10 years. 3) Revolving credit balances: $500 approx. min in payments I pay. I always pay more than the min. due. 4) I do not plan on having this loan for 5 years. My plan is to pay it off as soon as possible. In 6 months (approx.) this loan and my revolving credit will be paid off. In addition to my regular income, I do receive income off my trust earnings. Paying this loan off will not be an issue. If you have any more questions, please feel free to ask. Best regards, Amy
what are your current fixed monthly expenses?	Monthly Fixed Expenses: Rent $1000 Car Payment $290 Utilities $200 Cell phone $170 Food $200 Gas $200
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	Hello, I am a school teacher and I do not get paid over the summers. School is back in now and I am receiving my paychecks again. So, now that I am being paid again, I will be paying my debt off. Ive made purchases towards my wedding on the credit cards. Best regards, Amy

Member Payment Dependent Notes Series 590188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590188	$10,000	$10,000	10.75%	1.00%	October 7, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590188. Member loan 590188 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Brorsen Appraisal Service P.C.	Debt-to-income ratio:	6.42%
Length of employment:	6 years	Location:	OAK LAWN, IL

Home town:
Current & past employers:	Brorsen Appraisal Service P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,890.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your position at Brorsen Appraisal Service	General Certified Real Estate Appraiser in the Sate of Illinois
Could you please list the debts you are consolidating and their interest rates?	$5000 - Chase Visa - 14.99% $5000 - Discover Card - 11.9%

Member Payment Dependent Notes Series 590232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590232	$8,000	$8,000	14.84%	1.00%	October 8, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590232. Member loan 590232 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Shelly BMW	Debt-to-income ratio:	4.27%
Length of employment:	< 1 year	Location:	Hesperia, CA

Home town:
Current & past employers:	Shelly BMW
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,123.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 590309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590309	$4,500	$4,500	16.45%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590309. Member loan 590309 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	US Air Force	Debt-to-income ratio:	5.26%
Length of employment:	2 years	Location:	Eglin AFB, FL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > Bank of America Visa Credit Card - owe $2500 (16.24% APR) CFNA Firestone credit line - owe $700 (22.8% APR) Military Star Card - owe $600 (10.24% APR) Personal debt - $500 (no interest)

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,345.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please provide details on the individual debts you intend to pay off with this loan including balances and APRs? Thank you.	Bank of America Visa Credit Card - owe $2500 (16.24% APR) CFNA Firestone credit line - owe $700 (22.8% APR) Military Star Card - owe $600 (10.24% APR) Personal debt - $500 (no interest)

Member Payment Dependent Notes Series 590312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590312	$14,000	$14,000	7.51%	1.00%	October 12, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590312. Member loan 590312 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Drs. Scott, Watson, Miller, & Berdy	Debt-to-income ratio:	22.67%
Length of employment:	5 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Drs. Scott, Watson, Miller, & Berdy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > I have great credit and have never missed a payment. Steady full-time job as a business manager for a medical practice office. Expenses: $600 rent $75 utilities $300 food/drink Just looking to consolidate credit card debts into one payment with lower interest. I intend to pay this loan off in the full 36 mo. Thanks for your help Borrower added on 09/30/10 > I also have a fully paid off car as well as an IRA as assets. I am currently single, with minimal expenses other than rent, utilities, and occasional traveling.

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,378.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 590333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590333	$20,000	$20,000	20.90%	1.00%	October 8, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590333. Member loan 590333 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	CITY AND COUNTY OF DENVER	Debt-to-income ratio:	21.72%
Length of employment:	5 years	Location:	AURORA, CO

Home town:
Current & past employers:	CITY AND COUNTY OF DENVER
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > First off, I want to thank those of you that have already contributed to my loan and those of you that will. It's really touching to see people helping me that don't even know me. I guarantee you, you won't be disappointed; I won't let you down. I don't know what information you have about me but, my "loan grade" is where it's at because my debt to income ratio is high. However, I've never been late paying any of my bills. Furthermore, I am married, so I do have extra income. If I get fully funded, I'm going to pay off my accounts with the highest balance and highest interest rates. I'll be paying close to the same amount every month but my debt will be paid off in five years instead of thirty! I've already been paying more than the minimum amount due to the other accounts so, they'll be paid off within the next three years. Althouth this may hurt my chances with some of you, some of you may want to know, I'm a police officer. As a government employee, I have a stable position. Since I've been employed with the department (for five years), my income has increased $30,000 annually. It's because I anticipated this extra income that I've accumulated so much debt over the years. I'm ashamed of how much money I could be saving for retirement or my children's college but am paying to debt instead. Anyway, thank you for taking the time to read this. I really appreciate your time and support. Please feel free to ask any questions I haven't already answered. God Bless.

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,557.00	Public Records On File:	0
Revolving Line Utilization:	91.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer City-County of Denver? (2) Transunion Credit Report shows $13,557 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Loan is $6,000 more than Transunion Credit Report indicated debts. What specific debts are being consolidated/refinanced that are not included in credit report total? (4) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	(1) Police Officer (2) No. (3) I don't have a copy of the Transunion Credit Report. (4) Five years. Please note: The money I get from this loan is to pay one of my Citi loans with a balance of approximately $10,200 (24.99% APR) and my Target Visa loan with a balance of approximately $7000 (19.99% APR). The rest of the loan will reduce another card's balance. Currently, when I pay the minimum balances due on just the Citi loan and Target Visa, I pay $500/month. At this rate, it will take me approximately thirty years to pay off the two loans. With the Lending Club loan, according to the agreement, I can pay $550/month for five years and have both loans paid off!
Could you please list the debts you are consolidating and their interest rates?	1) Citi, $10,200, 24.99% APR. 2) Target Visa, $7000, 19.99% APR. 3) Home Depot, $1800, 20.99% APR. Combined, I pay about $650/month to these three loans. That's when I pay the minimum amount due. With the Lending Club loan, I can pay less and have the cards paid off in five years instead of thirty!
Good Morning, Please contact Lending Club to send in your income verification documents such as your proof on income (support@lendingclub.com). After this is complete, your loan will be quickly funded. Thanks!	Thank you for your concern. I will fax the requested documents tomorrow. :)
How did you get into debt, and how are you going to get out of debt?	Unfortunately, I got into debt by using credit instead of cash more often than I should have. I plan on getting out of debt by not obtaining any more credit and paying more than the amount due on accounts, as the money becomes available. For example, after I pay off one loan, the amount I was paying towards it every month will go towards another account, in addition to the minimum balance. Also, as my credit score increases, I plan to consolidate the rest of my debt to lower interest credit accounts.
How did you hear about LC and what attracts you to this model of borrowing?	I found out about Lending Club by entering "personal loans to consolidate debt" in Google. I'm attracted to this model of borrowing because, according to the agreement, I will have two of my credit accounts paid off in five years instead of thirty. In addition, I'll be paying close to the same amount monthly, as I'm paying now!
Did you factor the closing costs of this loan into your payoff calculations?	I was not informed of any closing costs and I did not calculate the payoff. I was informed of the $1000 charge for the loan and the payoff calculation was determined by Lending Club.
I guess the right term is origination fee. Yes, in your case it is $1,000 if fully funded. I am on the fence with your loan. Two or three years down the road, when you have all that avail credit on your credit cards, how will you refrain from being generous with your loved ones come the holidays, going on the well deserved vacation, etc. that can get one into trouble in the first place?	Thanks for your concern. However, there is ABSOLUTELY no way I'm going to get as far into debt as I am now. I realize how fast and easy it was to get into debt and how long and hard it is to get out of debt. My credit is very important to me. I'm just trying to correct the mistakes I've already made in the past.
In order for you to get the loan amount you are asking you need to have LC to approve your approval and profile. Also, ( I hope the Retired Marine won't get tired of me saying this) please review other borrowers whom the RM has assisted and follow suit. You won't regret it because most lenders are very busy and having knowledge at hand saves us trouble and time. also, do you have any other pay check coming into your household. Do you pay alomony, child support, etc. I am going to invest and since I am a senior I do not want to be letdown. I do want you to have a happy future. Stress problems from work are usually too much to bare so if we can get you back on track your stress should decrease and you will help another fellow man in need.	Thanks for your assistance and advice. To answer your questions: Yes, I have extra income; my husband works full-time. No, I do not pay alimony or child support.
Thanks for your answers to all the questions. I am going to put in my two bits. Please pay your bills faithfully and whenever possible, on time, my LC account is my savings fund for college for my two little ones. By the by, I am a criminal defense attorney. I nevertheless respect the dedication and service of police officers. I am honored to be able to help you as others in your uniform have helped me.	At first, I didn't understand how this site worked. After reading and answering several questions, I looked further into the company. Since then, I've added a description. Now I know why I've been asked so many questions. I'm looking forward to being in your position to invest instead of borrowing. :) Thank you for your support.
You will not default on this loan, right?	Right. I've never defaulted on any loans. Thank you for your investment. :)
You will not default on this loan, if I lend to you, right?	Right.
I invested a substantial amount in you. Pay the highest interest rates 1st including any small balances that immediately close accounts and free up cash flow to pay on the remaining accounts.	Thank you for your investment. Actually, the accounts I'm paying off have the highest interest rates. The other accounts with the lower interest rates have lower balances and lower monthly payments. I'm paying more than the minimum amount due to them so they can be paid off in three years. When they're paid off, I will follow your suggestion and make larger payments to this loan to get it paid off sooner. Thanks for the advice!

Member Payment Dependent Notes Series 590335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590335	$12,000	$12,000	11.86%	1.00%	October 12, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590335. Member loan 590335 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	fire department city of new york	Debt-to-income ratio:	0.86%
Length of employment:	5 years	Location:	flushing, NY

Home town:
Current & past employers:	fire department city of new york
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	8
Revolving Credit Balance:	$3,589.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Transunion Credit Report shows 1 unidentified payment delinquency 8-months ago? Explanation? (2) What is current position (Job/What you do) for employer FDNY? (3) Transunion Credit Report shows $3,589 Revolving Credit Balance. How much $ are you now paying per month for all the credit card/other debts? (4) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	1. I recently moved and received my bill late. 2. I work for the fdny as a firefighter. 3. I am currently paying about 150.00 a month for all credit debts but expect to have it paid off within 2-3 weeks. 4. I chose the 5 year term but expect to pay the entire balance within about 18 months.
Would you please give the details of the car loan. Thank You	I'm buying a 2008 harley davidson heritage paid in full from a private party. The bike retails for 16,000 and I'm paying 12,000. It had one owner and has 3,100 miles. If there is anything further please feel free to ask. I'm not sure of what details your asking for. Thank you.
Hi, how are you! You have good salary with good credit history. How come you need to take whole $12000.00 to buy your bike as loan? Can you set up auto debit transfer from your checking account to pay this loan? If you do not mind, what are your total routine monthly expanses? Thanks for reply.	I have enough money to buy the bike as it is. But I have 2 kids and it makes it easier on a month to month basis to. Make payments rather than have to lay out the money all at once. This loan was set up for five years, but will be paid off within a year to 18 month. I will be setting up automatic payments as well as making extra payments to pay the loan faster. My total month bills are about 2500 dollars. Between my wife and I we bring home about 7000 dollars a month net. Thank you.
Does the $8,333 gross monthly income include your wife's income, or is it just your income?	That isjust my gross monthly income. It does not include my wifes income.

Member Payment Dependent Notes Series 590382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590382	$10,500	$10,500	11.12%	1.00%	October 8, 2010	October 14, 2015	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590382. Member loan 590382 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	smart and final	Debt-to-income ratio:	19.47%
Length of employment:	6 years	Location:	menifee, CA

Home town:
Current & past employers:	smart and final
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > I run the produce section and work the register.

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	29
Revolving Credit Balance:	$15,053.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what are your current fixed monthly expenses?	Type your answer here. They are about 3800.00 dollars
What do you do for Smart and Final?	Type your answer here. The entire amount will be used to pay a medical bill.

Member Payment Dependent Notes Series 590387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590387	$5,000	$5,000	15.21%	1.00%	October 6, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590387. Member loan 590387 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	dainty pastry shoppe	Debt-to-income ratio:	15.60%
Length of employment:	10+ years	Location:	LATROBE, PA

Home town:
Current & past employers:	dainty pastry shoppe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > i plan to spend the money on bills to get me back on .i've had the same job for 14yrs it's been about 6 years since i called off.

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$7,155.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at dainty pastry shoppe?	Type your answer here.i make different types of pastrys,pies,cookies,cakes.i pack different orders for local businesses.make pizza shells,breads and lots of donuts.i never know what i'll do exactly because you go to where you are needed and do that job.it is a small family owned business and i go to work do what needs done stay till everything is finished.make everything look good because you eat with your eyes first.take pride in the smallest things like the smile on a cookie
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Type your answer here.1 have 6 different credit cards merrick bank 2003.15 96.00 a month chase 786.15 27.00amonth fia card service 799.89 26.00 a month capital one 615.08 18.00 a month sears ii75.33 a month sears 1101.00 29.00 a month i will pay off the first three i listed .i make different pastries,pies cookies,pizza shells pepperoni rolls donuts'breads rolls i float around do what needs done that day
Could you please list the debts you are consolidating and their interest rates?	Type your answer here.merrick bank 32.45%chase 29.24%fia card service 27.98% capital one 22.90% sears 20.40% i will pay the first 3 listed off
how much is your rent? car payment? do you have any outstanding legal or medical bills? do you have to pay child support?	Type your answer here.i pay 450.00 a month for rent i own my car it has nothing against it i have one child she lives with me we are a great team she is 12

Member Payment Dependent Notes Series 590471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590471	$20,000	$20,000	7.88%	1.00%	October 8, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590471. Member loan 590471 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	Toyota Sunnyvale	Debt-to-income ratio:	5.72%
Length of employment:	10+ years	Location:	Livermore, CA

Home town:
Current & past employers:	Toyota Sunnyvale
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > medical not coved by insurance very stable job 30 plus in field Borrower added on 10/05/10 > The loan is for medical expenses for my wife.

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,058.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will the medical procedure you are/will be having impact your ability to work?	the medical is for my wife has no impact on my ability to work

Member Payment Dependent Notes Series 590474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590474	$15,000	$15,000	13.61%	1.00%	October 6, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590474. Member loan 590474 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Marlees Seafood	Debt-to-income ratio:	13.65%
Length of employment:	10+ years	Location:	New Bedford , MA

Home town:
Current & past employers:	Marlees Seafood
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,590.00	Public Records On File:	0
Revolving Line Utilization:	75.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer Marlees Seafood? (2) Transunion Credit Report shows $22,590 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	1)Plant Manager 2)$9000 (HELOC), $500 per month for Credit Card. ( This is what I am paying off.)
Could you please list the debts you are consolidating and their interest rates?	12,000 credit card debt. 19% interest rate
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Plant Manager, paying off a 12000 credit card at 19%
Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answer. Lender 505570 USMC-RETIRED	I selected a 3 year term to make the payments easy. I do plan to make large payments based on my tax returns and bonuses. So 1 to 2 years is more likely.

Member Payment Dependent Notes Series 590494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590494	$2,900	$2,900	11.86%	1.00%	October 6, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590494. Member loan 590494 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	army fleet support	Debt-to-income ratio:	12.78%
Length of employment:	4 years	Location:	enterprise, AL

Home town:
Current & past employers:	army fleet support
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,196.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the last delinquency? Thank you in advance.	I'm not sure what you are referring to.
Are you Active Duty or Civilian? If so what are your grade/ranks? Can you please verify your income?	I'm a civilian and i'm an E6/SSG in the Army National Gaurd. How do I verify my income?
It is showing that you have a delinquency in the past two years.	I don't know what you are talking about.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	i have a morgage $600 per month, a auto loan $380 per month, and a c.c $200 per month.otherwise I don't owe anyone.

Member Payment Dependent Notes Series 590495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590495	$2,000	$2,000	11.49%	1.00%	October 7, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590495. Member loan 590495 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	FedEx Express	Debt-to-income ratio:	1.25%
Length of employment:	5 years	Location:	Houston, TX

Home town:
Current & past employers:	FedEx Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > need loan to payback 401k loan so that I can resign from job..loan will be repaid within 30-45 days of reciept Borrower added on 10/01/10 > this is 401k at part time job

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	49
Revolving Credit Balance:	$66.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you resigning from your FedEx job? Do you have a new job lined up?	No Im resigning from my part time job.FedEx Express is my full time job.

Member Payment Dependent Notes Series 590496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590496	$2,100	$2,100	7.14%	1.00%	October 7, 2010	October 14, 2013	October 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590496. Member loan 590496 was requested on September 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	20.25%
Length of employment:	n/a	Location:	moultrie, GA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 15, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 590504

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590504	$10,000	$10,000	20.16%	1.00%	October 12, 2010	October 16, 2015	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590504. Member loan 590504 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,100 / month
Current employer:	C.R. England	Debt-to-income ratio:	9.71%
Length of employment:	< 1 year	Location:	Winder, GA

Home town:
Current & past employers:	C.R. England
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > S83 Refinance Loan

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,478.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at CR England and where did you work before that? What are the current balances and rates on each of the credit cards/debts you are paying off with this loan? How much do you pay on your debts each month? Thanks	I am a truck driver. Before I was a diesel mechanic for Ryder Truck Leasing. (3 years) The loan is to refinance my motorcycle, purchased through HSBC. The promotional rate has expired. The pay off amount is $9,261.23
What is S83?	S83 is a Suzuki Motorcycle. It was purchased through HSBC. My promotional rate has expired.
How much will your rate drop with this 20.16% loan?	The rate will be about the same. It will just no longer be compounded interest.
What was your start date with CR England?	August 12, 2010.
What happened with the delinquency 74 months ago?	The only delinquency I am aware of happened when I was deployed to Irac. I had set up an allotment to automatically pay the account. For some reason, the allotment never when through. I did not find out about it until I returned from Irac nine months later.

Member Payment Dependent Notes Series 590571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590571	$5,000	$5,000	17.56%	1.00%	October 7, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590571. Member loan 590571 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,300 / month
Current employer:	Clear Edge Filtration	Debt-to-income ratio:	14.70%
Length of employment:	10+ years	Location:	Moravia, NY

Home town:
Current & past employers:	Clear Edge Filtration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > thank you for your consideration Borrower added on 10/01/10 > thank you

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1977	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	7
Revolving Credit Balance:	$440.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Clear Edge Filtration and what do you do there?	Clear Edge Filtration is a manufacturer of industrial filter products. I have been employed there for 27 years and I am the shipping coordinator.

Member Payment Dependent Notes Series 590617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590617	$10,000	$10,000	10.38%	1.00%	October 7, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590617. Member loan 590617 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Lichten & Liss-Riordan, P.C.	Debt-to-income ratio:	2.94%
Length of employment:	3 years	Location:	Brockton, MA

Home town:
Current & past employers:	Lichten & Liss-Riordan, P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	78
Revolving Credit Balance:	$3,324.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 590742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590742	$2,000	$2,000	13.23%	1.00%	October 6, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590742. Member loan 590742 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,058 / month
Current employer:	n/a	Debt-to-income ratio:	15.06%
Length of employment:	n/a	Location:	Wheeling, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,460.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Thank you for the question. The answer is: My income now is from Social Security Admin. I worked for a Company that was bought by another for business only, fired all employees and closed the doors. I was there a key technical person. After it closed, because I had the conditions, I applied for Social Security and I decided to develop my home internet business. It worked satisfactory till the economy problems started. Now I try hard to reshape my business in advertising. I do not want to promote fake information because I do not want to hurt people and because of this, it takes me a lot of work and time and I am proud of doing it. I do not have at this time documented proof of income yet. I consider in this time when unemployment rate is so high and no certainty that somebody can have tomorrow the today???s job, income from Social Security is the safest income. But I need at this time an urgent financial help. I respectfully ask you to consider it. Thank you very much.
what do you intend to use this loan for?	Thank you for your question. The answer is: I had an unexpected personal situation for which I had to pay money (nothing above the law, just something unexpected). Sometimes in life it may happen! Also I have to repair some problem on my car and cost me a lot of money also. I cannot cover these expenses without a help by borrowing money. I have a small home business on which I work hard, but I need more time to make a profit, much longer than my actual urgent need. Please consider my application for the loan and help me. Thank you very much.
What kind of home business?	Thank you for your question. The answer is: I am doing advertising on the Internet. I am involved in a few programs that help people and save money, one of them being Consumer Saving Source on the most popular categories of savings on Coupon Savings from Groceries, Babies And Kids offers, Health and Beauty, Pets, Clothing and Accessories, Travel offers, Home and Garden offers, Computers and Electronics, Automotive offers, Education offers, Personal Finance, Entertainment offers.

Member Payment Dependent Notes Series 590764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590764	$12,500	$12,500	17.93%	1.00%	October 7, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590764. Member loan 590764 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Bank of New England	Debt-to-income ratio:	11.84%
Length of employment:	10+ years	Location:	Haverhill, MA

Home town:
Current & past employers:	Bank of New England
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > As a single mom, my youngest is off to college and it's time for me to consolidate the credit cards and paying these off once and for all. I have had the same job with a wonderful company for 14 years and now the importance of good credit. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,208.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 590776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590776	$2,000	$2,000	13.61%	1.00%	October 7, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590776. Member loan 590776 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	HLC hotels inc	Debt-to-income ratio:	3.95%
Length of employment:	1 year	Location:	Savannah, GA

Home town:
Current & past employers:	HLC hotels inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > Will have additional income starting in December with tax season employment.

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	68
Revolving Credit Balance:	$1,231.00	Public Records On File:	1
Revolving Line Utilization:	31.60%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debts you are consolidating and their interest rates?	I'm not quite sure how this loan got to be called a debt consolidation loan, but it isn't. Amazingly enough, I don't have any outstanding debt at this time. I am in the process of moving and I am juggling rent in two places and also have various expenses associated with this move. I thought a small signature loan would help with this.
What do you do at HLC hotels inc and where did you work prior to that? Have you provided Lending Club with both of your addresses/contact information?	I have been a full-time night auditor at one of their properties and a part-time guest services rep at another one for the last year. I was a Revenue Agent with the State of Georgia for 14 years prior.

Member Payment Dependent Notes Series 590784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590784	$18,000	$18,000	11.49%	1.00%	October 12, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590784. Member loan 590784 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Myrtle Beach Health Dept	Debt-to-income ratio:	7.92%
Length of employment:	8 years	Location:	Myrtle Beach, SC

Home town:
Current & past employers:	Myrtle Beach Health Dept
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,061.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Myrtle Beach Health Dept?	Registered Nurse/Regional Clinic Supervisor
Could you please list the debts you are consolidating and their interest rates?	12,000 credit card @ 19%. Home improvements: repair leaking roof and new carpet throughout house.

Member Payment Dependent Notes Series 590817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590817	$6,500	$6,500	14.84%	1.00%	October 7, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590817. Member loan 590817 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,700 / month
Current employer:	Fedex	Debt-to-income ratio:	2.90%
Length of employment:	5 years	Location:	Los Angeles , CA

Home town:
Current & past employers:	Fedex
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > received Email.

A credit bureau reported the following information about this borrower member on September 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,787.00	Public Records On File:	1
Revolving Line Utilization:	49.60%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Fedex?	I am the Assistant Manager of a FedEx ship center in Beverly Hills. I am in charge of shipping packages for individually and business within the Beverly Hills, Century City and Los Angeles County areas, from state, city and around the world.
What was the reason for the public record 9 years ago?	Break up between my girlfriend at the time. Together for 10 years, one daughter together. Blown out of porportion by District Attorney. It's over and her and I are enjoying our daughter because we missed so much time.
I would like to fund your loan. Can you tell us if it was a lien, collection, bankruptcy, etc?	Bankruptcy, move back to LA,, to a new job, not able to keep up bills on two households. My daughter and her move living in 29 Palms and me in LA. Two car notes and other bills.

Member Payment Dependent Notes Series 590832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590832	$25,000	$25,000	11.12%	1.00%	October 7, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590832. Member loan 590832 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,266 / month
Current employer:	Ernst & Young, LLP	Debt-to-income ratio:	20.80%
Length of employment:	9 years	Location:	Clifton, NJ

Home town:
Current & past employers:	Ernst & Young, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,693.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ernst & Young, LLP?	Application Architect and Manager in Global I.T.
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Just completed a Kitchen remodel and I don't have enough equity in my home to qualify for Home Equity load...so used contractor (KitchenMagic) offered financing(GE Money) and my checking line of credit and credit card to fully pay off the remodel project. GE Money / $13,056.00 / 24.99% APR Chase Checking Line of Credit / $7741.57 / 19.24% Starwood Credit card / $4842.00 / 15.24% will paid off: GE Money, Chase Line of Credit won't fully pay off: Starwoods Credit card.
Can you verify your income?	$171K
The two loans you stated as being consolidated using this loan add up to ~$20,800. What is the remaining $4200 of the $25000 for?	I listed three items, which add up over 27K. The three item, I can only partial pay off with 24K loan (subtracting the 1K in loan fees).

Member Payment Dependent Notes Series 590838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590838	$8,800	$8,800	15.95%	1.00%	October 6, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590838. Member loan 590838 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,928 / month
Current employer:	Florida Highway Patrol	Debt-to-income ratio:	14.46%
Length of employment:	10+ years	Location:	Lithia, FL

Home town:
Current & past employers:	Florida Highway Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > I'm requesting this Peer to Peer Loan to provide funds for my two daughters who have recently become engaged. My wife was recovering from 2 battles with cancer, but is now fighting her third battle which is terminal. To see our daughters marry with my wife by my side would be a blessing! I have been a State Trooper with the Florida Highway Patrol for 27 plus years. I'm a man of integrity and good character who is hopeful to raise these funds for both weddings to happen before my wife looses her battle with this cancer. I'm fully capable of paying my bills as well as making an additional monthly payment for this loan. With that in mind, and with the hope of wedding blessings please help my loan get fully funded. Thank you, in advance. Borrower added Financial Expense/Savings Snapshot: ... Monthly Income: $5928.00 (includes my spouse) Monthly expenses: $3976.00 Remaining cash flow/savings: $1032.00 Monthly Breakdown... Housing: $1400.00 (Rent) Auto Insurance: $79.00 Car expenses: $518.00 (includes gas) Utilities: $505.00 (electric, telephones, water) Cable, Internet: $89.00 Food, entertainment: $600.00 Clothing, household expenses $100.00 Credit cards and other loans: $585.00 includes a perfectly paid Current LendingClub Loan :) Other expenses: $100.00

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	29
Revolving Credit Balance:	$275.00	Public Records On File:	0
Revolving Line Utilization:	7.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much of the income is yours alone?	$3,618.00 is my monthly salary, however, i presently receive an additional $1,000.00 monthly in off-duty work (police officer related) which i did not include in our financial snap shot summary (as this is bonus money that i choose to work for at this time).
You were funded for an earlier loan. What is status of that loan?	Yes, and what an absolute blessing! Those funds were put to use for their purpose and our youngest daughter was married last weekend, 09/25! Our eldset daughter is expected to wed in March, 2011. The 1st loan is current and is being paid back, perfectly, I'm very thankful to my lenders!

Member Payment Dependent Notes Series 590854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590854	$14,000	$14,000	7.51%	1.00%	October 6, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590854. Member loan 590854 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	FMC Technology	Debt-to-income ratio:	4.74%
Length of employment:	< 1 year	Location:	Huffman, TX

Home town:
Current & past employers:	FMC Technology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > When I applied for this loan, I did not include my spouse's salary. I am applying for this loan to pay off 2 higher interest credit cards (both over 15% and 17%) and to help (along with the money I have saved) to get my daughter car without having to get a car loan.

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	35
Revolving Credit Balance:	$16,087.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at FMC Technology and where did you work prior to that?	I am a Treasury / Risk Management analyst. I worked for Tenaris-Hydril Company for 5 years in the same role. I left Tenaris for a better opportunity with a much shorter commute.

Member Payment Dependent Notes Series 590946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590946	$9,000	$9,000	15.21%	1.00%	October 6, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590946. Member loan 590946 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,800 / month
Current employer:	aris inc	Debt-to-income ratio:	4.88%
Length of employment:	9 years	Location:	rancho cucamonga, CA

Home town:
Current & past employers:	aris inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at aris inc?	I work there as a software engineer for a Telecom billing provider.
Member 759025 (alexander card) Please describe aris inc, your job there, and the car. Your application looks good, but more information will help us decide to invest in you. Thanks	Arid inc is a provider of telecommunications billing software. I work for them as a software engineer. The car I will be financing is a 2001 Honda s2000 for 12000 of which.I will be financing 9000.

Member Payment Dependent Notes Series 590959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590959	$8,000	$8,000	13.23%	1.00%	October 8, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590959. Member loan 590959 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	H.G. Fenton Company	Debt-to-income ratio:	15.01%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	H.G. Fenton Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > * I help manage 229 apartment homes. I am proud to say we have won numerous awards in customer service and property achievement! * I am getting married to my fiancé whom I have been in a relationship with for 6 wonderful years

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$228.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at H.G. Fenton Company and where did you work prior to that?	I am an assistant property manager and prior to this I was a retail store manager.
I would like to help fund your loan, but have a couple of questions: 1. After you get married, what will be combined annual income? 2. After the marriage, will your "Home Ownership" remain "Rent" or will it change? 3. What is your estimate monthly expenses(ie. rent, utilities, phone, internet, etc.)	To answer your questions: 1) Our combined annual income will be $117,000. 2) After marriage, we plan on renting for a few more years. My company provides me with an apartment at a discounted rate as part of my benefits. 3) My monthly expenses including rent (all utilities already included), cellular (my company provides me with an iPhone), and internet is about $782.00. My monthly car payment and insurance is $472.00. Thank you!

Member Payment Dependent Notes Series 590973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590973	$7,000	$7,000	13.23%	1.00%	October 7, 2010	October 15, 2015	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590973. Member loan 590973 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	IBM	Debt-to-income ratio:	15.12%
Length of employment:	3 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	80
Revolving Credit Balance:	$7,356.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IBM?	I'm a field computer engineer (SSR).
Could you please provide the details on the home improvement? Thank You	I intend to renovate a nearly completed one bedroom/one bathroom guest house into a studio apartment and rent it out for $350 a month.

Member Payment Dependent Notes Series 590994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
590994	$8,000	$8,000	11.12%	1.00%	October 8, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 590994. Member loan 590994 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,618 / month
Current employer:	German Vehicles Service	Debt-to-income ratio:	1.72%
Length of employment:	< 1 year	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	German Vehicles Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > I am currently the body shop manager in German Vehicles Service and I am also my father's accountant in his trucking company. I am opening my own trucking company because I know the business very well. I am using the loan the purchase a semi truck. I am looking to purchase a really good working truck. Before working at German Vehicles Service, I worked at a third party Sprint store called Enhanced Wireless. I was the manager and the main sales person. I was making more there, but the business closed over 500 store nationwide because of the tough economy. Borrower added on 10/01/10 > I currently have the funds to purchase the truck on my own, but was looking to start with my money as the principal for my company. I not only have enough to buy the truck on my own, but own a 2005 Infiniti G35 that I paid completely already. I need the loan to help with the business. Thank you

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,517.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I don't have any mortgage. I currently live with my parents. The only title I have is the title to my car. I completely own my car, which is a 2005 infiniti g35. I have lived at this house for over 16 years. Thank you for the questions
How does your dad feel about you starting a trucking company, when he has his own trucking company?	He is all for it. He is helping me out and he wanted to give me the loan, but I told him I needed to do this one on my own. Its not competetion in this business. We all try to help each other out.

Member Payment Dependent Notes Series 591000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591000	$10,000	$10,000	7.51%	1.00%	October 7, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591000. Member loan 591000 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,949 / month
Current employer:	SPR Industries	Debt-to-income ratio:	14.73%
Length of employment:	2 years	Location:	Glenside, PA

Home town:
Current & past employers:	SPR Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,980.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at SPR Industries and where did you work prior to that?	I am an assembler at SPR Industries. I worked at Vail Communications prior to SPR as an Administrative Assistant.
Could you please list the debts you are consolidating and their interest rates?	I have various credit card bills and their interest rates vary. I need help paying down these credit card bills along with medical expenses.

Member Payment Dependent Notes Series 591029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591029	$14,000	$14,000	16.32%	1.00%	October 8, 2010	October 16, 2015	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591029. Member loan 591029 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,230 / month
Current employer:	Aetna	Debt-to-income ratio:	14.12%
Length of employment:	4 years	Location:	Tampa, FL

Home town:
Current & past employers:	Aetna
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > i am the winning bidder on a motorcycle on ebay . i need the full 14000 to cover tax tag and title. i bid on this bike after i was approved through this site please fund in full

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	76
Revolving Credit Balance:	$3,724.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Aetna?	i work in member services
Can you list the make and model of the Motorcyle you plan to purchase, including the year? Do you currently own a motorcycle or any other transportation? Can you list your monthly payments such as credit card bills, rent, etc. Thanks.	I am the leading bidder on a 2007 haze custom bobber on ebay . it is a custom built harley davidson with 2500 miles on it. i own a 2006 f150 .my rent is shared between my fiance and i my rent portion is only 350.00. total bills beyond that are $300 (credit cards, utilities etc)
You've bid on a bike on eBay before you have the money to pay for it? When does the bidding close? Have you actually won the bid or are you currently the person with the highest bid?	when i applied for the loan from this site i was under the understanding that the loan was approved .... i was not informed that all the investors had to invest etc until after i was given the approval . i can go get an immmediate approval elsewhere if needed . i started this loan process through here way before the auction closed.it just finished today.
I want to make sure I understand this correctly -- you made a binding commitment to pay $14K (including tag & title) that you do not currently have, before knowing for sure that you could get access to the money needed to carry out your commitment? Did I get that right, or did I misunderstand what is going on?	i was not informed by this site that investor ie you had to invest . when i applied for a loan online i recieved an approval email from this site. all i was told before this whole investment process was i was approved . had no idea about this whole investment process i was approved through banks and other sites this is just the site i closed out the loan first .
Glad to hear you won the auction, and the bike sounds great. I think you can ask the bike owner to wait a couple of days while your lending club loan completes.	thank you so much. it is awesome. hopefully you guys will have it wrapped up soon thanks so much

Member Payment Dependent Notes Series 591044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591044	$2,500	$2,500	14.35%	1.00%	October 8, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591044. Member loan 591044 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Silvergate Bank	Debt-to-income ratio:	7.84%
Length of employment:	7 years	Location:	San Diego, CA

Home town:
Current & past employers:	Silvergate Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,001.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 591073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591073	$13,000	$13,000	7.88%	1.00%	October 12, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591073. Member loan 591073 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Ryder Integrated Logistics	Debt-to-income ratio:	16.70%
Length of employment:	10+ years	Location:	Macedon, NY

Home town:
Current & past employers:	Ryder Integrated Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,101.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain exactly what you are paying off? What do you do at Ryder Integrated Logistics?	I am refinancing a credit card that is currently at 13.24%. I just want to lower the rate and pay it off quicker.

Member Payment Dependent Notes Series 591092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591092	$5,000	$5,000	13.98%	1.00%	October 12, 2010	October 15, 2013	October 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591092. Member loan 591092 was requested on October 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,400 / month
Current employer:	n/a	Debt-to-income ratio:	8.29%
Length of employment:	n/a	Location:	canton, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/01/10 > Thank You.Will I be notied when payment is due and will I beable to make payment on line and to where Borrower added on 10/01/10 > How do I verity my bank account? Borrower added on 10/01/10 > When will I recieve my loan? Borrower added on 10/02/10 > This is my correct e mail adddress Borrower added on 10/02/10 > I'm retired from Us Chemical & Plastics Borrower added on 10/03/10 > My home is worth $50,000.00 by doing what I want to finish doing will be worth $75,000.00 Borrower added on 10/03/10 > To reasure that any and all loans will be paid off in full if ever in the avent of my death that there is plenty of life insurance to pay them. Borrower added on 10/03/10 > I want to thank those Investors who have helped out so far,this is not just to help me but my grandchildren also to give them a better place and security to play . Borrower added on 10/03/10 > Will had a talk with my kids told them about the program where investors help. There remark to me was no one is going to help they don't believe there are people out there who do such a thing. Like to prove them wrong for once,this younger generation thinks they know every thing. Borrower added on 10/03/10 > I'm beginning that my children are right.About to give up. Borrower added on 10/04/10 > May be people like to know who I am,I'm a single father and family comes first. I don't drink nor do I do drugs. I'm the kind of a person who would give his shirt off his back to help others if possible. I've given to Make A Wish Foundation For Kids,I've Given To Help Fight Cancer For Kids,I've Given To Arm Forced Men. Just a plain simple guy who leads a plain and simple life. Borrower added on 10/04/10 > Keep checking my bank account to see when I would recieve loan I requested for.Wondering when I'll recieve it. Borrower added on 10/04/10 > Doesn't look like I'm going to get the amount I requested which is $5000.00 to complete my home improvement. Borrower added on 10/04/10 > Doesn't look like I'm going to make the $5000.00 I need to beable to get my drive way in with in the next two weeks before the weather gets colder. Borrower added on 10/05/10 > We all have made mistakes in our lives some good some bad no one is perfect in this world of ours we have our ups and downs and we half to live with it for we can not go back and change things but to only better our selves.No matter what everyone deserves that chance in life.

A credit bureau reported the following information about this borrower member on October 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	48
Revolving Credit Balance:	$3,766.00	Public Records On File:	1
Revolving Line Utilization:	67.20%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Retired from s Chemical & Plastics I recieve a retirement check every month and SSS check every month.
Please explain your Public Record on File (96 Months ago). Did you maybe file for bankruptcy?	I won't lie yes I did.

Member Payment Dependent Notes Series 591157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591157	$8,000	$8,000	6.76%	1.00%	October 7, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591157. Member loan 591157 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Advanced Sports Medicine	Debt-to-income ratio:	18.77%
Length of employment:	3 years	Location:	Lake Hiawatha, NJ

Home town:
Current & past employers:	Advanced Sports Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > thank you

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,396.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Advanced Sports Medicine?	Type your answer here. Front end- check patients in and out, verify insurance, precerts, post payments.
What are the amounts and interest rates of the debts you are consolidating?	Type your answer here. 5,000.00 credit card 13.24% 2,500.00 credit card 13.99% and a few doctors bills no interest
Could you please list the debts you are consolidating and their interest rates?	Type your answer here. $5,000.00 credit card 13.24% interest $2,500.00 credit card 13.99% interest 500.00 doctors bills no interest

Member Payment Dependent Notes Series 591194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591194	$6,000	$6,000	11.49%	1.00%	October 8, 2010	October 16, 2015	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591194. Member loan 591194 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	DealerSocket Inc	Debt-to-income ratio:	20.90%
Length of employment:	< 1 year	Location:	Laguna Niguel, CA

Home town:
Current & past employers:	DealerSocket Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > My plan with this money is to consolidate a 29.99% APR on another credit card that has 4k balance and also consolidate a $1800 balance at 24% APR. By just doing this my minimum payments would drop $100 a month. Borrower added on 10/04/10 > I have a Bachelor's Degree and my wife has a Master's in Education. We're a talented couple with great ambition. I just made some silly mistakes four years ago that we're cleaning up. I work with growing company and look forward to getting rid of all credit cards. Then, I'll focus on the investor portion of Lending Club.

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,689.00	Public Records On File:	0
Revolving Line Utilization:	73.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what was the inquiry in the last 6 months?	Application for a personal loan we ended up turning down.
Can you please list your current debts and what you intend to pay off with this loan?	My plan with this money is to consolidate a 29.99% APR on another credit card that has 4k balance and also consolidate a $1800 balance at 24% APR. By just doing this my minimum payments would drop $100 a month.
Is the income listed on your application just your income? If so, what does your wife make per month?	My wife is currently a stay at home mom, but she does photography on the side.

Member Payment Dependent Notes Series 591234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591234	$3,000	$3,000	7.88%	1.00%	October 12, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591234. Member loan 591234 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Autozone	Debt-to-income ratio:	3.70%
Length of employment:	< 1 year	Location:	WEST PALM BEACH, FL

Home town:
Current & past employers:	Autozone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > I am applying for a loan to help dig me and my family out of a financial situation.

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	5	Months Since Last Delinquency:	14
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Autozone and where did you work prior to that?	Im a Customer Service Rep, We do everything from basic sales to minor install and repairs, like test and replace batteries, sometimes alternators, belts, hoses. Prior to Autozone i was self employed teaching martial arts

Member Payment Dependent Notes Series 591265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591265	$12,000	$12,000	7.88%	1.00%	October 8, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591265. Member loan 591265 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Creative Designs Intl	Debt-to-income ratio:	22.02%
Length of employment:	5 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Creative Designs Intl
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > This money will be used to pay off credit card debt. My interest rate on my cards if too much for me to get a handle on, and this will be much more manageable since this interest rate is so much lower.

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,583.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debts you are consolidating and their interest rates?	Hi. The $12,000 is all credit card debt. I have two I am trying to pay off. Chase Credit Card. Owe $9620. Interest rate of $12.24%. Juniper Credit Card. Owe $1960. Interest rate of $13.24%. That totals $11580. I also have a Bank of America Credit card, but that currenyl has 0%. So I was thinking the remaining money I took out from this loan could go towards that credit card. I have $5600 on that card. Thank you.

Member Payment Dependent Notes Series 591298

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591298	$3,000	$3,000	13.23%	1.00%	October 6, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591298. Member loan 591298 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Yorba Regional Animal Hospital	Debt-to-income ratio:	1.00%
Length of employment:	4 years	Location:	ANAHEIM, CA

Home town:
Current & past employers:	Yorba Regional Animal Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$441.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 591341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591341	$3,000	$3,000	13.61%	1.00%	October 6, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591341. Member loan 591341 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,042 / month
Current employer:	Albert Einstein College of Medicine	Debt-to-income ratio:	4.15%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	Albert Einstein College of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > Since I divorced and this is my only surviving child, I want to buy her wedding dress and give her whatever I can towards her wedding.

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	7
Total Credit Lines:	26	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,326.00	Public Records On File:	1
Revolving Line Utilization:	16.00%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 591373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591373	$3,250	$3,250	15.58%	1.00%	October 6, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591373. Member loan 591373 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	scotrun diner	Debt-to-income ratio:	24.96%
Length of employment:	10+ years	Location:	east stroudsburg, PA

Home town:
Current & past employers:	scotrun diner
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	77
Revolving Credit Balance:	$6,415.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list the debts you are consolidating and their interest rates?	sears 24% KOHLS 22% BEST BUY 22.9% JCP 24% BON-TON 24% ORCHARD BANK (VISA) 18%TOTAL7000.00
Why did you not request $7,000 Thank You	i did requested 6000 but iwas approved for 3250

Member Payment Dependent Notes Series 591431

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591431	$1,200	$1,200	7.14%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591431. Member loan 591431 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	dawn	Debt-to-income ratio:	3.17%
Length of employment:	2 years	Location:	san francisco, CA

Home town:
Current & past employers:	dawn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > This is a loan to pay to for something for my boyfriend

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$906.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "dawn" and what do you do there?	D.a.w.n. is Drug Abuse Warning Network. I review charts at kaiser hospital and report cases of drug related hospitalizations.

Member Payment Dependent Notes Series 591503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591503	$15,000	$15,000	7.88%	1.00%	October 7, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591503. Member loan 591503 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Maritz Inc.	Debt-to-income ratio:	1.19%
Length of employment:	2 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Maritz Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/02/10 > We are rehabbing a house: kitchen, bathroom, floors, windows, etc. We are paying for the balance of the rehab with money we have saved over the last several years. We already have all our bids and designs, so we know the cost. We will be renting the house and already have our renters who will move in when the rehab is finished.

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,065.00	Public Records On File:	0
Revolving Line Utilization:	4.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Maritz Inc. and where did you work prior to that?	Before taking a full-time position at Maritz, I was a self-employed consultant for about 18 months. Before that, I worked for about 20 years in the non-profit world: leadership development, fundraising, administration, etc. My work at Maritz includes internal consulting for innovation, creativity, leadership development, and organizational development.
How many mortgages do you have? (One for the rehab and one for the house you live in? How much are the payments? Also, what is the purpose of this loan? You state that you are using savings to pay for the rehab. Do you just prefer to finance the rehab instead of paying with cash? Thanks in advance, and I look forward to funding your loan.	It's a bit confusing to some, but here's what we're doing: We currently rent a house ($850 rent). We have bought the house we are rehabbing ($470 mortgage pmt). The rent we will receive will cover the payments on the house and this loan. We are not moving into the house ourselves because we have two small kids and the house is not big enough for all of us. We are using cash to pay for most of the rehab, but want to keep some cushion for emergencies, so we are requesting this loan to pay for a portion of it. Once this project is done, we will use the rental income to purchase a house for our family.
I am interested in funding this loan since I live just outside of St. Louis too - like to help neighbors. But I'm wondering - if your renters back out will you still be able to make loan payments?	Thanks, neighbor. The chances of the renters backing out is slim to none, but several things could play out if it did happen: we could cover the loan while we look for other renters; we could cover the loan while we sell the house and make some money off having rehabbed it (it's in a neighborhood with good home sales), using that income to pay off the loan; we could do a cash-out refinance and use that to pay off the loan; or, if we had to, we could move into the house ourselves. I don't see any of those things actually happening, but we've got our bases covered. Thanks.

Member Payment Dependent Notes Series 591511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591511	$4,000	$4,000	11.86%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591511. Member loan 591511 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	whole foods market	Debt-to-income ratio:	22.69%
Length of employment:	2 years	Location:	LITTLETON, CO

Home town:
Current & past employers:	whole foods market
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$69.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 591518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591518	$1,400	$1,400	11.12%	1.00%	October 8, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591518. Member loan 591518 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	PowerNet Global	Debt-to-income ratio:	15.41%
Length of employment:	3 years	Location:	Cincinnati, OH

Home town:
Current & past employers:	PowerNet Global
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	19
Revolving Credit Balance:	$236.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PowerNet Global?	Profit control/financial analyst

Member Payment Dependent Notes Series 591552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591552	$16,000	$16,000	7.88%	1.00%	October 12, 2010	October 16, 2013	October 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591552. Member loan 591552 was requested on October 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	AUTORE OIL COMPANY, INC	Debt-to-income ratio:	10.40%
Length of employment:	10+ years	Location:	RUDYARD, MI

Home town:
Current & past employers:	AUTORE OIL COMPANY, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,262.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for AUTORE OIL COMPANY, INC?	I AM A TRANSPORT DRIVER. I HAUL FUEL TO LARGE STATIONS & LOAD IT FROM BULK PLANTS. THANK YOU FOR ASKING.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	HI, We own our home.There is no mortgage.I hold a deed with my spouse. We have no home equity loan. Current value of the home is 180,000.00.We have lived here for 36 years. Thanks for your time!.
Please list the names and balances of the companies making up your current revolving credit balance. Also, why did you apparently decide not to request a loan amount that would retire the full balance of $23,262?	THE COMPANY IS FIRST OF AMERICA. WE HAD A 3.99 INTEREST RATE UNTIL THE CARD CHANGES CAME INTO EFFECT. IT IS NOW ALMOST 20%. WE OWE 16000.00 ON THAT CARD. THANK YOU FOR ASKING.

Member Payment Dependent Notes Series 591643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591643	$4,800	$4,800	13.98%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591643. Member loan 591643 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	French & Casey, LLP	Debt-to-income ratio:	7.75%
Length of employment:	7 years	Location:	New York, NY

Home town:
Current & past employers:	French & Casey, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > I am had to take on the responsibility of supporting my mother and aunt and, along with everything else, had been hard on me. My goal is to pay off these pay day loans which are killing me at this point with their ridiculous 198% interest rate and pay and get back on track. Once these loans are paid off I can pay off my lender in a time period of less than six months rather than the three years my listing says. Please take me into consideration. Thank you. Borrower added on 10/04/10 > I recently have had to take on the responsibility of supporting my mother and aunt and, along with everything else, has been hard on me. Because of this I caught myself in the payday loan trap which is currently killing me at this point with their ridiculous 198% interest rate. With this loan I can pay off these payday loans and get back on track. I can pay off my lender in a time period of less than six months rather than the three years my listing says. Please take me into consideration. Thank you.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	12
Revolving Credit Balance:	$1,120.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at French & Casey, LLP?	I am a Paralegal.

Member Payment Dependent Notes Series 591656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591656	$6,000	$6,000	7.51%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591656. Member loan 591656 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	STATE FARM INSURANCE	Debt-to-income ratio:	10.72%
Length of employment:	5 years	Location:	BELEN, NM

Home town:
Current & past employers:	STATE FARM INSURANCE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > MY CREDIT SCORE SAYS IT ALL! - MY PAYMENTS HAVE BEEN MADE ON TIME EVERY-TIME!

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,251.00	Public Records On File:	0
Revolving Line Utilization:	10.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at STATE FARM INSURANCE?	OFFICE MANAGER
Are you refinancing a car you already own or are you purchasing a new car? What model and year car?	Purchasing a vehicle for business start-up. 1997 Cadillac Deville.

Member Payment Dependent Notes Series 591699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591699	$6,600	$6,600	7.88%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591699. Member loan 591699 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$81,083 / month
Current employer:	Sungard Availability Services	Debt-to-income ratio:	0.86%
Length of employment:	5 years	Location:	Superior, CO

Home town:
Current & past employers:	Sungard Availability Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > I am looking to consolidate the balance on a few credit cards I have, the goal being to simply management of them, and also to lower my interest rate. I have never used a P2P lending site, but I thought I would give it a try. The rate is very appealing (even 0% balance transfers usually last for only a year and still charge a 3% initial fee), and I also like the idea of rewarding individual investors.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	41
Revolving Credit Balance:	$11,960.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sungard Availability Services?	Systems Engineer
Your income is listed at $81K/month. What is the correct amount per month. Thanks.	$97K/year.
Please have your profile updated and provide more info like: do you have more paychecks coming into your household? do you pay alimony, child support, etc? What do you plan to do with the money? What plan of action do you have should you "stumble"? You make an awesome salary so how did you land in this situation? Also, give us more reasons why we should help.	Perhaps you could help me out here. I don't see where I can update my profile. I click on the Profile link at the top of the web page, but it only shows me information such as name, address, email, etc. I've used the Help function, but also to no luck. Thanks in advance.
If you post an answer to the lenders questions, it will be displayed in the Q and A section. I don't think you can change your profile. Good luck with your loan.	Thanks. I went ahead and added something to the description.
You still need to answer questions from Member_575274.... typical engineer :)	I addressed a few of them in description I just added, but regarding the others: I do not pay alimony or child support, no ex-wives or even children for that matter. My wife also contributes a pay check to the household. My monthly payment will be relatively low, and I don't foresee any circumstances which would leave me unable to pay back this loan.

Member Payment Dependent Notes Series 591714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591714	$7,000	$7,000	10.38%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591714. Member loan 591714 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Entertainment Cruises	Debt-to-income ratio:	17.64%
Length of employment:	10+ years	Location:	Arlington, VA

Home town:
Current & past employers:	Entertainment Cruises
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,248.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Entertainment Cruises?	Administrative Manager. Started 20 years ago in Food and Beverage, then moved into Sales and Marketing and now Administrative.
I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt?	I was in a relationship that ended in January 2008. At that time I found myself having to find a place to move. I bought my condo and in the process of setting up my new household I built debt on my credit cards. I am lookng to pay off higher interest card with this loan. Also, due to the economy, last year the salaried staff had to take a 5% pay cut which cut into available money. This loan will allow me like I said to pay off a 19% interest credit card and allow me to pay off the debt in 3 years, rather than longer if I was still paying the credit card down.

Member Payment Dependent Notes Series 591721

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591721	$3,000	$3,000	11.12%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591721. Member loan 591721 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Dillards	Debt-to-income ratio:	4.75%
Length of employment:	3 years	Location:	Amarillo, TX

Home town:
Current & past employers:	Dillards
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	2
Revolving Credit Balance:	$3,958.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Dillards?	Type your answer here. sales
Your credit report shows a delinquent payment within the last two months. Can you give the reason for this. Thanks	Type your answer here. I believe I didn't receive bill.

Member Payment Dependent Notes Series 591736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591736	$3,000	$3,000	7.88%	1.00%	October 12, 2010	October 17, 2015	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591736. Member loan 591736 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,900 / month
Current employer:	Ed Rinke Chevrolet	Debt-to-income ratio:	0.86%
Length of employment:	8 years	Location:	Clinton Twp, MI

Home town:
Current & past employers:	Ed Rinke Chevrolet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1970	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$477.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Ed Rinke Chevrolet?	I am a parts delivery driver working part time to supplement my S.S. income

Member Payment Dependent Notes Series 591771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591771	$6,500	$6,500	14.35%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591771. Member loan 591771 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,700 / month
Current employer:	air force	Debt-to-income ratio:	11.55%
Length of employment:	n/a	Location:	sumter, SC

Home town:
Current & past employers:	air force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > Wanting to get a loan to pay off two credit cards and just have one pament with lower rates

A credit bureau reported the following information about this borrower member on September 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	12
Revolving Credit Balance:	$6,067.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	i have to credit cards i want to pay off and make one payment instead of two. The one has $2469 with 8.9% intrest fixed the other has 3668 with 15.8% intrest but it is variable and that is the one i realy want to get rid of and get a fixed intrest. Thanks John
You are requested $6,500. What plans do you have for the remaining dollars after you pay off the $3,668 loan? It will cost you money to pay off the $2,469 loan. Thank You	It coat me 6100 to pay off the two credit cards and the fees from lending tree make it were i need to ask for 6500 thanks john
How long have you been with the US Air Force and what was the reason for the delinquency 12 months ago?	i have been in the air force 3 years with 3 three more years to go. And the delinquencey i know of is when i move las year i missed one payment of $4 to the club on base.
rank? ETS?	E4

Member Payment Dependent Notes Series 591833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591833	$6,000	$6,000	16.45%	1.00%	October 7, 2010	October 17, 2015	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591833. Member loan 591833 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Waste Services Inc	Debt-to-income ratio:	2.99%
Length of employment:	10+ years	Location:	Altamonte Springs, FL

Home town:
Current & past employers:	Waste Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,219.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer Waste Services Inc? (2) Loan is $4,000 more than Transunion Credit Report indicated debts. What specific debts are being consolidated/refinanced that are not included in credit report total? (4) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	I drive a front-load garbage truck for Waste Services. I have been doing this since 1981. I have another loan through a private party that I also intend to pay off. I intend to pay off this loan in approximately 3.5 years
What was the reason for the delinquency 19 months ago?	Nothing serious. I just completely forgot to mail the payment

Member Payment Dependent Notes Series 591857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591857	$5,000	$5,000	10.38%	1.00%	October 7, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591857. Member loan 591857 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,154 / month
Current employer:	Cryomech	Debt-to-income ratio:	10.81%
Length of employment:	10+ years	Location:	Syracuse, NY

Home town:
Current & past employers:	Cryomech
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	63
Revolving Credit Balance:	$4,612.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cryomech?	Type your answer here. I am the Compressor Assembly Manager. I have worked at Cryomech for the past 15 years. I lead a group of 16 employees that manufacture cryo-refrigerator compressor packages and through our hard work and dedication, we have become one of the top cryogenic companies in the world.
Could you please give details on reason for loan? Thank You	Type your answer here. I currently own 2 vehicles with over 100,000 miles and would like to get them both in shape for the up coming winter. I am also going to purchase new carpeting and furniture for my home.

Member Payment Dependent Notes Series 591885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591885	$5,000	$5,000	14.84%	1.00%	October 7, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591885. Member loan 591885 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,900 / month
Current employer:	Cox Communications	Debt-to-income ratio:	8.00%
Length of employment:	4 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Cox Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > This is a loan for the adoption costs of a child. My employer will reimburse me for the cost of the adoption once it is finalized. This loan is just for the initial costs and will be paid back once my employer has reimbursed me. I do not plan on taking the 36 months to pay it back. My wife and I were planning on the adoption process taking longer which would have given us the time to save the money, but we found out last Sunday that there is the possibility of us getting a baby at the begining of november. So that is why we are asking for the loan. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	71
Revolving Credit Balance:	$1,315.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cox Communications?	I am a universal home technician. I install and trouble shoot phone, internet, and video services.

Member Payment Dependent Notes Series 591965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591965	$14,000	$14,000	14.72%	1.00%	October 12, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591965. Member loan 591965 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,792 / month
Current employer:	brothers carpet and flooring	Debt-to-income ratio:	21.52%
Length of employment:	5 years	Location:	cliffside park, NJ

Home town:
Current & past employers:	brothers carpet and flooring
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > looking to become a future investor on this website, but i need to clear my things up first, then i will help others in this needed time.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	68
Revolving Credit Balance:	$3,244.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at brothers carpet and flooring?	warehouse operations manager
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	i currently live with my parents, my parents do not owe anybank nothing , and we are talking as of now to transfering ownership to me within a month or two. but i'd like to thank u
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	hi, and thank u i have 2 credit lines (bal #1 $6500) bal (bal #2 $3600), they are not credit cards, they do have a 27% interest rate, and i can only purchase things with a check,,the third is a credit card w/ a 19% interest rate and (bal $3500)
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	credit line #1 250 month credit line #2 144 month credit card 250 month car paymnt 330 month car insurnce 185 month timwrncble 125 month includes phone and internet food 600 month live w/parents
What was the cause for the deliquency you have on file and I see that your revolving debt is 3,200 but you are at 87% utilization. That is pretty low to be so close to your max. I want to help but these are my concerns..Look forward to your response.	the deliquency is an 10 year old capital one card that i once had and i ended up losing my job , but i end up settling with the credit card company about 3-4 months later, which i don't know if that show's. the revolving debt i will admit is pretty high and the interest on the card is whats hurting me, but then again one month it's close to max, another month it's low, i really don't know how to answer this question for you.
Are you planning on living with your parents for the length of this loan with no rent due?	yes, then i will start house hunting.

Member Payment Dependent Notes Series 591983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591983	$7,800	$7,800	10.75%	1.00%	October 12, 2010	October 20, 2015	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591983. Member loan 591983 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Campus Apartments Inc	Debt-to-income ratio:	10.23%
Length of employment:	2 years	Location:	Lafayette, LA

Home town:
Current & past employers:	Campus Apartments Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,501.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Campus Apartments Inc and where did you work prior to that?	I am the Leasing and Marketing Manager for one of our Owned Assets. I work full-time to make sure the community is 100% leased and occupied at all times. My 3 year Anniversary with Campus Apartments is in May 2011. Prior to joining the Campus Apartments team, I was a Management Trainee at Enterprise Rent-a-Car.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	2 Credit Cards. A little under 4,000 on both. Interest rate is approximately 22%. Monthly payment is around 210 combined. This loan will pay both off. I have no problem paying the credit cards each month and have never been late on a payment. I am just trying to reduce the amount of money I will spend on interest charges so I can pay the balances off sooner.

Member Payment Dependent Notes Series 591989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591989	$7,750	$7,750	7.51%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 591989. Member loan 591989 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,785 / month
Current employer:	Ralph's	Debt-to-income ratio:	23.24%
Length of employment:	1 year	Location:	Lynwood, CA

Home town:
Current & past employers:	Ralph's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/03/10 > pay off credit card balances

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,305.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you plan to consolidate and the associated interest rate	Macy - 24.9% interest rate and Bank of America credit card 11.24%
What do you do at Ralphs and where did you work prior to that?	Security at the corporate office and/or warehouse. Prior employment trainee for the Los Angeles County Sheriff Dept.

Member Payment Dependent Notes Series 592008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592008	$9,700	$9,700	16.45%	1.00%	October 12, 2010	October 18, 2015	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592008. Member loan 592008 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	DiFrancesco, Bateman, Coley...	Debt-to-income ratio:	24.85%
Length of employment:	5 years	Location:	Long Valley, NJ

Home town:
Current & past employers:	DiFrancesco, Bateman, Coley...
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > I have an old WaMu card that moved to Chase. It has about $9,800 on it. They refuse to lower my interest rate below 28.5% and no other card I have charges nearly that. I've tried everything with them to get them to reduce this rate and they refuse. I make more than the minimum payments of $330 to them monthly now from my various sources of income. I'm in good standing, but this rate is way too high and they won't justify it. I hope to give someone else some of my money and in the process end my relationship with them, between this loan and and collecting some of the money people owe me I can close that account and pay it off.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,910.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why do you have a revolving credit balance that approaches 10 months of gross income? That seems very high to me.	I have additional income of $10k - $20k a year. I have used much of this money to invest into my various projects that are on going. Any project I have that fails to meet my expectations I sell off the materials to recover the costs and funnel the funds to remaining projects. Several of my projects are reaching the point in which the investment produces returns sufficient to warrant such an investment. I simply see no reason to reward Chase for this behavior. I have made payments larger than I'm asking to create with this loan for many months. Additionally, I can think of no better way to build a proper reputation than to reliably demonstrate my ability to pay this loan as this form of lending is new territory to me. For the reason of demonstrating my reliability I have chosen to reduce only this one debt. The interest rate reduction alone will free nearly $100 a month of my income to pay down these debts as I move forward and that further protects your investment as I will close that account.
My questions: (1) What is current position (Job/What you do) for employer DFC? (2) Transunion Credit Report shows $52,910 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	(1) I don't see how I can maintain my privacy and answer this question for you directly, but my position here is fairly secure or I wouldn't have been here so many years and I would be hard to replace even if we parted company. I suspect I could easily make an additional $25k a year employed elsewhere but there are advantages to staying here for now in this economy. (2A) No...I had home equity loans in the past but they are paid and closed. Though the property values nearby are fairly stable even today, in this economy I've been careful not to tinker too much with loans secured against merely the house. Obviously the rates are better, but I suspect the mess could be harder to clean up if property values did have problems. I already had to endure a switch to the mortgage on the house as the mortgage company, TBW, vaporized (obviously nothing to do with me directly). I own a fairly large investment in tools and hardware (machinery) it's much easier to sell this stuff, even in this market, to satisfy debts but it's useless to really get a loan against this stuff itself. (2B) At this point in time I can budget $1,200 in credit card debt per month (that exceeds the minimums), I can pay more depending on other expenses and flux in my other streams of income (3) Assuming my circumstances as they are now, I expect to start making every effort to pay off debts in the order of most practicality. With this line I'll close this line of credit with Chase and a checking account they've been leaching monthly fees from (they told me if I opened it they'd work on the credit card interest rate...yeah...sure). Then I'll likely attack my line of credit with a local credit union as they've been very reasonable and I'd like to pay them in full and then transfer off chunks of my other debt to pay off. It's possible if something unexpected happens I may leave a loan at this APR for the full 5 years. If there was a sudden upswing in my local housing prices or suddenly one of the people that owes me money (I'm owed more than $50k right now by various people) pays I might pay this in full at that time. Currently I'd like to think this might be paid in full in 3 years. I think it's unlikely it will take less than that unless one of those that pay me money suddenly hits the lottery, so until then they'll just pay what they can even in this economy. So in a way you are benefiting from my loans in time, materials and capital to some other people. In short, the best I can do now is put the time frame between 3 and 5 years. However, I will see to it this loan will be paid.
I will fund your loan because I despise CHASE. Please do repay faithfully so i can fund more loans from people trying to get CHASE off their back (all the while hopefully create a fund to help my kids with their college education).	I will repay this loan. There is no advantage to me to do otherwise. In repaying this loan I'm effectively demonstrating to everyone that funds it I'm a worthwhile investment. Unlike with a conventional bank and those credit cards, I can see a list of how many people put their trust in me, and how many people I can help in exchange for my efforts. Further, if I default I only hurt the next person in my position and I've walked a mile in my shoes. Unlike Chase, by being responsible to this community and to those that believed in me, future doors may open for everyone. Right now, Chase is simply pulling my strings, there seems to be no future in doing business with them. As long as I allow them to continue they can use these funds to continue to degrade my value and the value of anyone else they happen to feel like going after. The only logical solution is to vote with my feet.
Again, why do you have a revolving credit utilization balance at 96.20%? It appears that this amount is all on credit cards from the comments you have made and it is likely the high % is caused by a high rate of spending. It also appears that you are running out of other sources of capital and are turning to lending club (us) to bail you out. I too would like to help out, but am cautious of what I see of you on paper. Give us some concrete details on your existing debt and your overall plan to lower you utilization %, succinctly. Thank you and good luck.	1. I used my revolving credit to purchase computers, tools, robotics, and other professional expenses for various projects I'm doing. It's hard to get a small business loan in this climate without more specific documentation to support it. Best way to get the viability of the income is get the income in this climate. In some ways I was better off not getting a small business loan as some of the projects I started I had to close rapidly for being obviously problematic. In other ways it helped me offload people's costs back onto them so I don't have to borrow for them at all. A good deal of my efforts these days are T&M POD. I'd consider this a business loan but frankly, I'd need a lot more formality and I'm not sure that's proper to pay off the debts like that. 2. $100 in the face of this sort of debt, even each month, is hardly a bail out. In point of fact, I've paid this higher bill each month for months and could continue to do so. If I really wanted the immediately lower rate, and I was desperate I could (as stated already) go for the equity I have in the house. Course last time TBW tied up several thousand of my money and wasted 40 days of my life. I can't really afford that sort of nonsense again especially as I'm doing everything I can to pay for things with liquid cash. Screw ups like with that TBW loan are not supposed to happen, but frankly a lot of things that aren't supposed to happen seem to happen in banking today. Like whole mortgage companies vaporizing without saying a word. 3. I have already collected about $2,000 this month alone and that's not bound on materials, I plan on collecting additionally around $1,500 just this month. Never mind the pay checks which for the sake of this process were the easiest to confirm besides simply looking at the balance of the bank account. My income will be escalating as time moves forward as I don't have to keep pulling on my funds to move projects forward. At worse I can sell off any tools I no longer need and I got them used mostly below 25% of the cost thanks to the economic liquidation and I've already been selling them off little by little at a profit. 4. I have no open home equity lines. No car loans ever (2 fully functional cars I repair myself and have the tools). I have never had student loans. I have no back taxes, in fact the IRS and state owe me some money I'm in the process of collecting. In short my debt load is mortgage, revolving credit and living expenses. 5. Of that monthly expense, I suspect the information you may have might not reflect that some of that revolving credit I intentionally have closed myself and am steadily paying down. This includes a closed credit card with Sears/CitiBank they tried to jack my rate to 19% on (it wasn't just me...did it to other people with no balance as well...plus added an annual fee). 6. Between my escalating monthly income. The fact my projects are now either going to distribution or being finalized with the remaining cost burden on other people. The fact I'm collecting money in addition to my salary. The fact I've got even further funds I can collect. The best way to pay that debt is to pay it off with the lowest interest rates possible as quickly as possible without having to use it to pay bills. In short, try to stop using my revolving credit as I have obviously basically done (high utilization or not) or otherwise nothing would be getting paid and it has been getting paid obviously. 7. Additionally I could close all my revolving credit. This seems unnecessary. Despite Chase's complainants this entire time, I've closed other credit cards, paid some off and opened others at much more reasonable rates. I prefer, however, to reduce the available revolving credit as frankly I think in this situation I no longer need it and it's more burden than help.

Member Payment Dependent Notes Series 592019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592019	$10,000	$10,000	7.88%	1.00%	October 6, 2010	October 17, 2013	October 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592019. Member loan 592019 was requested on October 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	University of Nevada, Las Vegas	Debt-to-income ratio:	8.23%
Length of employment:	5 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	University of Nevada, Las Vegas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,790.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the University of Nevada, Las Vegas?	I teach philosophy, mainly Critical Thinking.

Member Payment Dependent Notes Series 592043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592043	$5,000	$5,000	7.51%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592043. Member loan 592043 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	golden state foods	Debt-to-income ratio:	16.85%
Length of employment:	2 years	Location:	buford, GA

Home town:
Current & past employers:	golden state foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > I am seeking a small loan to improve my families living condition. Borrower added on 10/05/10 > I truly appreciate the the funds that been added to my account thus far.I thank all of you.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	20
Revolving Credit Balance:	$11,542.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what do u do in golden state foods? Also, what is the delinquency for?	Type your answer here.I work on machines that produce food products for Mcdonalds corp..The money would be used for home repairs.

Member Payment Dependent Notes Series 592052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592052	$8,400	$8,400	11.86%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592052. Member loan 592052 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Gardens Alive, Inc	Debt-to-income ratio:	23.46%
Length of employment:	2 years	Location:	Troy, OH

Home town:
Current & past employers:	Gardens Alive, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > This loan will be used to pay off several credit card debts and allow me to become current on my bills - my family suffered some serious medical bills earlier in the year and we have been playing catch up ever since. I received a promotion at work last month along with a pay increase, so I'm sure with the breathing room this loan will provide, we will be financially stable.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	81
Revolving Credit Balance:	$16,675.00	Public Records On File:	0
Revolving Line Utilization:	84.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Thank you for your interest. The credit cards that will be paid off include; USBank $2700 - 19.4% - monthly payment $75 Capital One Visa $2500 - 17.25% - monthly payment $70 Capital One Master $800 - 16.7% - monthly payment $20 JCPenney $600 - 21% - monthly payment $45 Discover $1300 - 19.24% - monthly payment $40 I will still have a USBank account with a balance of $4300 with 0% until June 2011 open and payments are $62 mo. I am an ECommerce Manager.
I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt?	Thank you for your interest. Major medical bills at the beginning of the year depleted my savings and forced me to use my credit cards - so between my new raise and enrolling in the Health Savings program at work (making sure to include enough funds to cover my family's yearly deductible) I should be safe from accruing new debt.

Member Payment Dependent Notes Series 592064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592064	$6,400	$6,400	11.49%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592064. Member loan 592064 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	World Wide Digital Services, Inc.	Debt-to-income ratio:	4.06%
Length of employment:	3 years	Location:	burbank, CA

Home town:
Current & past employers:	World Wide Digital Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,998.00	Public Records On File:	1
Revolving Line Utilization:	57.40%	Months Since Last Record:	49
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at World Wide Digital Services, Inc.?	World Wide Digital Services is a digital cinema rental house. We rent state of the art digital HD movie cameras to the motion picture and television industry. www.worldwidela.com. I am the president with 12 years experience in the business. I handle all day to day including client relations and marketing

Member Payment Dependent Notes Series 592086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592086	$4,000	$4,000	14.35%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592086. Member loan 592086 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,292 / month
Current employer:	The Home Depot	Debt-to-income ratio:	19.12%
Length of employment:	< 1 year	Location:	Powder Springs, GA

Home town:
Current & past employers:	The Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Medical expenses - removal of Lipoma

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,750.00	Public Records On File:	1
Revolving Line Utilization:	75.00%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your delinquency.	I'll be happy to answer your question, however I am unclear as what you are referring to. Please add more detail. Kind Regards.

Member Payment Dependent Notes Series 592129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592129	$3,000	$3,000	7.51%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592129. Member loan 592129 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	american sugar refinery	Debt-to-income ratio:	15.07%
Length of employment:	5 years	Location:	arabi, LA

Home town:
Current & past employers:	american sugar refinery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,561.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 592140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592140	$3,025	$3,025	15.95%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592140. Member loan 592140 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	BB and T	Debt-to-income ratio:	2.00%
Length of employment:	2 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	BB and T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	34
Revolving Credit Balance:	$210.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592167

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592167	$2,000	$2,000	10.75%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592167. Member loan 592167 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	hillsborough radiology	Debt-to-income ratio:	9.51%
Length of employment:	9 years	Location:	trenton, NJ

Home town:
Current & past employers:	hillsborough radiology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > personal loan to pay off bills

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592186

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592186	$10,000	$10,000	11.49%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592186. Member loan 592186 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.46%
Length of employment:	3 years	Location:	Macedon, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > This is for initial funding to get my business up and running full time. Below is part of the Executive Summary from my business plan. Executive Summary Design Studio is a professional website and web application designer, developer and provider for individuals, small businesses. Design Studio will be organized as an LLC, with a single founder holding 100% ownership. Design Studio will be based out of a residential home. Operating hours are from 9 am to 6 pm, Monday through Friday. Primary target markets are individuals and small business that are in need of a new or updated website and/or web application. Pricing will be based on market research prices since the majority of products/services will not have a set price but instead will be based on project quotes. Design Studio is positioned as the Web Technology business that offers website and web application design and development, hosting solutions, domain names, SSL certificates and e-mail solutions. Design Studio is a platform for custom websites and web applications with built in tools like content management and account management. These tools are can be integrated directly into a website or web application to maintain uniform user interactions. Given the growing demand for quality websites and web applications, Design Studio is confident that we will succeed.

A credit bureau reported the following information about this borrower member on September 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	72
Revolving Credit Balance:	$2,457.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 592219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592219	$2,400	$2,400	14.72%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592219. Member loan 592219 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	1.67%
Length of employment:	n/a	Location:	westerville, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 09/30/10 > I am currently need of money to help with upcoming student loan payments. I do not have enough right now from my job but the boost will prepare me for payments and assist in giving me time to accrue more money on my own.

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592227	$6,000	$6,000	7.14%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592227. Member loan 592227 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$47,000 / month
Current employer:	Sandisk Corp	Debt-to-income ratio:	1.51%
Length of employment:	2 years	Location:	San Jose, CA

Home town:
Current & past employers:	Sandisk Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,797.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$47,000 a month? Is that accurate? If so can you please attempt to verify this with lending club? Thanks! I look forward to funding your loan.	yes, it is accurate year income. Thanks tw
Your profile shows a monthly income of 47K. Is this correct ? What home improvements will you be making ? Thanks for your answers.	wrong, 47k year income, it is not monthly. home improvement around 10k. Thanks tw

Member Payment Dependent Notes Series 592230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592230	$6,000	$6,000	7.88%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592230. Member loan 592230 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	General Dynamics	Debt-to-income ratio:	16.28%
Length of employment:	9 years	Location:	ELGIN, IL

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Paying off a few credit cards am very reliable.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,404.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 592237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592237	$8,400	$8,400	19.41%	1.00%	October 8, 2010	October 18, 2015	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592237. Member loan 592237 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,733 / month
Current employer:	n/a	Debt-to-income ratio:	8.58%
Length of employment:	8 years	Location:	Morristown, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > This loan will be used to finance the conversion of my two-bedroom home into a three-bedroom, thus increasing its value. By doing this, I will more effectively be able to refinance, which – in turn - will enable me to pay off my outstanding credit card debt and improve my overall financial situation. I have consistently paid my mortgage and all other expenses that come with home ownership, and would provide the same level of respect and responsibility to this loan. Monthly budget is between $8,000-12-000, which contains at least $3,000 available for additional expenses. I’ve been the Owner/President of a video post-production company for 8 years, and have worked in the industry for 18 years. I’ve got many consistent clients, one of which utilizes my services nearly every day and pays each Friday via direct deposit.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,245.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe your employment situation. What home improvements are contemplated? Thank you.	I am the owner/president of a video post-production company. I am going to convert my two-bedroom home into a three bedroom, thus increasing the value.
What is the project? What is your budget?	The project is the conversion of our home from a two-bedroom to a three-bedroom. Budget is approx. $7,000.
You are almost out of credit, so why is now a good time to do home improvement?	That is, in fact, the reason for doing this. We are converting the house from a two to three-bedroom in order to increase the value, to - in turn - refinance and pay off all outstanding debt.
What savings do you have for emergencies?	approx. $25,000
If you are unable to refinance, will you still be able to comfortably cover the costs of this loan?	Yes I will. The refinance will specifically be to pay off complete balances, so I can eliminate all my debt (in addition to the savings that come with a better rate). As far as the necessary monthly expenditures, I will be fine, regardless.
What is the mortgage/HELCO on your home and it's current value? Projected value after completion of project?	Current value ranges from $362,000 - $385,000. Projected value will be between $395,000 - $425,000.
If your income is $6,733 per month and your monthly budget is $8,000-$12,000, there must be another source of income. Please explain the source and amount. Thank you.	I am self-employed. On average, my business will take in a gross income of between $8,000-$12,000 per month. The total GROSS sales for 2009 was actually $114,675 ($56,615 from my corporation, $53,444 from 1099 income paid directly to me, and $4,616 from clients who paid me as a temporary employee for hours worked). The number on my application which you are using for your calculations is from my 2009 personal taxes, which only includes a small portion of the corporate income (after corporate deductions had been subtracted) and additionally subtracts personal deductions. The actual flow of income on a monthly basis (pre-deductions/expenditures), however, was much bigger.
You make ~$6800 a month, but your monthly budget is between $8,000-12-000...do you have a significant other with income?	Someone else asked me this question yesterday. I'll post my response here as well: I am self-employed. On average, my business will take in a gross income of between $8,000-$12,000 per month. The total GROSS sales for 2009 was actually $114,675 ($56,615 from my corporation, $53,444 from 1099 income paid directly to me, and $4,616 from clients who paid me as a temporary employee for hours worked). The number on my application which you are using for your calculations is from my 2009 personal taxes, which only includes a small portion of the corporate income (after corporate deductions had been subtracted) and additionally subtracts personal deductions. The actual flow of income on a monthly basis (pre-deductions/expenditures), however, was much bigger.
I am close to adding my funds to your loan, but I am anxious. Can you assure me that my two bits, which are precious to me, will be in good hands when I put them in your hands?	Absolutely.
How much debt and what interest rates are your current mortgage, HELOC, credit cards?	Mortgage $332,896 (5.75%) Credit Cards: $17,800 (10.65%) $676 (9.9%) No HELOC
Driven4myKids asked: "What is the mortgage/HELCO (HELOC) on your home?" Please respond.	I'm sorry. I am not familiar with this term. If you let me know what it is, I'd be glad to look it up in terms of how it relates to my house and/or mortgage.
I assume you know what a mortgage is. HELOC is short for home equity line of credit. In other words, how much debt is there against the property, which would be the total of your mortgage balance plus a HELOC, if you have one.	My apologies for not knowing the HELOC abbreviation. I don't have one. Mortgage balance is $332,896
Hi, Couple of questions: 1. ) Please list all your debts, their APRs', outstanding balances, monthly payments, durations and please highlight the ones that are being adjusted/paid-off with this loan.. 2.) Please list your take home pay, savings, all your households' expenses, mortage/rent, home-insurance, health-insurance payments & if any tax liens, alimony & child-care expenses? Thanks	Mortgage $332,896 (5.75% 30-year fixed) ??? includes insurance and taxes Credit Cards: $17,800 (10.65%) & $676 (9.9%) Take Home Pay: Between $8,000 - $12,000 gross income per month (before expenses). Savings: About $25,0000 Household (yearly): Electric $2113, Gas $1880, Water $412 Health Insurance: $880/month Tax liens/Alimony/Child-care: NONE
I am concerned about the $21,000 revolving credit and the Inquiries in Last 6 Months 4 . Also, do you have a plan of action just in case you encounter a misfortune? What about alimony, child support or any other debts you are oblogated?	Eliminating the revolving credit is the reason for and ultimate goal of the loan. The money will be used to convert our house from a two-bedroom to a three-bedroom, increasing the value; enabling us to refinance much more effectively - paying off the revolving debt in the process. Inquiries were with mortgage companies for possible refinance. That's how I came up with the three-bedroom plan. Backup plans for misfortune are savings accounts, IRA's, life-insurance with cash-out option. There is no alimony, child support or other debts.
HELCO stands for a home equity line of credit, although I don't know exactly how the acronym breaks down. OK, you have persuaded me, I'm throwing in my $$$. I wish us both luck in our endeavors.	Likewise & many thanks!!

Member Payment Dependent Notes Series 592263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592263	$2,500	$2,500	7.14%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592263. Member loan 592263 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Medical Center of Central GA	Debt-to-income ratio:	20.30%
Length of employment:	3 years	Location:	Macon, GA

Home town:
Current & past employers:	Medical Center of Central GA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$842.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 592285

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592285	$12,000	$12,000	13.23%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592285. Member loan 592285 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	12.81%
Length of employment:	9 years	Location:	PACIFICA, CA

Home town:
Current & past employers:	WELLS FARGO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,239.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates of the debts you are consolidating?	Approx: 1) $8,500 - 29% 2) $3,500 - 36%
What do you do at WF ? Credit report shows $23k revolving debt. What are the specifics (int. rate, amount) of the accounts you are paying off and what are the specifics of the accounts that will remain?	Approx: 1) $8,500 - 29% 2) $3,500 - 36% Keep: 1) $11,000 - 9%
What do you do at WF ?	Accountant

Member Payment Dependent Notes Series 592342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592342	$4,000	$4,000	11.86%	1.00%	October 6, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592342. Member loan 592342 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Hireright	Debt-to-income ratio:	18.23%
Length of employment:	5 years	Location:	irvine, CA

Home town:
Current & past employers:	Hireright
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,619.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592359	$13,000	$13,000	7.51%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592359. Member loan 592359 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Baker Hughes	Debt-to-income ratio:	10.62%
Length of employment:	< 1 year	Location:	Cypress, TX

Home town:
Current & past employers:	Baker Hughes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Had multiple debts occur within a year of each other. I was almost debt free in 2008. In 2008 had lasik for 5k, got married in 2009 and had wedding debt of 18k, just bought a house in 2010, so I have the debt of furniture and closing costs, ect. The current debt is on multiple credit cards all with rates of "0% interest teaser rates". I have been moving them around to keep the low rate, but it is costing me 4% every time. I would like one loan to completely pay off the credit card debt and not have to keep moving them when the teaser rate ends. My wife and I have a gross income of $13,000/month. Great credit. This is a guaranteed solid rate of return. 14k Cash 24k IRA Feel free to ask any questions. Thanks! Borrower added on 10/04/10 > $13,000/month combined Gross income w/ 14k in cash savings. We are getting this loan to consolidate debt from 5k Lasik in 2008, 18k wedding in 2009 and house purchase in 2010. This will pay off our credit card debt and we will be debt free in 3 years. This is a solid investment with a guaranteed rate of return. Feel free to field any questions to me. Thank you. Borrower added on 10/05/10 > More income details: Me - Drilling Applications Engineer - Baker Hughes - 93k/year + bonuses - 5 Years Experience Wife - Kindergarten Teacher - 45k/year - 3 Years Rental Property - $18,000/year = $13,000/month gross = Roughly $9,100/month after tax Expenses - $2550/month - House PITI - $1175/month - Rental PITI - $500/month - Auto Loan - $300/month - Various Insurance - $500/month - Utilities - $2000/month - Living Expenses - $600/month - Student Loans - $400/month - Miscellaneous Credit Cards - $500/month - NEW LENDING CLUB LOAN - $575/month - Savings/Extra Expenses Total = $9100/month We could have more in savings, but we are paying more than minimum on all loans and credit lines. We hope to be debt free in 3 years / obviously besides the long term student loans.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,996.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592362	$10,000	$10,000	7.88%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592362. Member loan 592362 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,830 / month
Current employer:	Dow Chemical Company	Debt-to-income ratio:	17.02%
Length of employment:	3 years	Location:	WHITE CASTLE, LA

Home town:
Current & past employers:	Dow Chemical Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,755.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you planning on doing with this money?	I need to pour a driveway and build a storage shed.

Member Payment Dependent Notes Series 592367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592367	$9,000	$9,000	15.21%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592367. Member loan 592367 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	US Postal Service	Debt-to-income ratio:	13.80%
Length of employment:	10+ years	Location:	Victorville , CA

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > I have been at my job for 29 years and know that my job is stable. the funds will be used to consolidate bills and pay off the one's that are a higher interest rate.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	58
Revolving Credit Balance:	$4,492.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What exact debts (amounts and interest rates) are you planning to pay off with this loan?	Type your answer here. I have 1 loan that I owe $4500,00 and the other one $ 2600,00, 1 credit card Balance $930.00 and 1 $800.00 the interest ranges from 15% to 23%. I am currently paying $750.00 a month for all of these debts and just wanted to consilidate.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Type your answer here. I have a loan on my daughters car thru loan mart. She got into an accident and I had to use the money for medical bills and an attorney. I owe $4500, interest is I believe 18% and another thru cash call, that I owe $2600 interest is very high 125%. I have 2 credit cards balances of $800 and $950 interest ranges from 18% To 22%. I have been with the postal service since 1981 and am a clerk and sort mail.

Member Payment Dependent Notes Series 592370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592370	$16,000	$16,000	11.86%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592370. Member loan 592370 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,195 / month
Current employer:	U.S. Coast Guard	Debt-to-income ratio:	18.79%
Length of employment:	10+ years	Location:	Rohnert Park, CA

Home town:
Current & past employers:	U.S. Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Loan to consolidate all revolving account debt, to pay off faster and lower interest.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$3,082.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, - Can you please list all of your debt, the interest rate. - Your credit report shows on $3,000 in revolving debt, what are the rest of the funds for? - What do you do for the Coast Guard?	Hello, I'm an IT in the Coast Guard I work on phones and computers. Here is a listing of my wife's and I debt. Citibank (Closed account but need to pay off balance) 12% interest 2300.00 balance. USAA Credit Card 14% Interest 4000.00 Balance (est) Bank Of America (Wife's Card) 14% Interest 13000.00 Balance At this point we have been paying 2500.00 a month to try and pay these off but it has been going slowly. With this loan we can consolidate most of the debt and be guarenteed to have it gone in 36 months. I'm not to the point where I can't eventually pay this off but saw this as an opportunity to get it knocked out and be able to take the extra money and put it into savings so I can stop living paycheck to paycheck. Sorry for the longwinded response.
what was the delinquency about 56 months back?	That was a 30 day late payment. We missed one of the bills and paid it the following month.

Member Payment Dependent Notes Series 592402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592402	$9,000	$9,000	7.88%	1.00%	October 12, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592402. Member loan 592402 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	US Postal Service	Debt-to-income ratio:	2.30%
Length of employment:	10+ years	Location:	Georgetown, SC

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,535.00	Public Records On File:	0
Revolving Line Utilization:	9.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592416	$17,000	$17,000	10.38%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592416. Member loan 592416 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,816 / month
Current employer:	Los Angeles County	Debt-to-income ratio:	19.65%
Length of employment:	3 years	Location:	Baldwin Park, CA

Home town:
Current & past employers:	Los Angeles County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Just to clarify, I live at home and the mortgage on my parents home has been paid off. I do not pay any monthly rent.

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,404.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, as far as I can see you haven't given a loan description besides saying that you live in your parent's home and don't pay rent. It would help borrowers if you give a description of what you plan to do with the money. You are requesting a loan for $17k, yet your Transunion credit report shows you owe $26k in revolving credit. Please explain why you are not paying off this complete amount. Last, please list out your current debts and their interest rates. Thanks Also, please list our your current	Type your answer here. I'm paying off one credit card with this loan. I have 3 more months left on my car loan, once this is done I plan on using those funds towards paying off the second card. The second card currently carries a variable rate of about 11%. My car loan is 3.9%.
I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt?	Type your answer here. Yes, I removed an authorized user on my credit card. You could say it was a lesson learned.
What is your job with Los Angeles County?	Type your answer here. Fraud Investigator
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2 How long do you plan to live with your parents? Thanks.	Type your answer here. Monthly expenses: 1. $0 rent 2. $460 car (3 months left on loan @ 3.9%) 3. $0 utilities 4. $107 insurance 5. $65 cell phone 6. $195 visa (11%) 7. $60 internet 8. $82 school loan (2.9%) 9. $460 mastercard (18% this loan will pay this card) 10.$300 food and entertainment (this amount varies) I don't have any plans to move out. I am not the sole earner of the household, there are two others. I have $4000 in savings.

Member Payment Dependent Notes Series 592483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592483	$8,000	$8,000	14.72%	1.00%	October 12, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592483. Member loan 592483 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.33%
Length of employment:	n/a	Location:	Lees Summit, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > Actually working toward 0 debt as my husband would like to retire Borrower added on 10/05/10 > need to consolidate debt to refinance our home

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,824.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your source of income?	Executive manager for pharmecueticals
Why the delinquency 19 months ago?	My husband travels 5 days a week and when I noticed I went and paid in full the bill came in his name only and we don't open each others mail--credit report .com notified me but too late to get off
Can you tell me how long you have been employed with your current employer?	12 years and retired from another company before this for 30 years, in same industry

Member Payment Dependent Notes Series 592535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592535	$1,800	$1,800	13.23%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592535. Member loan 592535 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,420 / month
Current employer:	Whitman Financial Services	Debt-to-income ratio:	3.08%
Length of employment:	10+ years	Location:	Wakefield, MA

Home town:
Current & past employers:	Whitman Financial Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	24
Revolving Credit Balance:	$273.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Whitman Financial Services?	Office Manager, with Administrative responsibilities.

Member Payment Dependent Notes Series 592557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592557	$5,000	$5,000	16.82%	1.00%	October 7, 2010	October 18, 2015	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592557. Member loan 592557 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,300 / month
Current employer:	Dr. Shane McDowell	Debt-to-income ratio:	17.72%
Length of employment:	9 years	Location:	Fort Myers, FL

Home town:
Current & past employers:	Dr. Shane McDowell
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	46
Revolving Credit Balance:	$5,506.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 592570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592570	$1,500	$1,500	6.76%	1.00%	October 7, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592570. Member loan 592570 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	RRI	Debt-to-income ratio:	5.09%
Length of employment:	2 years	Location:	humble, TX

Home town:
Current & past employers:	RRI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for?	Meet my parents in New Mexico for some sight seeing

Member Payment Dependent Notes Series 592571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592571	$7,000	$7,000	13.61%	1.00%	October 12, 2010	October 18, 2015	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592571. Member loan 592571 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	bayside asset management	Debt-to-income ratio:	16.27%
Length of employment:	3 years	Location:	LOCKPORT, NY

Home town:
Current & past employers:	bayside asset management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/04/10 > putting a new roof on my house Borrower added on 10/04/10 > i plan on having this loan paid off in 1-1 1/2 years. i appreciate your interest!!

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,978.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In your listing, you report that you rent your home. Why is your landlord not replacing the roof?	i put rent down because i dont own the house. i pay rent to the person i live with. he isnt my landlord, he is my boyfriend, he owns the house. when i was filling out my profile, i wasnt sure how to answer that question so i put that i rent. he had half the money we needed for the roof, so i applied for the other half through lending club. i wanted to do my part for the household.
Hi, Couple of questions: 1. ) Please list all your debts, their APRs', outstanding balances, monthly payments, durations and please highlight the ones that are being adjusted/paid-off with this loan.. 2.) Please list your take home pay, savings, all your households' expenses, mortage/rent, home-insurance, health-insurance payments & if any tax liens, alimony & child-care expenses? 3.) Would you need the full 60 months to pay off this loan ? Do you have a licensed & insured roofing contractor to do this work ? Thanks	i have 1 credit card with a $2000 limit, i believe the APR is 12%. outstanding balance of $1200...i have had the card since 1994. i am not using the loan to pay off debt, i am using it to contribute to putting a roof on our house. i do not own the house...my boyfriend does. and yes we are using a licenced roofer. i have no tax liens, alimony, or child care expenses. and no, i do not need a full 60 months to pay this off...it will be more like 12-18 months

Member Payment Dependent Notes Series 592672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592672	$5,000	$5,000	14.84%	1.00%	October 8, 2010	October 18, 2013	October 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592672. Member loan 592672 was requested on October 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,425 / month
Current employer:	DIME SAVINGS BANK	Debt-to-income ratio:	10.52%
Length of employment:	3 years	Location:	Long Island City, NY

Home town:
Current & past employers:	DIME SAVINGS BANK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,765.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Dime Savings bank? Also, where did you work previously, and what did you do? Why did you leave that position?	Hello, Thank you for your question. As you already know, I work at the Dime Savings Bank. My position at the bank is a Supervisor. I have been working there for well over three years. I started working as a Teller and then as a Relaionship Banker and now I have finally been a Supervisor for over two years. Dime does not offer personal loans to customers, only home loans. I requested for $10,000 because I needed to pay for school. I currently attend Baruch College, majoring in Finance. I have an outstanding loan from Hofstra and that is why I am not applying for another student loan. I apologize for the delayed answer. Thank you, Asraful Habib

Member Payment Dependent Notes Series 592737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592737	$3,000	$3,000	10.38%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592737. Member loan 592737 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	18.56%
Length of employment:	10+ years	Location:	Seattle, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > I will use this money to invest in some small- size violins that I can rent to my students. I predict that this investment will pay itself off in a year to two years at the most, and my students won't have to deal with violin shops.

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,039.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592738	$5,000	$5,000	10.38%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592738. Member loan 592738 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	BrainJuicer	Debt-to-income ratio:	15.99%
Length of employment:	3 years	Location:	Branford, CT

Home town:
Current & past employers:	BrainJuicer
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,952.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592749	$17,000	$17,000	14.35%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592749. Member loan 592749 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Citizens Financial Group	Debt-to-income ratio:	15.48%
Length of employment:	10+ years	Location:	Cumberland, RI

Home town:
Current & past employers:	Citizens Financial Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > This is a loan to pay off a high interest rate credit card.

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	52
Revolving Credit Balance:	$40,857.00	Public Records On File:	0
Revolving Line Utilization:	88.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer CFG? (2) Transunion Credit Report shows $40,857 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders nothing useful; instead an approximate number of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Hello, 1. I work in IT, I'm a Senior Systems Engineer/Architect specializing in UNIX and Virtualization technologies. 2. No, I have a few other credit cards that I share with my wife but they are low interest, all less than 10%. The payments amount to about $350 a month but I usually pay more and my wife usually puts in about $300 a month. 3. I'll most likely have this loan for the 3 years I applied for.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Hello, I have a Discover Card with a $5000 balance at a 9.9% rate, a Citizens Bank Card with a $8000 balance and a 9.9% rate and the one I'm trying to pay off is a Bank of America Card with a $17000 balance and a 24.99% rate. The only one I need to pay off is the high interest card. The other revolving credit is a card my wife shares with my in-laws and the majority of the debt on that belongs to my in-laws. The payments on the lower rate cards amounts to about $350 a month and we usually pay around $600. The payments on the high interest rate card are around $500 a month and most of that is interest. I work in IT, I'm a Senior Systems Engineer/Architect specializing in UNIX and Virtualization technologies. I've been with my employer for about 15 years
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2..Are you the sole wage earner? Thanks.	Hello, I'm not the sole wage earner. My income combined with my wife's is about $13,000 per month. We have no children. Here is a breakdown Mortgage $2400 (includes house insurance) 2 Car payments $557 Electric $60 Phone $55 Directv $75 Internet $40 3 Credit cards $850 (minimum payment) Food shopping $400 ($100 per week) Gym $20 Car insurance $135 (2 cars) 1 Cell phone $60 Oil heat $195
I am confused. Unless I added things up wrong, it looks like you have monthly expenses of ~4000, not including the 850 that you pay towards your credit card debt. (I have a hard time figuring the numbers without using one of the free financial management tools such as mint.com) If I figured correctly - and if your household income is 13,000 - I am not understanding why/how your credit card debt is so high. It seems like with your income it would be paid in full each month. What am I missing?	Hello, That is our Gross income before taxes and we each contribute a significant amount to our 401k's. After taxes and 401k deductions we net about $6947. The remainder of the income is used for misc items, clothes, savings, entertainment, house upkeep, auto repairs, etc. The credit card debt is high because I had one card with a very high limit to be used only for emergencies and after an elderly family member passed away with no life insurance I used the checks that came with the credit card to pay for the funeral and other misc bills that were left behind. I didn't realize that using the checks were considered a cash advance and were subject to a much higher APR so that is why I'm trying to pay that off. Hope this answers your question.
Hello- Please describe the reason for the delinquency that is listed on your credit profile....(54 months ago)	I was holding a car loan for a friend with bad credit and he made a late payment after assuring me that would not happen. After that I paid the note directly myself and just had him reimburse me so that is my only blemish. Lesson learned.

Member Payment Dependent Notes Series 592760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592760	$7,000	$7,000	16.45%	1.00%	October 12, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592760. Member loan 592760 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Sec of State	Debt-to-income ratio:	17.97%
Length of employment:	10+ years	Location:	benld, IL

Home town:
Current & past employers:	Sec of State
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,419.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us if the loan is truly for home improvement or debt consolidation?	Yes, it is really for home improvement. I have some minor repairs I'd like to get done around the house before winter get here
Do you have other household income not listed above?	No I do not
What is your position with the Sec of State?	I am a Micrographic Equipment Operator

Member Payment Dependent Notes Series 592775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592775	$5,000	$5,000	7.51%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592775. Member loan 592775 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,083 / month
Current employer:	lumco manufacturing company	Debt-to-income ratio:	5.42%
Length of employment:	10+ years	Location:	NORTH BRANCH, MI

Home town:
Current & past employers:	lumco manufacturing company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,136.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at lumco manufacturing company?	I work in the office.

Member Payment Dependent Notes Series 592832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592832	$4,000	$4,000	14.84%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592832. Member loan 592832 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,167 / month
Current employer:	macys.com	Debt-to-income ratio:	10.23%
Length of employment:	< 1 year	Location:	san francisco, CA

Home town:
Current & past employers:	macys.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > This is to consolidate some of my debt.

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,848.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Really, you earn $150K a year? Why can't you take a few thousand of that each month and pay off the debt? I imagine you make 3-4x of the loan amount each month...so why do you want this loan exactly? Also, what happened with the delinquency 17 months ago?	well, I will pay off all the debt pretty fast. just the timing is funny right now. I had to send a lot of money to my parents to support their needs (medical and mortgage). I was hoping to get in front of the payments fast (and I will) but this month, I got tighter than I planned. the previous delinquency was due to my automated bank payments, overlooked the due date one month by a day. never happened again...
Do you really earn $14,167 / month? What do you do?	Im a VP of marketing.

Member Payment Dependent Notes Series 592889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592889	$1,050	$1,050	14.72%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592889. Member loan 592889 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	The Canine Fence Company	Debt-to-income ratio:	14.77%
Length of employment:	4 years	Location:	Danbury, CT

Home town:
Current & past employers:	The Canine Fence Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,372.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 592900

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592900	$5,000	$5,000	15.21%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592900. Member loan 592900 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	dept of corrections st. of ct.	Debt-to-income ratio:	17.46%
Length of employment:	10+ years	Location:	wolcott, CT

Home town:
Current & past employers:	dept of corrections st. of ct.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,025.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 592916

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592916	$6,000	$6,000	13.23%	1.00%	October 8, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592916. Member loan 592916 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Gap Inc - Old Navy	Debt-to-income ratio:	15.07%
Length of employment:	< 1 year	Location:	Plymouth, MA

Home town:
Current & past employers:	Gap Inc - Old Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > Paying off my credit cards with crazy interest rates, and all-around making my life a little simpler!

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,791.00	Public Records On File:	0
Revolving Line Utilization:	68.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work and for how long before Gap/Old Navy. What debts are you consoldating? Thanks	While getting my BA in Political Science & Communication Studies, I was a part-time waitress and caterer; I also worked as a vendor to Home Depot in their garden center. I kind of miss my plants...they complain a lot less than people! :0) I'm consolidating two credit cards - one with a ridiculous 29.99% rate. I had actually had negotiated them down to 9.99% on that card, but when the new regulations kicked in, my rate got jacked and they told me they couldn't help me.
What are you job duties at the Gap/Old Navy, and where did you work prior?	I am the Operations Manager for an Old Navy store - I own signage, marketing and markdowns, and also perform leadership functions including resolving customer issues and training associates. Prior to this, I was getting my BA in Political Science and Communication Studies (completed in 2009) and worked part-time as a waitress, caterer, and plant merchandiser.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Citi - $4,217.71 at 29.99% (gah!!) Bank of America - $1,316.67 at 14.24% OR $1,200 to Care Credit; the latter isn't in my name, and I would like to clear it sooner than later.
What was your start date with GAP?	May 18, 2010

Member Payment Dependent Notes Series 592949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
592949	$1,500	$1,500	16.32%	1.00%	October 8, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 592949. Member loan 592949 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	The Pantry Inc	Debt-to-income ratio:	24.57%
Length of employment:	1 year	Location:	FOLEY, AL

Home town:
Current & past employers:	The Pantry Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	17
Revolving Credit Balance:	$3,745.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The Pantry Inc and where did you work prior to that?	I am an assistant manager and before that, I worked for McDonald Oil Company.

Member Payment Dependent Notes Series 593029

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593029	$9,975	$9,975	7.51%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593029. Member loan 593029 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	PRN	Debt-to-income ratio:	14.55%
Length of employment:	< 1 year	Location:	SOMERDALE, NJ

Home town:
Current & past employers:	PRN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > Wedding Fees Borrower added on 10/06/10 > 1. How do we plan on using the funds? Answer 1. My fiance and I are going to use this loan as a way to finish off paying our wedding that is coming up in the summer. We were supposed to get married next summer but we are rushing the wedding because of her grandmothers health. 2. Good Borrower? Answer 2. Even though everyone would say "Yes" to this question I can easily say that "Yes I am a good borrower." I always pay my bills on time (rent, car, school loans, etc) and hardly have any type of debt whatsoever. 3. Monthly Budget? Answer 3. My fiance and I have a great monthly budget and save over $1700 every month combined after our living expenses. 4. Job Stability? With me being the lead Computer Programmer @ my company (with over 7 years in the field) and my Fiance being a Registered Nurse, we are both very confident that our jobs are stable and we will grow in both fields.

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,721.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PRN and what do you do there? Where did you work before that?	PRN concentrates solely on the healthcare industry, bringing the infirm (patients), the doctors and hospitals (providers), and the insurance companies (payors) together to carve out ???revenue cycle solutions.??? PRN???s clients include several hospitals in the Delaware Valley (UPENN, Abington, Lansdale, etc.) Basically we handle the billing, collections, and the claims for the areas major hospitals. Right now I am the Lead Computer Programmer (been here for under a year), programming the databases, and all the user programs. Also I create programs for new clients hospitals that come in that will be able to handle their data for our company to process. Also I have been creating Reporting Tools that will make a majority of our Administration Departments lives easier in the workplace. Before that I worked @ Philips Electronics for close to 5 years as a computer programmer in their medical division. I also handled a majority of the billing and accounting programming / reporting processes.

Member Payment Dependent Notes Series 593040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593040	$11,200	$11,200	13.98%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593040. Member loan 593040 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Air Force Det 3,544th Intelligence Group	Debt-to-income ratio:	24.94%
Length of employment:	7 years	Location:	Franklin, WV

Home town:
Current & past employers:	Air Force Det 3,544th Intelligence Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > I am currently serving in the United States Air Force for the past 7 1/2 years as an Signals Intelligence Analyst. I am Staff Sergeant (E-5), with 2 years remaining on my current contract. I plan to reenlist for an additional 6 years once I reach my reenlistment window. I am going to serve for 25 years, so I plan to retire from the Air Force. My job responsibilities requires a Top Secret Clearance. I take my job very seriously as well as my finances as it is part of my agreement to remain in good standing with my clearance. My debt obligations are all current as of this post and will remain the same throughout. I am vested in Lending Club notes as well so I understand the importance and responsibility that comes with this. I am currently deployed to Iraq for the next 9 months. I want to use this time to build my nest egg and continue to put money in a trust fund for my daughter. This loan will allow me to accomplish those goals I set out for myself while I am here. I have been married for 2 1/2 years. We have a 18 month old daughter. My wife is currently in Japan while I am away, living with her family. My wife works as an insurance claims agent. Her net income is $1400/month. I send her $500/month to assist in the care of our daughter. She pays no rent at her mother's residence. I plan to use the money to consolidate credit card and loans. Credit Cards: Discover, Credit One, and Capital One will be paid off while deployed) I plan to use the money from the loan to pay off the military star card Discover 700 x 2.9% (introductory rate) 15.9% Credit One Bank 300 X 22.9% (account will be closed once paid off) Capital One 1900 x 22.9% $125/month Military Star: 7500 x 9.9% $250/month Loans: Prosper Loan: 2700 x 27.47% $145/ month Monthly Breakdown $3900/net income month Rent: $0 Wife: $500/month (child care and baby necessities) Car Notes & Insurance $500/month Stow: $85/month (household goods) Wife's Cellphone: $85/month Credit Cards: $300/month Installment Loans: $655/ month (includes loans mentioned above) If you have any questions or concerns, please feel free to ask. I thank you for taking the time to consider my loan request. Please do not pass up a great opportunity to make a nice profit on your investment.

A credit bureau reported the following information about this borrower member on October 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,290.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long do you plan on staying in the Air Force?	I plan to do 25 years in the military.
One of the best and detailed loan descriptions I've seen. Thanks for what you do. You have my support for your loan.	Thank you...I appreciate your words of support and thank you for contributing.

Member Payment Dependent Notes Series 593053

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593053	$2,500	$2,500	16.82%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593053. Member loan 593053 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Abercrombie & Fitch	Debt-to-income ratio:	15.75%
Length of employment:	2 years	Location:	Mesquite, TX

Home town:
Current & past employers:	Abercrombie & Fitch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > This loan gives me a great monthly payment! Contact me with any questions you may have. Thanks! Michael

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,207.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Abercrombie & Fitch and where did you work prior to that?	I am an "impact team" member at A&F and on top of what a sales rep would do (customer service, register, etc.), I also take care of the visual aspect of the store, updating the salesfloor with new merchandise, processing shippment and managing the stockroom. Before and during A&F, I owned a clothing business and worked in the skin care and fragrance field.

Member Payment Dependent Notes Series 593140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593140	$9,000	$9,000	14.84%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593140. Member loan 593140 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	Canby School District	Debt-to-income ratio:	9.52%
Length of employment:	10+ years	Location:	Canby, OR

Home town:
Current & past employers:	Canby School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/07/10 > Held same job for 12 years Married for 22 years Lived at same residence for 18 years

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,808.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Canby School District?	Type your answer here. Accounts Payable and Purchasing for the last 12 years.
Your loan app. says "Get ME out of debit now." Borrowing money from Lending Club members will not get you out of debt; it will only change the identity of the creditor(s). One gets out of debt only by paying off his debt.	Type your answer here. I wish to consolidate payments, which will bring my monthly payment down. I work for a school district that has reduced contract days both last year and this year and will likely remain the same next year. All of which has resulted in wanting to consolidate and reduce my home budget.
My questions: (1) Transunion Credit Report shows $3,808 Revolving Credit Balance. Loan is $5,000 more than Transunion Credit Report indicated debts. What specific debts are being consolidated, refinanced that are not included in credit report total? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Type your answer here. My husband was laid off for a year after 16 years of employment, he is now back to work but the process is slow so in number of years to pay back the loan I would say 3 at this time. If the economy were to bounce back we would most certainly like to pay this off as soon as possible. Our loan debit is 7384 in loan debit and putting one additional mortagage payment in the bank. We have one child in college and another in high school and there are always unexpected ongoing expenses. We wish to pay off all credit cards/loans and save approximately 480.00 per month. I hope this answered your question. Thank you

Member Payment Dependent Notes Series 593147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593147	$3,600	$3,600	11.12%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593147. Member loan 593147 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,225 / month
Current employer:	Mid-Coast Fire Protection, Inc.	Debt-to-income ratio:	12.19%
Length of employment:	8 years	Location:	San Miguel, CA

Home town:
Current & past employers:	Mid-Coast Fire Protection, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on September 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,677.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 593181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593181	$2,500	$2,500	14.35%	1.00%	October 7, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593181. Member loan 593181 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	sport clips	Debt-to-income ratio:	4.67%
Length of employment:	1 year	Location:	dallas, TX

Home town:
Current & past employers:	sport clips
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,888.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the reasons for the delinquencies?	I had a bad month where I had car/medical expenses come up at once.

Member Payment Dependent Notes Series 593182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593182	$4,800	$4,800	15.58%	1.00%	October 8, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593182. Member loan 593182 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Pepsi Beverages Company	Debt-to-income ratio:	13.63%
Length of employment:	4 years	Location:	Plainfield, NJ

Home town:
Current & past employers:	Pepsi Beverages Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,205.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 593225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593225	$2,000	$2,000	10.75%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593225. Member loan 593225 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,417 / month
Current employer:	carrige house inc. co.	Debt-to-income ratio:	21.28%
Length of employment:	10+ years	Location:	CASSADAGA, NY

Home town:
Current & past employers:	carrige house inc. co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/05/10 > thank you intrusting in me, i hope to pay this off earlier .

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,824.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 593249

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593249	$3,600	$3,600	16.45%	1.00%	October 8, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593249. Member loan 593249 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Shentel	Debt-to-income ratio:	10.38%
Length of employment:	1 year	Location:	Harrisonburg, VA

Home town:
Current & past employers:	Shentel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > this loan is for a 2010 kawasaki ninja 250r .

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,810.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Make, model and year of bike?	2010 kawasaki ninja 250r
Will this be your primary transportation or a second means of transportation?	the bike will be a week end thing if the weather is good, i have my car used as primary transportation.

Member Payment Dependent Notes Series 593265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593265	$8,000	$8,000	13.61%	1.00%	October 12, 2010	October 19, 2013	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593265. Member loan 593265 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Gabellini Sheppard	Debt-to-income ratio:	19.30%
Length of employment:	2 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Gabellini Sheppard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > Furnitures, Vehicle, vacation, personal stuff

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,182.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please be more specific on the need for the loan? Thank You	Furniture, Vehicle, Vacation

Member Payment Dependent Notes Series 593266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593266	$10,000	$10,000	15.95%	1.00%	October 8, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593266. Member loan 593266 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,662 / month
Current employer:	HSBC	Debt-to-income ratio:	2.72%
Length of employment:	10+ years	Location:	LOMBARD, IL

Home town:
Current & past employers:	HSBC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,122.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) What is current position (Job/What you do) for employer HSBC? (2) Lending Club loans feature NO $ penalty for early payoff. You initially selected 5-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders nothing useful; instead an approximate number of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Question one - I'm and Executive assistant for a Sr Vice President in the Private Label Credit card division of HSBC. Question two - I'm using the funds to help pay for my wedding. I hope to use some of the money we receive to pay down the loan. I hope to have it paid in 3 years or less, but I like the fexibility and smaller payment for the 5 year term.
Congrats on your upcoming wedding! Since you're about to become an official dual income household, would you mind disclosing your spouse's job title and annual income? Such knowledge only improves your chances of receiving full funding.	My soon to be husband is a ticket agent for BNSF (Burlington Northern Rail Road), his annual income is approx $53K.

Member Payment Dependent Notes Series 593420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593420	$8,000	$8,000	11.49%	1.00%	October 12, 2010	October 19, 2015	October 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593420. Member loan 593420 was requested on October 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,143 / month
Current employer:	USMC	Debt-to-income ratio:	16.41%
Length of employment:	9 years	Location:	Wildomar, CA

Home town:
Current & past employers:	USMC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,693.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I will be paying off two of my credit cards, both are visas and i owe a total of 6400. With the remaining I will be paying part of a dental bill of 2100 dollars. I pay about 300 dollars a month on these bills at the minumum payment due. I am an aviation ordnance technician in the Marine Corps.

Member Payment Dependent Notes Series 593512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593512	$2,000	$2,000	7.88%	1.00%	October 8, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593512. Member loan 593512 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	CBNA	Debt-to-income ratio:	21.29%
Length of employment:	5 years	Location:	CUBA, NY

Home town:
Current & past employers:	CBNA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,256.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CBNA and what do you do there?	It is a Bank and I am a teller
Hi. What sort of emergency is this? Thanks.	Family

Member Payment Dependent Notes Series 593570

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593570	$5,000	$5,000	7.88%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593570. Member loan 593570 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,000 / month
Current employer:	Permanente Medical Group	Debt-to-income ratio:	7.32%
Length of employment:	10+ years	Location:	Windsor, CA

Home town:
Current & past employers:	Permanente Medical Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	12
Revolving Credit Balance:	$105,130.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Permanente Medical Group?	I am a hospital based specialist, a board certified internist that cares for adult patients who require hopitalization. I have been in this position, one which I created, for over 12 years.
Hi. 1) Do you really earn 20K/month? 2) Can you comment on the delinquency 12 months ago? Thanks.	My monthly salary is based on monthlly income plus two bonuses that each shareholder recieves from the Medical Group each year. Monthly salary plus bonus/12 has been around 20K for some time. What delinquency?
Hi and thanks for your answer. What is your position at the hospital ,and what is the 105000.00,revolving debt Thanks for your answer	I am a senior physician in the Permanente Medical Group, hospital based specialist and board certified internist. The 105K is a home equity line of credit through Wells Fargo.
Your Trans Union credit report shows one delinquency 12 months ago. Explain please. Thank You	I cosigned for my daughters car loan. She missed one payment 12 months ago which goes on my credit report.

Member Payment Dependent Notes Series 593573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593573	$4,800	$4,800	10.75%	1.00%	October 12, 2010	October 20, 2015	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593573. Member loan 593573 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,533 / month
Current employer:	Vector Wealth Management	Debt-to-income ratio:	22.53%
Length of employment:	4 years	Location:	Saint Paul, MN

Home town:
Current & past employers:	Vector Wealth Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > I am looking to lower the interest rate on my capital one credit card from 17.9%. I've never paid a bill late in my life. Please let me know what questions you have and I will answer them fully and promptly. Thank you in advance!

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,924.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Vector Wealth Management and what do you do there?	Vector Wealth Management is a registered investment advisory firm and I am a member of the Advanced Planning/Client Services team. I am basically a financial planner.

Member Payment Dependent Notes Series 593608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593608	$10,000	$10,000	11.86%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593608. Member loan 593608 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,333 / month
Current employer:	Union Bank	Debt-to-income ratio:	11.15%
Length of employment:	1 year	Location:	DECATUR, GA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	16
Revolving Credit Balance:	$36,672.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Union Bank and where did you work prior to that?	Hi. I'm the mortgage and deposit pricing manager for the Private Banking division. Prior to that I was the treasury management pricing manager for Fifth-Third Bank. I was a line of business analyst at SunTrust prior to that. Let me know if you have additional questions or concerns. Justin
Justin: What is the Delinquncy about on your credit history? Could you set up automatic payments to pay this loan. Thanks for reply.	Hi, Took a look at my credit report. That delinquency is associated with my BestBuy account on which I'm carrying a fully paid down zero balance. Only thing I can think of is that I either didn't receive or misplaced my bill and didn't realize until the following cycle. This loan is already set up for auto debit I believe. Let me know if you have additional questions or concerns.

Member Payment Dependent Notes Series 593616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593616	$5,000	$5,000	14.35%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593616. Member loan 593616 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,664 / month
Current employer:	kroger co	Debt-to-income ratio:	10.94%
Length of employment:	4 years	Location:	REYNOLDSBURG, OH

Home town:
Current & past employers:	kroger co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > I Plan to pay all my credit cards and just make one payment and have better interest rate with u,and have some money to fix my car (transmission repair).I always pay my bills on time.

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,508.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at kroger co?	i work at the customer service.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I have 2 credit cards of my own. Current Billing Statement: Cap. One- $ 392.98 (22.90) Chase- $1,157.31 (16.24%) w/ variable rate join account: Hhgregg- $ 715.57 (22.98%) Old Navy- $ 141.06 ( 22.99%)w/ variable rate Medical Bills: from my knee surgery Cardinal Orthopaedic Institute- $ 480.00 but i bring down to $425 ( making payments like $15 to $20 every month i dont know why they sent it to collection( Key Bridge).I do my best being responsile to pay the bills.So im going to start paying Key Bridge $40 a month. Its just overwhelm to look at this bills.Getting approved from you guys will give me peace of mine.And just make one payment with lower interest rate.

Member Payment Dependent Notes Series 593696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593696	$9,600	$9,600	13.61%	1.00%	October 8, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593696. Member loan 593696 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	JMP Securities	Debt-to-income ratio:	9.11%
Length of employment:	4 years	Location:	Staten Island, NY

Home town:
Current & past employers:	JMP Securities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > I'm going to pay off all my credit cards. The interest rates have all sky rocketed since our country has had economic troubles. Paying double payments on everything is like paying nothing. I'm a great borrower because I always pay on time. Now I will only have 1 monthly payment. I have a great job with a solid position in a growing company.

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	57
Revolving Credit Balance:	$11,383.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at JMP Securities?	Hi, I am an Executive Banking Assistant.
What are the interest rates on the credit cards that you are planning to pay off? How much are you typically paying on these cards each month? Good Luck with your consolidation.	Chase 24.4% Capital One 22.9% First Premier 20.15% JC Penny 22% Macys 22% Each month varies, but monthly a couple of hundred plus the cost of living on top it seems as though its an endless cycle

Member Payment Dependent Notes Series 593772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593772	$4,200	$4,200	13.98%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593772. Member loan 593772 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	IMS Health	Debt-to-income ratio:	18.03%
Length of employment:	1 year	Location:	allentown, PA

Home town:
Current & past employers:	IMS Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > This is a strategic move to better allocate the portion of my income that goes to debt. I currently pay about 600 per month on cards with a payback period of 24 months. This will allow me to bring that down to 150.00 over 36.

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	17
Revolving Credit Balance:	$6,083.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	sure... these are the primary debtors: debtor C Limit Use Rate Monthly Pay providian visa 600.00 147.84 28.24 100.00 amazon visa 3,000.00 1323.91 22.24 125.00 FIA mstrcard 2,000.00 864.00 14.24 100.00 Wells F visa 4,500.00 1538.03 18.57 275.00 I also have about 500.00 left on a student loan that i was gonna pay off. The plan is to take 2k & throw it at the WF visa & amazon visa, allowing me to get those down to 0.00 by end of yr. Then i take another 1k to the FIA & Providian cards. The remaining 500 will be used as a cash reserve. I have been using the WF visa as a vehicle for short term cash (paying back what i borrow every 15 days) but i don't want to deal with the cash advance fees anymore. About my job, i am the point person for IMS' Client Satisfaction/Experience Program in the Americas (USA, Canada & Latin America). In that capacity i initate contact with clients to get their feedback on IMS' performance (both annually & project to project). I then collate the info & report out to the company executives & functional areas on how they scored. We then collaborate using that info to figure out how to improve our standing with clients. Additionally, I support US sales ops with internal company reporting. Just recently, today in fact, i accepted an offer, in IMS, to move over to their consulting group for Managed Market Services. This includes a pay increase of $9500. This will go into effect on 10/18. Also, please note that i left bonus compensation (4-5% of base) out of my initial income report because it is variable. I hope that answers your questions.

Member Payment Dependent Notes Series 593790

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593790	$10,000	$10,000	15.95%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593790. Member loan 593790 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,925 / month
Current employer:	Ace Hardware	Debt-to-income ratio:	7.28%
Length of employment:	3 years	Location:	Prescott Valley, AZ

Home town:
Current & past employers:	Ace Hardware
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,921.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the debts and aprs that you want to consolidate?	I have three credit cards and one auto loan i am looking to consolidate. Credit card apr's are as follows: 17.24% 20.24% 27.24% I don't have auto loan apr available but i can tell you out of the $100.69 monthly payment, $41.45 of it is interest.
how much is your mortgage payment?	My mortgage payment is $862 a month
Can you give us the amounts per card?	My current credit card balances are: $691 $1410 $2811 My auto loan balance is: $4158

Member Payment Dependent Notes Series 593855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593855	$3,000	$3,000	11.86%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593855. Member loan 593855 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,784 / month
Current employer:	Comprehensive Software Systems	Debt-to-income ratio:	11.81%
Length of employment:	3 years	Location:	Golden, CO

Home town:
Current & past employers:	Comprehensive Software Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/06/10 > This is for a 1998 Jeep Cherokee I am purchasing from Unlimited Auto Sales in Denver, CO Borrower added on 10/06/10 > I have decent credit, but because of the age of the vehicle I cannot find a normal loan to finance it. I do all my own vehicle repairs so it being an older car does not mean it will leave me stranded. I just need something safe to drive in the snow.

A credit bureau reported the following information about this borrower member on October 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,714.00	Public Records On File:	1
Revolving Line Utilization:	83.10%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 593875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593875	$3,000	$3,000	6.39%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593875. Member loan 593875 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	hartford fire dept	Debt-to-income ratio:	9.67%
Length of employment:	10+ years	Location:	EAST HARTFORD, CT

Home town:
Current & past employers:	hartford fire dept
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,762.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the hartford fire dept?	im a driver
Whats the purpose of the loan?	used vechicle

Member Payment Dependent Notes Series 593932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
593932	$6,000	$6,000	15.95%	1.00%	October 12, 2010	October 20, 2013	October 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 593932. Member loan 593932 was requested on October 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,600 / month
Current employer:	Viskase Companies, Inc	Debt-to-income ratio:	0.23%
Length of employment:	4 years	Location:	burbank, IL

Home town:
Current & past employers:	Viskase Companies, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/08/10 > I am in the process of purchasing a home. The offer has been made and I will be doing a hardship distribution from my 401k to cover closing cost and down payment. The loan from Lending Club to pay off the medical collections listed on my credit report, replace the carpet in the property as it is trashed (foreclosure property), pay off an existing 401K loan 0f dollars that has a monthly payment of $672.56 Borrower added on 10/08/10 > I am in the process of purchasing a home. The proceeds from this loan will pay off the medical collections listed on my credit report and replace the carpet in the property as it is trashed (foreclosure property).

A credit bureau reported the following information about this borrower member on September 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$517.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are you spending money on home improvement if you rent?	I have a contract pending on a home. This loan is to replace carpeting and take care of some other needed repairs once I close on the house. I will also use part of it to clear the two medical collections I have listed on my credit from 2005

Member Payment Dependent Notes Series 594081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594081	$10,075	$10,075	13.98%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594081. Member loan 594081 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,450 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	19.62%
Length of employment:	1 year	Location:	Victorville, CA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/07/10 > Thank you for your interest in funding my loan. I will be using the loan if funded to payoff a Chase Credit Card 26.99% $6300.00 and Citi Card 25.99% $2900.00

A credit bureau reported the following information about this borrower member on September 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	70
Revolving Credit Balance:	$22,398.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken (other than requesting this loan) to further reduce your debt and maintain it at a lower level moving forward?	Taking an aggressive approach to paying off our debt by using the snowball effect starting with highest interest first. Credit Cards are no longer used for purchases we are putting approx 10% and month into savings and living well within our means. My Spouse also works so if all goes well debt free within 24 months. Thank you for considering my loan.
My questions: (1) What is current position (Job/What you do) for employer NG? (2) Transunion Credit Report shows $22,398 Revolving Credit Balance. Is any Home Equity Line of Credit (HELOC)? AND How much $ are you now paying per month for all the credit card/other debts? (3) Lending Club loans feature NO $ penalty for early payoff. You initially selected 3-years term. In YEARS, how long do you intend to service (keep active) this loan before final payoff? ("As soon as possible" answers tell lenders absolutely nothing useful; instead an approximate n-u-m-b-e-r of years answer is very helpful.) Thanks for answers. Lender 505570 USMC-RETIRED	Thanks for interest in my loan. #1 My current position at NG is in Technical services Division I am a Tactical Vehicle Maintenance Supervisor. I will be using the loan if funded to payoff a Chase Credit Card 26.99% $6300.00 and Citi Card 25.99% $2900.00. Also going to pay off Gemb Sams card 3000.00 @ 22.15% out of savings. We have no home mortgage payment or HELOC. We live in my Grandfather's home whom has passed, so no rent either. The other cards are a lower interest than I could receive through lending club so I will be starting with the highest interest of remaining cards and paying bulk one card off at a time. The plan at this time is to keep the loan for 24 months minimum. My spouse is also employed and her income is approximately 46,000 annually. Thank you for taking time to consider my loan.

Member Payment Dependent Notes Series 594108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594108	$4,200	$4,200	14.35%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594108. Member loan 594108 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Genzyme Genetics	Debt-to-income ratio:	12.99%
Length of employment:	1 year	Location:	Teaneck, NJ

Home town:
Current & past employers:	Genzyme Genetics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	17
Revolving Credit Balance:	$5,548.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts that you plan to consolidate; Type, Balance & APR? Please explain your delinquency 17 months ago.	Citihealth card bal. $1100@21.98%. Capital One bal.$1405@18.9% and Sears card $2459 no interest if paid in full by Jan.2011. I'm actually not aware of any delinquencies on my credit report. If there is one something must have happened to keep me from making that payment or maybe it is in error. I will definitely look into this. Thank You for letting me know.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Citihealth card bal. $1100@21.98%. Capital One card bal. $1405@18.9% and Sears card bal. $2459 no interest if paid in full by Jan.2011. I am a Clinical Laboratory Technologist. I perform testing on blood, bone marrow and tissue on patients to see if they have cancer and what type of cancer they have. Thank You

Member Payment Dependent Notes Series 594115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594115	$6,000	$6,000	13.23%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594115. Member loan 594115 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	DEPECHE MODE	Debt-to-income ratio:	20.78%
Length of employment:	< 1 year	Location:	Bronx, NY

Home town:
Current & past employers:	DEPECHE MODE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,488.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please some background on the need for the loan? Also what do you do at your job? Thank you	Hello, I need the loan for a medical procedure involving my father, he doesn't have insurance and has not had a complete physical in years which lead to some interesting findings. I don't need threee years to pay this loan off, just a few months. I work in accounting at a clothing maufacturing company.

Member Payment Dependent Notes Series 594131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594131	$1,500	$1,500	7.14%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594131. Member loan 594131 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Lyons and Donahue Contracting	Debt-to-income ratio:	4.38%
Length of employment:	4 years	Location:	Vernon, NJ

Home town:
Current & past employers:	Lyons and Donahue Contracting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,370.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 594257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594257	$5,000	$5,000	13.23%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594257. Member loan 594257 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Hosting.com	Debt-to-income ratio:	19.20%
Length of employment:	7 years	Location:	Louisville, KY

Home town:
Current & past employers:	Hosting.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,989.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your position at Hosting.com	I am a supervisor within the Support Department.

Member Payment Dependent Notes Series 594284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594284	$1,500	$1,500	11.86%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594284. Member loan 594284 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	n/a	Debt-to-income ratio:	12.88%
Length of employment:	n/a	Location:	laughlin, NV

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,449.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 594290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594290	$6,000	$6,000	11.49%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594290. Member loan 594290 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Aon Risk Solutions	Debt-to-income ratio:	2.26%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Aon Risk Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/07/10 > Debt consolidation loan

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	28
Revolving Credit Balance:	$3,500.00	Public Records On File:	1
Revolving Line Utilization:	37.60%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 594305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594305	$11,000	$11,000	7.51%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594305. Member loan 594305 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,958 / month
Current employer:	Sherwin Williams	Debt-to-income ratio:	9.42%
Length of employment:	6 years	Location:	Georgetown, TX

Home town:
Current & past employers:	Sherwin Williams
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 10/07/10 > We are outgrowing a 1600 sq ft house and want to add on a guest room/office this winter.

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 594434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594434	$3,000	$3,000	15.58%	1.00%	October 12, 2010	October 21, 2013	October 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594434. Member loan 594434 was requested on October 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	n/a	Debt-to-income ratio:	10.38%
Length of employment:	n/a	Location:	aurora, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,202.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 594730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
594730	$4,000	$4,000	13.61%	1.00%	October 12, 2010	October 22, 2013	October 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 594730. Member loan 594730 was requested on October 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Atlantic Aviation	Debt-to-income ratio:	11.01%
Length of employment:	8 years	Location:	Snowmsss Village, CO

Home town:
Current & past employers:	Atlantic Aviation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,761.00	Public Records On File:	0
Revolving Line Utilization:	56.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello- Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each (NOT the minimums). Please list your current monthly budgeted expenses. Lastly, do you have an 8 month emergency plan of liquid savings available in the event of the something unforeseen? What other savings if any do you have? Thanks in advance for your response.	My present Credit Card Debt is $22,492.96 spread out over 6 credit cards with the monthly payments that I make totaling $1,450. I also have approximately $1,800 in Hospital and doctor bills as well, bringing my total debt to $24,292.96. Here is a breakdown of the debt. Chase Visa: $10,325.65 Balance - 14.29% Rate - $500 Monthly Payment Chase Visa: $ 1,860.42 Balance - 27.24% Rate - $250 Monthly Payment Chase MC: $ 5,291.01 Balance - 14.29% Rate - $250 Monthly Payment Barclay Visa: $ 3,292.28 Balance - 26.99% Rate - $250 Monthly Payment HSBC Visa: $ 986.21 Balance - 19.90% Rate - $100 Monthly Payment Capital One: $ 737.38 Balance - 15.80% Rate - $100 Monthly Payment Total $22.492.96 - $1,450 Monthly Payments My Cost of Living Expenses are as follows: Housing & Utilities: $2,250 Food: $1,000 Automotive: $ 325 Personal: $ 500 Total: $4,075 My goal is to consolidate all the debt into one account and pay it off over the term of the loan. Up to this summer I only had about $2,500 in credit debt, and was able to live well within my means. I was hospitalized for a week this summer and was unable to work for about a month. I am back working and am presently negotiating new salaried (with contract) position with the company that I work for that would increase my present income by 80%. I have a very solid job and work for a healthy corporation. I have about $7,500 in liquid savings, and approximately $125,000 in non-liquid assets. As far as an 8 month emergency plan, I would invest excess income into a liquid reserve account to get to that 8 month goal. I know for myself that the best way to pay off a large debt is to consolidate it and pay it off in one fixed monthly payment. Thanks
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	My present Credit Card Debt is $22,492.96 spread out over 6 credit cards with the monthly payments that I make totaling $1,450. I also have approximately $1,800 in Hospital and doctor bills as well, bringing my total debt to $24,292.96. Here is a breakdown of the debt. Chase Visa: $10,325.65 Balance - 14.29% Rate - $500 Monthly Payment Chase Visa: $ 1,860.42 Balance - 27.24% Rate - $250 Monthly Payment Chase MC: $ 5,291.01 Balance - 14.29% Rate - $250 Monthly Payment Barclay Visa: $ 3,292.28 Balance - 26.99% Rate - $250 Monthly Payment HSBC Visa: $ 986.21 Balance - 19.90% Rate - $100 Monthly Payment Capital One: $ 737.38 Balance - 15.80% Rate - $100 Monthly Payment Total $22.492.96 - $1,450 Monthly Payments My goal is to consolidate all the debt into one account and pay it off over the term of the loan. Up to this summer I only had about $2,500 in credit debt, and was able to live well within my means. I was hospitalized for a week this summer and was unable to work for about a month. I am back working and am presently negotiating new salaried upper management (with contract) position with the company that I work for that would increase my present income by 80%. I have a very solid job and work for a healthy corporation. I know for myself that the best way to pay off and debt is to consolidate it and pay it off in one fixed monthly payment.

Prospectus Supplement (Sales Report) No. 11 dated October 12, 2010